As filed with the Securities and Exchange Commission on March 31, 2016
1940 Act File No. 811-23140

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549
FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 1	[X]

FEG Directional Access TEI Fund LLC
 (Exact Name of Registrant as Specified in Charter)

201 E. Fifth Street, Suite 1600
Cincinnati, OH  45202
 (Address of Principal Executive Offices)

1-888-268-0333
(Registrant’s Telephone Number)

Ryan Wheeler
201 E. Fifth Street, Suite 1600
Cincinnati, OH  45202
 (Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.
Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103-6996
215-988-2700

FEG DIRECTIONAL ACCESS TEI FUND LLC

Dated March 31, 2016

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

LIMITED LIABILITY COMPANY UNITS

FEG Directional Access TEI Fund LLC (the “Fund”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund is designed for investment primarily by U.S. tax-exempt and tax-deferred investors. The Fund’s investment objective will be to provide access to Portfolio Fund Managers and to meet or exceed the return of the broad equity markets over a full market cycle with less volatility than the equity markets as measured by the MSCI World Index. The Fund intends to achieve this objective by investing all or substantially all of its assets in FEG Directional Access TEI Fund LDC (the “Offshore Fund”), a Cayman Islands exempted limited duration company with the same investment objective as the Fund. The Offshore Fund in turn invests all or substantially all of its assets in FEG Directional Access Fund LLC (“FEG Directional Access Fund”), a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company. FEG Directional Access Fund has the same investment objective as the Fund. The Offshore Fund serves solely as an intermediate entity through which the Fund invests in FEG Directional Access Fund. The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the Fund’s investable assets.

FEG Directional Access Fund seeks to achieve its objectives by allocating assets primarily among Portfolio Fund Managers acting through pooled investment vehicles and/or managed accounts. The FEG Directional Access Fund was formed to capitalize on the experience of the Investment Manager’s principals with evaluating and recommending to clients, non-traditional investment funds (i.e., hedge funds) by creating a fund-of-funds product which offers professional Portfolio Fund Manager due diligence, selection and monitoring, consolidated reporting, risk monitoring and access to Portfolio Fund Managers for a smaller minimum investment than would be required for direct investments. The Fund cannot guarantee that its investment objectives will be achieved or that FEG Directional Access Fund’s portfolio designs and risk monitoring strategies will be successful. Investing in the Fund involves a high degree of risk. See “RISK FACTORS: General,” “RISK FACTORS: Market Risk” and “RISK FACTORS: Strategy Risk” beginning on page 20.

This Confidential Private Placement Memorandum (the “Memorandum”) applies to the offering of units of limited liability company interest (“Units”) of the Fund. The Units will generally be offered as of the first day of each calendar month. No person who is admitted as a member of the Fund (a “Member”) will have the right to require the Fund to redeem its Units. This Memorandum is not an offer to sell the Units and is not soliciting an offer to buy the Units in any state or jurisdiction where such offer or sale is not permitted.

•	Units of the Fund will not be listed on any securities exchange and it is not anticipated that a secondary market for the Units will develop.

•	As a result, an investment in the Fund may not be suitable for investors who may need the money they invest within a specified timeframe.

If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Operating Agreement of the Fund (the “Operating Agreement”). A copy of the Operating Agreement is attached as Appendix A to this Memorandum.

Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “INVESTOR QUALIFICATIONS” below on page 48.

The Units will not be listed on any securities exchange and it is not anticipated that a secondary market for the Units will develop. The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement. Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for units in or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Units. The Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (“SAI”), dated March 31, 2016, has been filed with the Securities and Exchange Commission (“SEC”). You can request a copy of the SAI without charge by writing to the Fund, FEG Directional Access TEI Fund LLC, 201 E. Fifth Street, Suite 1600, Cincinnati, OH, 45202, or by calling the Fund at 1-888-268-0333. The SAI is incorporated by reference into this Memorandum in its entirety. The table of contents of the SAI appears on page 56 of this Memorandum. You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

ii

FEG Directional Access TEI Fund LLC

TABLE OF CONTENTS

SUMMARY OF FUND EXPENSES	1
SUMMARY OF PRINCIPAL TERMS	3
USE OF PROCEEDS	12
INVESTMENT OBJECTIVES AND STRATEGY	12
MANAGEMENT OF THE FUND AND FEG DIRECTIONAL ACCESS FUND	15
The Board of Directors	15
The Investment Manager and Sub-Adviser	16
INVESTMENT MANAGEMENT FEE	18
THE ADMINISTRATOR	18
THE CUSTODIAN	19
FUND AND FEG DIRECTIONAL ACCESS FUND EXPENSES	19
RISK FACTORS	20
CONFLICTS OF INTEREST	38
BROKERAGE ARRANGEMENTS	40
OUTSTANDING SECURITIES	41
CAPITAL ACCOUNTS AND ALLOCATIONS	41
FEDERAL INCOME TAX CONSIDERATIONS	42
ERISA CONSIDERATIONS	46
ACCESS TO INFORMATION	47
PURCHASING UNITS	47
INVESTOR QUALIFICATIONS	48
REPURCHASES OF UNITS	48
TRANSFER OF UNITS	50
CALCULATION OF NET ASSET VALUE; VALUATION	51
MISCELLANEOUS	54
TABLE OF CONTENTS OF SAI	56
APPENDIX A: LIMITED LIABILITY COMPANY OPERATING AGREEMENT	A-1
iii

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Members can expect to bear directly or indirectly. Members will indirectly bear fees and expenses through the Fund’s investment in the Offshore Fund and FEG Directional Access Fund, which are reflected in the following chart and in the example below.

MEMBER TRANSACTION EXPENSES
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (1)	2.00%
ANNUAL EXPENSES (as a percentage of net assets)
Investment Management Fee (2)	0.85%
Interest Payments on Borrowed Funds (3)	0.03%
Other Expenses (including the Fund’s initial offering expenses) (4)	1.48%
Acquired Fund (Portfolio Fund) Fees and Expenses (5)	2.61%
Total Annual Expenses (including the Fund’s initial offering expenses)	4.97%

(1)	In the event that a Member requests a repurchase of a capital account amount that had been contributed to the Fund within 18 months of the date of the most recent repurchase offer, the Fund’s board of directors (the “Board of Directors” or the “Board”) may require payment of a repurchase fee payable to the Fund in an amount equal to 2.00% of the repurchase price, which fee is intended to compensate the Fund for expenses related to such repurchase. Contributions shall be treated on a “first-in, first-out basis.” Otherwise, the Fund does not intend to impose any charges on the repurchase of Units. See “REPURCHASES OF UNITS” on page 48.

(2)	The Investment Management Fee (as defined below) is payable monthly by FEG Directional Access Fund, but will be borne indirectly by Members as a result of the Fund’s investment in FEG Directional Access Fund (through the Offshore Fund). The Investment Management Fee is equal to 0.85% on an annualized basis of FEG Directional Access Fund’s net assets as of each month-end. FEG Directional Access Fund’s net assets are equal to the total value of all its assets less an amount equal to all accrued debts, liabilities and obligations. FEG Directional Access Fund’s Investment Manager (as defined below) will pay FEG Directional Access Fund’s Sub-Adviser (as defined below) a monthly fee equal to 10% of any Investment Management Fee received by the Investment Manager from FEG Directional Access Fund pursuant to the Investment Management Agreement (as defined below) as of the end of each calendar month. See “INVESTMENT MANAGEMENT FEE” on page 18 for additional information.

(3)	Interest Payments on Borrowed Funds are estimated for first fiscal year of the Fund’s operations. The interest amount disclosed above is based on an average borrowing of $728,286 outstanding throughout the fiscal year.

(4)	Expenses are estimated for the first fiscal year of the Fund’s operations. The Fund will bear all of its own and the Offshore Fund’s operating expenses, and, through its investment in FEG Directional Access Fund (via the Offshore Fund), a pro rata portion of the operating expenses of FEG Directional Access Fund.

(5)	Members indirectly bear a portion of the asset-based fees, incentive allocations and other expenses incurred by FEG Directional Access Fund as an investor in the Portfolio Funds (as defined below). The Portfolio Fund Managers (as defined below) will generally receive management fees, typically ranging between 1% and 3% per annum of FEG Directional Access Fund’s assets under their management, as well as quarterly or annual incentive allocations typically ranging between 10% and 30% of any profits earned during the applicable calculation period. These incentive allocations are generally calculated on a “high water mark” basis, with incentive allocations only being payable on cumulative profits in excess of the previous quarter-end or year-end high. The Investment Manager and Sub-Adviser do not participate in any of the fees or allocations paid to Portfolio Fund Managers. The acquired fund fees and expenses shown are an estimate of such amounts for the first year of the Fund’s operations.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund and FEG Directional Access Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator (as defined below), escrow agent and custodian. For a more complete description of the various fees and expenses of the Fund and FEG Directional Access Fund, see “INVESTMENT MANAGEMENT FEE,” “THE ADMINISTRATOR,” “FUND EXPENSES,” “PURCHASING UNITS,” and “REPURCHASES OF UNITS.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units.

EXAMPLE

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$50	$149	$249	$498

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

SUMMARY OF PRINCIPAL TERMS

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the SAI, and the Fund’s Operating Agreement.

The Fund
The Fund
The Fund is a Delaware limited liability company that is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Fund will invest all or substantially all of its assets in ownership interests in the Offshore Fund, a Cayman Islands exempted limited duration company with the same investment objective as the Fund. The Offshore Fund will in turn invest all or substantially all of its assets in ownership Units of interest in FEG Directional Access Fund (“FEG Directional Access Fund Units”). FEG Directional Access Fund is a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company. The address of the Fund is c/o FEG Investors, LLC, 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202; and its telephone number is 1-888-268-0333.

The Offshore Fund is interposed between the Fund and FEG Directional Access Fund and serves as an intermediate entity so that any income generated by FEG Directional Access Fund generally will not ultimately be recognized by Members as unrelated business taxable income (“UBTI”). The Offshore Fund will be treated as a corporation under the laws of the United States. Any income received by the Offshore Fund will be distributed to the Fund as dividend income. UBTI should therefore generally not flow through the Offshore Fund to the Members of the Fund. As a result, income earned by a Member from its investment in the Fund generally should not constitute UBTI provided that the Member does not itself incur indebtedness to finance its investment in the Fund. See “FEDERAL INCOME TAX CONSIDERATIONS.”

The Fund’s Investment Objective
The Fund’s investment objective will be to meet or exceed the performance of the broad equity markets over a full market cycle with less volatility than the equity markets as measured by the MSCI World Index, although there can be no assurance that the Fund will achieve this objective. For purposes of the investment objective, a “full market cycle” includes both economic expansion and contraction and typically ranges between four and seven years. The Fund intends to achieve its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn will invest all or substantially all of its assets in FEG Directional Access Fund. FEG Directional Access Fund and the Offshore Fund have the same investment objective as the Fund. The Offshore Fund will serve solely as an intermediate entity through which the Fund will invest in FEG Directional Access Fund. The Offshore Fund will make no independent investment decisions and will have no investment or other discretion over the Fund’s investable assets.

FEG Investors, LLC, FEG Directional Access Fund’s Investment Manager (as defined below), will manage FEG Directional Access Fund’s trading and investing activities by allocating its capital among a number of independent investment advisers (“Portfolio Fund Managers”) acting through pooled investment vehicles and/or managed accounts (collectively, “Portfolio Funds”). FEG Directional Access Fund was formed to capitalize on the experience of the Investment Manager’s principals with evaluating and recommending to clients, non-traditional investment funds (i.e., hedge funds) by creating a fund-of-funds product which offers professional Portfolio Fund Manager due diligence, selection and monitoring, consolidated reporting, risk monitoring and access to Portfolio Fund Managers for a smaller minimum investment than would be required for direct investment.

The Portfolio Funds that the Investment Manager (as defined below) selects for FEG Directional Access Fund are managed by independent Portfolio Fund Managers. All of the Portfolio Funds will be bona fide third-party funds in which the Fund will be one of several investors. The Fund will be a minority holder in the Portfolio Funds (typically owning less than 5% of each Portfolio Fund).

The Investment Manager primarily invests FEG Directional Access Fund’s assets in Portfolio Managers who employ a hedged directional strategy, although there is no material limitation on the nature of the strategies which the Portfolio Fund Managers may employ. Hedged directional investment strategies generally involve taking both long and short positions in equity securities deemed to be under or overvalued. Although the combination of long and short investing can provide an element of protection against (but not eliminate) directional market exposure, hedged directional Portfolio Fund Managers generally do not attempt to neutralize the amount of their long and short positions (i.e., they will be net long or net short). If the Investment Manager determines that FEG Directional Access Fund has an overly long directional bias, it may allocate FEG Directional Access Fund’s assets to a pure short-selling Portfolio Fund Manager, although it does not currently intend to do so actively or regularly.

A hedged directional manager is expected to produce equity-like returns, although there is no strict mandate to invest only in equities. Besides equities, Portfolio Funds may invest in commodities, credit instruments, options and other derivatives. Portfolio Funds will also invest with varying degrees of market exposure from market neutral, which takes offsetting “long” and “short” positions to neutralize the impact of market movements, to more directional approaches that may even try to amplify the expected movements of markets. FEG Directional Access Fund’s assets will be invested across market capitalizations, industries, sectors, and geographies, including international and emerging markets. Portfolio Fund Managers, however, may specialize in specific market capitalizations, industries, sectors and/or geographic regions.

Some of the Portfolio Funds in which FEG Directional Access Fund invests may hold a portion of their investments, in particular investments that are illiquid, in so-called “side pockets.” Side pockets are sub-funds or other special allocations within a Portfolio Fund that create a structure to invest in illiquid or hard to value securities or other investments and are valued independently from the general portfolio with distinct allocation, distribution and redemption terms and are generally held only by those investors existing at the time of investment or at the time the side pocket is created. There is no limit to the amount that FEG Directional Access Fund may invest in Portfolio Funds with side pockets nor on the aggregate size of side pockets.

The investment in the Portfolio Funds will be made at the discretion of FEG Directional Access Fund’s Investment Manager (as defined below). The Portfolio Fund Managers are not providing a particular directed course of investment for the assets invested in them by FEG Directional Access Fund; rather, FEG Directional Access Fund is an investor entitled to a proportionate claim to the assets of each Portfolio Fund in which it (and in which the Fund, through its investment in the Offshore Fund) invests. FEG Directional Access Fund will act as an investor in the Portfolio Funds, and as such, will not enter into investment advisory contracts with Portfolio Fund Managers.

Risk Factors
The Fund is subject to substantial risks — including market risks, strategy risks and fund structure risks. Portfolio Funds generally will not be registered as investment companies under the Investment Company Act and, therefore, the Fund and FEG Directional Access Fund will not be entitled to the various protections afforded by the Investment Company Act with respect to its investments in Investment Funds. The Fund will be subject to the risks associated with investments made by Portfolio Fund Managers, which may include those attributable to equity securities, fixed income securities, distressed securities, high-yield securities, convertible securities, options, forward contracts, futures contracts, non-U.S. securities, investments in volatile markets, emerging markets, derivatives, short selling, use of leverage, use of credit facilities, and counterparty and settlement risk. The Fund will also be subject to the risks associated with the investment strategies employed by the Portfolio Fund Managers, which may include relative value strategies, credit strategies, convertible-securities strategies, event strategies, concentrated investing, long-term strategies, illiquid investments, litigation and enforcement risks, and portfolio turnover. While the Investment Manager will attempt to moderate any risks of securities activities of the Portfolio Fund Managers, there can be no assurance that the Fund’s or FEG Directional Access Fund’s investment activities will be successful or that the Members will not suffer losses. The Investment Manager will not have any control over the Portfolio Fund Managers, thus there can be no assurances that a Portfolio Fund Manager will manage its Portfolio Fund in a manner consistent with the Fund’s investment objective. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Investment Manager, its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. Prospective investors should review carefully the “RISK FACTORS” section of this Prospectus. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested. Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Manager, its principals, the Fund or the Portfolio Fund Managers are not indicative of future results. A discussion of the risks associated with an investment in the Fund can be found under “RISK FACTORS” on page 20.

Board of Directors
The Board of Directors of the Fund (the “Board of Directors” or the “Board”) has overall responsibility for the management and supervision of the Fund’s operations. FEG Directional Access Fund’s Board of Directors (the “FEG Directional Access Fund Board”), which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of FEG Directional Access Fund on behalf of FEG Directional Access Fund’s members. The Offshore Fund will have two members: the Fund (which serves as its managing member) and the Investment Manager (as defined below) (which holds only a nominal non-voting interest). The managing member of the Offshore Fund will delegate the day-to-day management, as well as general oversight responsibilities of the Offshore Fund, to the Board of the Fund. Therefore, the Board of the Fund effectively makes all decisions on behalf of the Offshore Fund. A majority of the Directors of each of the Board and the FEG Directional Access Fund Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Directors”). To the extent permitted by applicable law, the Board and the FEG Directional Access Fund Board may each delegate any of its respective rights, powers and authority to, among others, the officers of the Fund or FEG Directional Access Fund, as applicable, any committee of such board, or, in the case of FEG Directional Access Fund, the Investment Manager (as defined below). For further information, please see “MANAGEMENT OF THE FUND AND FEG DIRECTIONAL ACCESS FUND: The Board of Directors” on page 15.

The Investment Manager
Under the supervision of the FEG Directional Access Fund Board and pursuant to an investment management agreement (the “Investment Management Agreement”), FEG Investors, LLC, a Delaware limited liability company and an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as FEG Directional Access Fund’s investment manager (“Investment Manager”). The Investment Manager’s principal business address is 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202. Its telephone number is 1-888-268-0333. As of December 31, 2015, the Investment Manager had approximately $505 million of assets under management.

The Investment Manager’s members are Fund Evaluation Group, LLC (“FEG”), InterOcean Capital, LLC (“InterOcean”), Mr. Gregory M. Dowling and Mr. J. Alan Lenahan. Messrs. Dowling and Lenahan are directors of Investment Strategies with FEG.

Sub-Adviser
Pursuant to a sub-advisory agreement with the Investment Manager and FEG Directional Access Fund (the “Sub-Advisory Agreement”), InterOcean Capital, LLC (“InterOcean”), an investment adviser registered under the Advisers Act, will serve as FEG Directional Access Fund’s Sub-Adviser (in such capacity, the “Sub-Adviser”). The Sub-Adviser’s principal business address is 980 North Michigan Ave., Suite 1780, Chicago, IL 60611. Its telephone number is 312-648-1720. The Sub-Adviser’s control persons are Jeffrey S. Camp, Rege S. Eisaman, Mark E. Carr and Barbara J. Kelly. The Sub-Adviser participates by appointing a member of the Investment Manager’s investment policy committee (the “Investment Policy Committee”), thereby assisting in providing for oversight of FEG Directional Access Fund’s investments, making Portfolio Fund Manager selection and termination recommendations and approving significant and strategic asset allocation changes.

Operating Agreement	Members in the Fund (“Members”) and their counsel are urged to carefully read the Operating Agreement, which is attached hereto and forms an integral part of this Memorandum.
Limited Liability	Investors invest with limited liability. A Member will not be liable to the Fund for any amount in excess of such Member’s capital contributions and profits, if any.

The Initial Closing	The initial offering of Units (the “Initial Closing”) is expected to occur on or about April 1, 2016 (or such later date as the Investment Manager may determine.
Units of Investment
Purchasing Units
Members may be admitted when permitted by the Board of Directors. Generally, Members will only be admitted as of the beginning of a calendar month but may be admitted at any other time in the discretion of the Board of Directors.

The minimum initial investment is $50,000 and additional contributions from existing Members may be made in a minimum amount of $25,000, although the Board of Directors may waive such minimums in circumstances determined to be in the best interests of the Fund.

The initial value of each Member’s capital account is the amount invested by such Member. A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. The Fund reserves the right to reject, in its sole discretion, any request to purchase Units of the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Additional information regarding the subscription process is set forth under “PURCHASING UNITS” below at page 47.

Eligibility Requirements
Each investor in the Fund must be an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. The requirements for so qualifying are set forth in the Subscription Agreement and Power of Attorney, and are discussed in the “INVESTOR QUALIFICATIONS” section of this Memorandum at page 48. In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes, and that are exempt from U.S. federal income taxation (including tax-deferred accounts that are not subject to U.S. federal income taxation). Such persons are referred to in this Memorandum as tax-exempt or tax-deferred investors.

The foregoing requirements are regulatory minimums only. Each investor must have sufficient knowledge and experience in financial matters to evaluate the risks and merits of an investment in the Fund. Certain of the strategies applied by the Portfolio Fund Managers are leveraged, complex and involve substantial risks.

Only investors capable of understanding and bearing such risks should consider investing in Units.

Subscription Procedures
A properly completed Subscription Agreement and Power of Attorney must be returned to the Fund at least 15 days before the beginning of the calendar month in order for the subscriber to be admitted as a Member of the Fund on the first day of that calendar month. Wire transfers (or good funds) must be received by the Fund’s bank by the 10th business day preceding the beginning of such calendar month. The Board of Directors may waive such deadlines in its sole discretion.

Taxes
The Fund will receive and FEG Directional Access Fund has received an opinion of counsel that, for federal income tax purposes, it will be classified as a partnership and not as a corporation, and, based on a “facts and circumstances” analysis, will not be treated as a publicly traded partnership taxable as a corporation. As partnerships, the Fund and FEG Directional Access Fund will not be subject to U.S. federal income tax. The Offshore Fund will be treated as a foreign corporation for U.S. federal income tax purposes, and will be subject to U.S. federal income tax and branch profits tax with respect to any income effectively connected to a U.S. trade or business as well as a 30% withholding tax on dividends and certain other passive income from U.S. sources.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “FEDERAL INCOME TAX CONSIDERATIONS,” below at page 42.

Investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase, ownership and disposal of Units of the Fund and/or the filing requirements, if any, associated with the purchase, ownership and disposal of Units of the Fund.

Financial Terms
Organizational Expenses	FEG Investors, LLC will pay the fees and expenses incurred in connection with the organization of the Fund and the Offshore Fund and the Initial Closing.
Management Fee
Through its investment in FEG Directional Access Fund (via the Offshore Fund), the Fund will bear a proportionate share of the Investment Management Fee (as defined below) paid by FEG Directional Access Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to FEG Directional Access Fund. The Investment Manager receives from FEG Directional Access Fund a monthly management fee (“Investment Management Fee”) equal to 1/12th of 0.85% of FEG Directional Access Fund’s month-end net asset value, prior to reduction for the Investment Management Fee then being calculated (a 0.85% annual rate). The Investment Management Fee is paid monthly in arrears. The Investment Manager will pay the Sub-Adviser a monthly fee equal to 10% of any Investment Management Fee received by the Investment Manager from FEG Directional Access Fund pursuant to the Investment Management Agreement as of the end of each calendar month.

Effective May 11, 2015, the Sub-Adviser agreed to waive any unpaid past and future compensation that did or would exceed 10% of the adjusted income of the Investment Manager attributable to the services that the Investment Manager renders to FEG Directional Access Fund.

The Fund’s Expenses
The Fund, and therefore the Fund’s investors, will bear all of its own and the Offshore Fund’s operating expenses (including, without limitation, its offering expenses), and, through its investment in FEG Directional Access Fund (via the Offshore Fund), a pro rata portion of the operating expenses of FEG Directional Access Fund, including, but not limited to, the Management Fee payable to the Investment Manager; all expenses that the FEG Directional Access Fund Board reasonably determines to be incurred in connection with FEG Directional Access Fund’s investment activities including, but not limited to, due diligence costs, Portfolio Fund Manager background checks, systems and travel costs (or a portion thereof) incurred by the Investment Manager (or its members) in connection with FEG Directional Access Fund’s investment activities; any taxes to which FEG Directional Access Fund is subject; the Portfolio Fund fees and expenses described below; regulatory fees; and interest charges.

In addition, except as described below, the Fund will bear all of its own ordinary operating and administrative expenses, which include, but are not limited to, administration fees paid to UMB Fund Services, Inc. (the “Administrator”); amounts due to persons not affiliated with the Investment Manager or Sub-Adviser for providing operating and administrative services, custody, legal, accounting, audit and tax services to the Fund or to the Investment Manager or Sub-Adviser with respect to the activities of the Fund; registration and filing fees; licensing fees, insurance expenses, costs of preparing, printing and mailing reports and other documents, including proxy materials, and the cost of the ongoing offering of the Units. The Fund will bear all of its extraordinary expenses, if any.

Expenses incurred in connection with the Fund’s status as a registered investment company, such as travel-related expenses and fees of members of the Board of Directors who are not affiliated with the Investment Manager, and reporting and filing costs will be borne by the Fund. For a further description of the Fund’s expenses, please see “FUND AND FEG DIRECTIONAL ACCESS FUND EXPENSES,” below at page 19.

Portfolio Fund Fees and Expenses
The Portfolio Fund Managers will generally receive management fees, typically ranging between 1% and 3% per annum of FEG Directional Access Fund’s assets under their management, as well as quarterly or annual incentive allocations typically ranging between 10% and 30% of any profits earned during the applicable calculation period. These incentive allocations are generally calculated on a “high water mark” basis, with incentive allocations only being payable on cumulative profits in excess of the previous quarter-end or year-end high. The Investment Manager does not participate in any of the fees or allocations paid to Portfolio Fund Managers.

Through its investment in FEG Directional Access Fund (via the Offshore Fund), the Fund will bear its allocable portion of Portfolio Fund operating and administrative expenses.
Liquidity
Fund Repurchases of Units
No Member will have the right to require the Fund to redeem its Units. Rather, the Board of Directors may, from time to time cause the Fund to offer to repurchase Units from Members. However, because all or substantially all of the Fund’s assets will be invested in FEG Directional Access Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of its FEG Directional Access Fund Units (via the Offshore Fund) in order to satisfy repurchase requests. Because FEG Directional Access Fund Units may not be transferred, the Fund may withdraw a portion of its FEG Directional Access Fund Units (via the Offshore Fund) only pursuant to repurchase offers by FEG Directional Access Fund. Therefore, the Fund does not expect to conduct a repurchase offer for Units unless FEG Directional Access Fund contemporaneously conducts a repurchase offer for FEG Directional Access Fund Units.

The Investment Manager anticipates recommending to the FEG Directional Access Fund Board that, under normal market circumstances, FEG Directional Access Fund offer to repurchase Units from Members twice a year, effective as of June 30th and December 31st of each year. The repurchase amount will be determined by the FEG Directional Access Fund Board in its complete and absolute discretion, but is expected to be no more than approximately 25% of FEG Directional Access Fund’s outstanding Units. It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by FEG Directional Access Fund. For a further discussion, please see “REPURCHASES OF UNITS,” below at page 48.

Mandatory Redemptions	The Board of Directors may cause the Fund to redeem the Units of a Member in accordance with the Operating Agreement, the Investment Company Act and the rules thereunder.
Transferability
Members may not assign or otherwise transfer Units (except by operation of law) without the prior written consent of the Board of Directors and as provided in the Operating Agreement. Any attempt to sell or transfer Units without such prior approval is void.

Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “TRANSFER OF UNITS,” below at page 50.

Distributions	The Board of Directors does not anticipate making distributions. The Operating Agreement does, however, authorize the Board of Directors to make discretionary distributions in cash or in kind.
Administration; Reporting
Administrator	UMB Fund Services, Inc.

Tax Year End	December 31.

Fiscal Year End	March 31.

Reporting
Members will receive individualized monthly unaudited statements with an estimated ending capital balance, quarterly performance commentary and audited annual financial statements.

Ernst & Young LLP will serve as the Fund’s independent registered public accounting firm.

Risks
Speculative, Leveraged Strategies
The investment program of the Fund attempts to reduce risk through diversification of FEG Directional Access Fund’s Portfolio Fund Managers and Portfolio Funds. Nevertheless, prospective investors should recognize that many (if not all) Portfolio Funds selected by the Investment Manager implement speculative investment strategies that involve substantial risk of loss.

Prospective investors must meet the suitability requirements of the Fund, and the Units are suitable only for investors who fully understand and are willing and financially able to bear the risks associated with an investment in the Fund. Some or all alternative investment programs may not be suitable for certain investors. No assurance can be given that the investment objectives of the Fund or the Portfolio Funds in which FEG Directional Access Fund invests will be achieved.

The Fund is a speculative and illiquid investment that involves a high degree of risk. Investors must be prepared to lose all or substantially all of their investment in the Fund. The Fund’s performance may be volatile. The Fund’s portfolio (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will likely consist of a limited number of Portfolio Funds resulting in potentially greater volatility and greater exposure to losses of any one Portfolio Fund than would be the case in a more broadly diversified fund of funds. Many Portfolio Funds use leveraged (and in certain cases highly leveraged) investment strategies. The use of leverage magnifies rates of return (both positive and negative). The Investment Manager has management authority over FEG Directional Access Fund and is dependent upon the services of the Investment Manager’s principals. There will be no secondary market for the Units and none is expected to develop. Units may not be transferred without the prior written consent of the Board of Directors, which the Board of Directors may withhold in its absolute discretion. The Fund is subject to fees and expenses, which reduce any trading profits. The Portfolio Fund Managers’ receipt of performance-based fees may create an incentive for the Portfolio Fund Managers to make investments that are riskier or more speculative than would be the case in the absence of such performance-based fees. None of the Fund, FEG Directional Access Fund or any Portfolio Fund is subject to the same regulatory requirements as mutual funds.

Conflicts of Interest	The Fund, the Board of Directors, the Investment Manager and Sub-Adviser are subject to actual and potential conflicts of interest. See “CONFLICTS OF INTEREST,” below at page 38.

USE OF PROCEEDS

The proceeds from the sale of Units, not including the amount of the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in FEG Directional Access Fund Units (through the Offshore Fund) as soon as practicable after receipt of such proceeds by the Fund.  Because the Fund will invest substantially all of its assets in FEG Directional Access Fund LLC, the Fund therefore expects the assets to be promptly invested.  The Fund expects that such proceeds will be invested by FEG Directional Access Fund in accordance with the Fund’s, the Offshore Fund’s and FEG Directional Access Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds by FEG Directional Access Fund, consistent with market conditions and the availability of suitable investments.  Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering.  Delays in investing FEG Directional Access Fund’s assets may occur (i) because of the time typically required to complete Portfolio Fund transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Investment Manager may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by FEG Directional Access Fund.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s and FEG Directional Access Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds.  In addition, subject to applicable law, each of the Fund, the Offshore Fund or FEG Directional Access Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity.  The Fund may be prevented from achieving its objective during any period in which FEG Directional Access Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVES AND STRATEGY

The Fund’s Investment Objectives

The Fund’s investment objective is to meet or exceed the performance of the broad equity markets over a full market cycle with less volatility than the equity markets as measured by the MSCI World Index, although there can be no assurance that the Fund will achieve this objective. For purposes of the investment objective, a “full market cycle” includes both economic expansion and contraction and typically ranges between four and seven years. The Fund was formed to capitalize on the experience of the Investment Manager’s principals with evaluating and recommending to clients, and designing portfolios of non-traditional investment funds (i.e., hedge funds) by creating a fund-of-funds product which offers professional Portfolio Fund Manager due diligence, selection and monitoring, consolidated reporting, risk monitoring and access to Portfolio Fund Managers for a smaller minimum investment than would be required for direct investment.  The Fund’s investment objective is not fundamental and may be changed by the Fund’s Board of Directors without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  The Fund’s Board of Directors will provide investors with at least 60 days’ notice prior to changing the Fund’s investment objective.

Investment Strategy Description

The Investment Manager’s investment policy committee (the “Investment Policy Committee”) allocates FEG Directional Access Fund’s assets among a number of Portfolio Fund Managers, through investing FEG Directional Access Fund assets in Portfolio Funds, and primarily invests with Portfolio Fund Managers who employ a hedged directional strategy, although there is no material limitation on the nature of the strategies which the Portfolio Fund Managers may employ.

The identity and number of Portfolio Fund Managers in the FEG Directional Access Fund’s portfolio and FEG Directional Access Fund’s allocation of capital among them will change over time. The Investment Manager may withdraw from or invest in different Portfolio Funds and terminate or enter into investment advisory agreements with new Portfolio Fund Managers without prior notice to or the consent of the Members. The Investment Manager reserves the right to alter or modify some or all of FEG Directional Access Fund’s investment strategies in light of available investment opportunities and to take advantage of changing market conditions if the Investment Manager determines that such alterations or modifications are consistent with the investment objective of the Fund and FEG Directional Access Fund, subject to what the Investment Manager considers an acceptable level of risk.

Hedged directional investment strategies generally involve taking both long and short positions in equity securities deemed to be under or overvalued. Although the combination of long and short investing can provide an element of protection against (but not eliminate) directional market exposure, hedged directional Portfolio Fund Managers generally do not attempt to neutralize the amount of their long and short positions (i.e., they will be net long or net short). If the Investment Manager determines that FEG Directional Access Fund has an overly long directional bias, it may allocate FEG Directional Access Fund’s assets to a pure short-selling Portfolio Fund Manager, although it does not currently intend to do so actively or regularly.

A hedged directional manager is expected to produce equity-like returns, although there is no strict mandate to invest only in equities. Besides equities, Portfolio Funds may invest in commodities, credit instruments, options and other derivatives. Portfolio Funds will also invest with varying degrees of market exposure from market neutral, which takes offsetting “long” and “short” positions to neutralize the impact of market movements, to more directional approaches that may even try to amplify the expected movements of markets. FEG Directional Access Fund’s assets will be invested across market capitalizations, industries, sectors, and geographies, including international and emerging markets. Portfolio Fund Managers, however, may specialize in specific market capitalizations, industries, sectors and/or geographic regions.

The Fund’s pursuit of a hedged directional strategy will involve Portfolio Fund Managers’ investments in a number of strategies and investment types, which may include relative value strategies, credit strategies, convertible-securities strategies, event strategies, concentrated investing, long-term strategies and illiquid investments.  In addition to the risks inherent in these security types, the Fund’s investments in Portfolio Funds may be subject to litigation and enforcement risks, and portfolio turnover risk.

Due Diligence, Investment Process and Ongoing Monitoring

The Investment Manager’s Portfolio Fund Manager evaluation process attempts to identify superior Portfolio Fund Managers by evaluating each Portfolio Fund Manager based upon the following six attributes:

Conviction: Determining a Portfolio Fund Manager’s commitment to their investment philosophy and investors.

Consistency: Determining whether the Portfolio Fund Manager has applied a consistent investment philosophy in managing assets.

Pragmatism: Identifying that a Portfolio Fund Manager understands its competitive advantages and has the ability to generate returns.

Investment Culture: Evaluating the Portfolio Fund Manager’s institutional culture to determine whether it has a stable group of experienced, motivated professionals.

Risk Controls: Evaluating the Portfolio Fund Manager’s risk management processes for both the investment portfolio and investment operations.

Active Return: Determining whether the Portfolio Fund Manager has historically produced attractive investment returns on a risk-adjusted basis.

Prior to allocating assets to a Portfolio Fund Manager, the Investment Manager conducts qualitative and quantitative diligence on potential Portfolio Fund Managers, which may include on-site visits (which generally include meetings with a Portfolio Fund Manager’s investment, operations and risk management professionals). The Investment Manager reviews and evaluates a Portfolio Fund Manager’s investment strategies and investment process, performance record, stability of organizational structure and team of investment professionals (including firm history and ownership, employee and client retention and turn-over) and fee structure.  The Investment Manager seeks to understand the Portfolio Fund Manager’s sourcing and evaluation of investments, including the relationship of investments to each other in the portfolio and exit strategies with respect to such investments. The Investment Manager also seeks to understand the Portfolio Fund Manager’s “back office” operations, including its operating, valuation and reporting policies and procedures. The Investment Manager evaluates the checks and balances within a Portfolio Fund Manager’s “back office” operations as well as the responsibilities and qualifications of key professionals monitoring these operations.  All initial Portfolio Fund Manager allocations are approved by the Investment Manager’s Investment Policy Committee.  Once the Investment Manager allocates assets to a Portfolio Fund Manager, the Investment Manager begins the ongoing monitoring process, which includes receiving and reviewing performance updates and maintaining an ongoing continuing dialogue with the Portfolio Fund Manager.

The Investment Manager expects to limit the Fund’s exposure (through the Fund’s investment in FEG Directional Access Fund (via the Offshore Fund)) to any one Portfolio Fund to no more than 20% of the net asset value of the portfolio at the time of allocation.  While this may be a considerably greater commitment to a single fund than most fund-of-funds would undertake, the Investment Manager believes that it is acceptable given the portfolio diversification it will initially require of Portfolio Funds, and the Investment Manager does not envision such a large commitment to any Portfolio Fund that did not possess such diversification.  However, the Investment Manager is not subject to any formal diversification policies in managing FEG Directional Access Fund’s assets.

The Investment Manager may terminate a Portfolio Fund Manager for a variety of reasons, which may include lack of performance, asset growth, style drift, decline of institutional controls and key personnel departures.   The Investment Manager may also terminate a Portfolio Fund Manager to allocate assets to another Portfolio Fund Manager the Investment Manager considers a more attractive investment opportunity for FEG Directional Access Fund.

All Portfolio Fund Manager terminations are approved by the Investment Manager’s Investment Policy Committee.

Leverage; Liquidity Facilities

The Portfolio Fund Managers will generally use leverage in their investment activities through trading stocks on margin, selling securities short, repurchase agreements, futures, swaps and other derivatives, bank borrowings, structured finance vehicles and other means. Generally, there is no limitation on the amount of leverage that may be utilized by the Portfolio Funds.

In addition, FEG Directional Access Fund has the authority to borrow money directly, although the Investment Manager does not anticipate any direct borrowings except for cash management purposes such as providing liquidity for investments and repurchases.  Effective October 1, 2013, FEG Directional Access Fund has entered into a credit facility administered by Fifth Third Bank, N.A.

Direct Trading; Cash Reserves

The Investment Manager may conduct certain direct (i.e., not through a Portfolio Fund Manager) trading activities for cash management, hedging or portfolio reallocation purposes.  The Investment Manager does not expect such direct trading to constitute a significant portion of the Fund’s (through its investment in FEG Directional Access Fund (via the Offshore Fund)) investment activity.

The Investment Manager may maintain such cash reserves as it may from time to time deem to be appropriate and may invest and manage such cash reserves in U.S. Treasury securities and similar short-term instruments or accounts.

Futures Transactions

Each of the Fund and FEG Directional Access Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.  In February 2012, the Commodity Futures Trading Commission (the “CFTC”) adopted certain regulatory changes that will subject the adviser of an investment company to registration as a Commodity Pool Operator (“CPO”) if the investment company is unable to comply with certain trading and marketing limitations.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a CPO.  First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments).  Alternatively, the aggregate net notional value of these positions, as determined at the time the most recent position was established, may not exceed 100% of the net asset value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions).  In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets.  In the event that either the Investment Manager or Sub-Adviser was required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations.  Compliance with these additional registration and regulatory requirements would increase operational expenses.  Other potentially adverse regulatory initiatives could also develop.  A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

Additionally, the Investment Manager has filed for relief under CFTC Letter No. 12-38 from the Division of Swap Dealer and Intermediary Oversight.  CFTC Letter No. 12-38 grants temporary no-action relief to CPOs of “fund of funds” that qualify for the exemption under CFTC Rule 4.5.  The no-action relief exempts the Investment Manager from any requirement to register as a CPO through the later of June 30, 2013 or six months after the effective date of revised guidance (or the compliance date, if later) regarding the application of de minimis thresholds to fund of funds within the context of CFTC Rule 4.5.  Upon the expiration of the no-action relief, the Investment Manager will register as a CPO, if required.

THE FUND IS A HIGHLY SPECULATIVE INVESTMENT AND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.  IT IS DESIGNED ONLY FOR SOPHISTICATED PERSONS WHO CAN BEAR THE ECONOMIC RISK OF THE LOSS OF THEIR INVESTMENT IN THE FUND AND WHO HAVE A LIMITED NEED FOR LIQUIDITY IN THEIR INVESTMENT.  THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVE.

MANAGEMENT OF THE FUND AND FEG DIRECTIONAL ACCESS FUND

The Board of Directors

The Fund’s Board of Directors has overall responsibility for the management and supervision of the Fund’s operations.  The FEG Directional Access Fund Board, which will initially have the same composition as the Board, has overall responsibility for the management and supervision of the business operations of FEG Directional Access Fund on behalf of FEG Directional Access Fund’s members.  Each member of the Board and FEG Directional Access Fund’s Board is deemed to be a “manager” under Delaware’s Limited Liability Company Act.  A majority of Directors of each of the Board and FEG Directional Access Fund Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Directors”).  The Offshore Fund will have two members:  the Fund (which will serve as its managing member) and the Investment Manager (which will hold only a nominal non-voting interest).  The managing member of the Offshore Fund will delegate the day-to-day management, as well as general oversight responsibilities of the Offshore Fund, to the Board of the Fund.  Therefore, the Board effectively will make all decisions on behalf of the Offshore Fund.

The Directors who are not affiliated with the Investment Manager or Sub-Adviser will be entitled to remuneration from the Fund and to be reimbursed for their reasonable traveling, hotel and other expenses properly incurred in attending meetings of the Directors or any committee of the Directors or any general meeting held in connection with the business of the Fund.

The Operating Agreement provides that the Directors, the Investment Manager, and the Tax Matters Partner shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services to the Fund, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such person’s office or as otherwise required by law.  The Directors, the Investment Manager, and the Tax Matters Partner will also be indemnified by the Fund, subject to the standard of care set forth in the preceding sentence.  The Operating Agreement also provides for an advancement of indemnification expenses. The rights of indemnification provided under the Operating Agreement shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Operating Agreement to the fullest extent permitted by law.

The Investment Manager and Sub-Adviser

Under the supervision of the FEG Directional Access Fund Board and pursuant to an Investment Management Agreement, FEG Investors, LLC, a Delaware limited liability company, serves as the Investment Manager to FEG Directional Access Fund.  The Investment Manager’s principal business address is 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202. The Investment Manager’s telephone number is 1-888-268-0333.

The Investment Manager’s members are Fund Evaluation Group, LLC (“FEG”), InterOcean Capital, LLC (“InterOcean”), Mr. Gregory M. Dowling and Mr. J. Alan Lenahan.  Messrs. Dowling and Lenahan are jointly and primarily responsible for the day-to-day portfolio management of FEG Directional Access Fund.  Mr. Dowling, Managing Principal and Director of Investment Strategies, has been with FEG since 2004.  Mr. Lenahan, Managing Principal and Director of Investment Strategies, has been with FEG since 2002.  In managing the investment operations of  FEG Directional Access Fund, the Investment Manager has access to the research and portfolio management resources of FEG, although all FEG Directional Access Fund asset allocation decisions will be made by the Investment Manager, subject to approval by the Investment Manager’s Investment Policy Committee.

Pursuant to a sub-advisory agreement with the Investment Manager and FEG Directional Access Fund (the “Sub-Advisory Agreement”), InterOcean Capital, LLC (“InterOcean”), an investment adviser registered under the Advisers Act, will serve as FEG Directional Access Fund’s Sub-Adviser (in such capacity, the “Sub-Adviser”). The Sub-Adviser’s principal business address is 980 North Michigan Ave., Suite 1780, Chicago, IL 60611.  Its telephone number is 312-648-1720.  The Sub-Adviser’s control persons are Jeffrey S. Camp, Rege S. Eisaman, Mark E. Carr and Barbara J. Kelly.

The Sub-Adviser participates by appointing a member of the Investment Manager’s investment policy committee (the “Investment Policy Committee”), thereby assisting in providing for oversight of FEG Directional Access Fund’s investments, making Portfolio Fund Manager selection and termination recommendations and approving significant and strategic asset allocation changes.

InterOcean was formed in November 2005 to provide high net worth clients, family offices, and related entities with investment consulting services and innovative asset management strategies.  The core team of InterOcean was formed in July of 1999 at the Montgomery Private Client Services Division of Banc of America Securities, and the group moved to Morgan Stanley in June of 2001.  InterOcean utilizes asset management strategies available in the marketplace to achieve a client’s investment objectives.  It complements these strategies with proprietary asset management strategies that are not generally provided by third party advisors and/or securities.  InterOcean’s founders have been working with substantially the same client base for the last ten years.  The firm was formed in 2005 and is independently owned and approximately 85% of the equity is held by employees.  As of December 31, 2015, InterOcean has approximately $1.2 billion of assets under management and has sixteen employees.

The Fund’s SAI provides additional information about the Investment Policy Committee’s compensation, other accounts managed, and ownership of securities in the Fund.

The Investment Management Agreement

The Investment Management Agreement provides that the Investment Manager will provide portfolio management services, manage FEG Directional Access Fund’s investing activities, assist FEG Directional Access Fund generally in the conduct of its business, maintain or cause to be maintained necessary books and records of FEG Directional Access Fund, and render services on behalf of FEG Directional Access Fund (not otherwise provided by third Directional) necessary for FEG Directional Access Fund’s operations. Subject to the FEG Directional Access Fund Board’s oversight, the Investment Manager has agreed, among other things, to make investment decisions and provide a program of continuous investment management for FEG Directional Access Fund.

The Investment Management Agreement further provides that the Investment Manager will not be liable for, and shall be indemnified for, any error of judgment or mistake of law or for any loss suffered by FEG Directional Access Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under the Investment Management Agreement.  The Investment Management Agreement also provides for an advancement of indemnification expenses. The rights of indemnification provided under the Investment Management Agreement shall not be construed as a waiver of any rights of FEG Directional Access Fund under the federal securities laws or to provide for indemnification of an indemnitee for any liability which, under certain circumstances, impose liability even on persons that act in good faith to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Investment Management Agreement to the fullest extent permitted by law.

The Investment Management Agreement will remain in effect two years from its date of execution, and will continue in effect year to year thereafter; provided that the continuation of the Investment Management Agreement shall be specifically approved at least annually by the affirmative vote of a majority of the members of FEG Directional Access Fund’s Board who are not parties to the Investment Management Agreement or interested persons (as defined in the Investment Company Act) of any party to the Investment Management Agreement, or of any entity regularly furnishing investment advisory services with respect to FEG Directional Access Fund pursuant to an agreement with any party to the Investment Management Agreement, cast in person at a meeting called for the purpose of voting on such approval.  The Investment Management Agreement may be terminated at any time without penalty, on 60 days’ written notice, by FEG Directional Access Fund’s Board, by vote of holders of a majority of the outstanding voting securities of FEG Directional Access Fund, or by the Investment Manager.

The Sub-Advisory Agreement

The Sub-Advisory Agreement provides that the Sub-Adviser will participate by appointing a member of the Investment Manager’s Investment Policy Committee, thereby assisting in providing for oversight of FEG Directional Access Fund’s investments, making Portfolio Fund Manager selection and termination recommendations and approving significant and strategic asset allocation changes.  The Sub-Adviser also (i) cooperates with and provides reasonable assistance to the Investment Manager, FEG Directional Access Fund’s administrator, FEG Directional Access Fund’s custodian, FEG Directional Access Fund’s transfer agent and pricing agents and all other agents and representatives of FEG Directional Access Fund and the Investment Manager; (ii) keeps all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to FEG Directional Access Fund; (iii) provides prompt responses to reasonable requests made by such persons; and (iv) maintains necessary and appropriate interfaces with each such person so as to promote the efficient exchange of information.

The Sub-Advisory Agreement further provides that the Sub-Adviser, including each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Sub-Adviser, shall not be liable to the Investment Manager or to FEG Directional Access Fund or to any of their members for any loss or damage occasioned by any act or omission in the performance of the Sub-Adviser’s services under the Sub-Advisory Agreement, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Sub-Adviser constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Sub-Adviser or as otherwise required by law.

The Sub-Advisory Agreement will remain in effect two years from its date of execution, and will continue in effect year to year thereafter; provided that such continuation of the Sub-Advisory Agreement shall be specifically approved at least annually by FEG Directional Access Fund’s Board and by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.  The Sub-Advisory Agreement may be terminated at any time without penalty, by FEG Directional Access Fund’s Board or a majority of the outstanding voting securities of FEG Directional Access Fund, on 60 days’ written notice to the Investment Manager and the Sub-Adviser, or by the Investment Manager or Sub-Adviser on 60 days’ written notice to FEG Directional Access Fund and the other party.  The Sub-Advisory Agreement will terminate automatically upon the termination of the Investment Management Agreement.

INVESTMENT MANAGEMENT FEE

Through its investment in FEG Directional Access Fund via the Offshore Fund, the Fund will bear a proportionate share of the investment management fee (the “Investment Management Fee”) paid by FEG Directional Access Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to FEG Directional Access Fund.  Pursuant to the Investment Management Agreement, FEG Directional Access Fund will pay the Investment Manager the Investment Management Fee, which will be equal to 0.85% on an annualized basis of FEG Directional Access Fund’s net assets as of each month-end.  The Investment Management Fee will be paid to the Investment Manager out of FEG Directional Access Fund’s assets and will decrease the net profits or increase the net losses of FEG Directional Access Fund that are credited to or debited against each FEG Directional Access Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net assets means the total value of all assets of FEG Directional Access Fund, less an amount equal to all accrued debts, liabilities and obligations of FEG Directional Access Fund.  The Investment Management Fee is computed based on the net assets of FEG Directional Access Fund as of the last day of each month, and is due and payable in arrears within five business days after the end of the month. The Investment Manager will pay the Sub-Adviser a monthly fee equal to 10% of any Investment Management Fee received by the Investment Manager from FEG Directional Access Fund pursuant to the Investment Management Agreement as of the end of each calendar month.  Effective May 11, 2015, the Sub-Adviser agreed to waive any unpaid past and future compensation that did or would exceed 10% of the adjusted income of the Investment Manager attributable to the services that the Investment Manager renders to FEG Directional Access Fund.  A discussion regarding the basis for the FEG Directional Access Fund Board’s most recent approval of the Investment Management Agreement and Sub-Advisory Agreement is available in FEG Directional Access Fund’s semi-annual report for the period ended September 30, 2015.

THE ADMINISTRATOR

Each of the Fund and FEG Directional Access Fund has retained UMB Fund Services, Inc. to serve as the Fund’s administrator (the “Administrator”).  The Administrator, a subsidiary of UMB Financial Corporation (NASDAQ: UMBF), is located in Media, Pennsylvania.  The Administrator will provide such services to the Fund pursuant to an administration agreement between the Fund and the Administrator, and to FEG Directional Access Fund pursuant to an administration agreement between FEG Directional Access Fund and the Administrator (each such agreement, an “Administration Agreement,” and together, the “Administration Agreements”).  The Administrator will perform general administrative tasks for the Fund and FEG Directional Access Fund, including but not limited to the keeping of financial accounting books and member records.  In consideration for these services, the Fund will pay the Administrator a monthly administration fee of up to 0.08% on an annualized basis of the net assets of the Fund (subject to a minimum of up to $2,000 per month) as of each month-end (the “Fund Administration Fee”).  In addition, FEG Directional Access Fund will pay the Administrator a monthly administration fee of up to 0.08% on an annualized basis of the net assets of FEG Directional Access Fund (subject to a minimum of up to $5,000 per month) (prior to reduction for any Investment Management Fee) as of each month-end (the “FEG Directional Access Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  The Fund will bear a proportionate share of the FEG Directional Access Fund Administration Fee as a result of the Fund’s investment in FEG Directional Access Fund (through the Offshore Fund).  Each Administration Fee will be paid to the Administrator out of the assets of the Fund or FEG Directional Access Fund, as applicable, and therefore will decrease the net profits or increase the net losses of the Fund.  The Fund or FEG Directional Access Fund, as applicable, will also reimburse and pay the Administrator for certain out-of-pocket expenses provided to such fund, and pay the Administrator a fee for transfer agency and regulatory administration services.

THE CUSTODIAN

All Fund, Offshore Fund and FEG Directional Access Fund assets other than interests in Portfolio Funds (which are not in certificate form and are maintained on the records of the Portfolio Fund) are maintained in the name of the Fund, the Offshore Fund and FEG Directional Access Fund with the following qualified custodian:  UMB Bank, N.A. (the “Custodian”), which serves as custodian to the Fund, the Offshore Fund and FEG Directional Access Fund. The Investment Manager may maintain Fund, Offshore Fund and FEG Directional Access Fund assets with additional custodians, replace one or more of the foregoing custodians, or cease to utilize the services of one or more custodians at any time.  The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, Missouri 64106.  The Custodian is an affiliate of the Administrator.

FUND AND FEG DIRECTIONAL ACCESS FUND EXPENSES

Each of the Fund, the Offshore Fund and FEG Directional Access Fund will pay all of its own expenses other than those that the Investment Manager or an affiliate of the Investment Manager assumes, if any.  The expenses of the Fund (whether borne directly, or indirectly through, and in proportion to, the Fund’s interest in FEG Directional Access Fund (through its investment in the Offshore Fund)) include, but are not limited to, any fees and expenses in connection with the offering and issuance of Units and FEG Directional Access Fund Units; all fees and expenses directly related to portfolio transactions and positions for the Fund’s and FEG Directional Access Fund’s accounts such as direct and indirect expenses associated with FEG Directional Access Fund’s investments, and enforcing the Fund’s and FEG Directional Access Fund’s rights in respect of such investments; quotation or valuation expense; the Investment Management Fee and the Administration Fees; brokerage commissions; interest and fees on any borrowings by the Fund and FEG Directional Access Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by FEG Directional Access Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units and FEG Directional Access Fund Units; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, sub-custodian, transfer agent, and registrar, and any other agent of the Fund and FEG Directional Access Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s or FEG Directional Access Fund’s transaction with any custodian or other agent engaged by the Fund or FEG Directional Access Fund, as applicable; bank services fees; costs and expenses relating to any amendment of the Operating Agreement, FEG Directional Access Fund’s Limited Liability Company Operating Agreement (the “FEG Directional Access Fund Operating Agreement”) or other organizational documents of the Fund or FEG Directional Access Fund; expenses of preparing, amending, printing, and distributing Memorandums and SAIs (and any supplements or amendments thereto), reports, notices, other communications to Members or FEG Directional Access Fund’s members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ or FEG Directional Access Fund members’ meetings, including solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board and the FEG Directional Access Fund Board who are not employees of the Investment Manager or its affiliates; insurance premiums; extraordinary expenses such as litigation expenses; and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund or FEG Directional Access Fund.  As managing member of the Offshore Fund, the Fund may indirectly incur any of the foregoing expenses of the Offshore Fund other than those that the Investment Manager or an affiliate of the Investment Manager assumes, if any.  The Fund or FEG Directional Access Fund may need to sell portfolio securities to pay fees and expenses, which would cause the Fund to realize taxable gains.

RISK FACTORS

An investment in the Fund is speculative and involves a high degree of risk.  There can be no assurance that the Fund’s objective will be achieved or that Members will not incur losses.  Prospective Members should consider the following in determining whether an investment in the Fund is suitable for them.

General

Limited Operating History; Potential Loss of Investment

The Fund is newly organized and has no operating history from which Members may evaluate the likelihood of successful performance of the Fund.  Prior to April 1, 2012, FEG Directional Access Fund was not registered as an investment company.  All financial investments risk the loss of capital.  The value of the Fund’s assets should be expected to fluctuate based on the fluctuation in the value of the Portfolio Funds in which it invests (through its investment in FEG Directional Access Fund (via the Offshore Fund)).  Although the Investment Manager seeks to lessen risk by diversifying FEG Directional Access Fund’s investments across a number of Portfolio Fund Managers, the Portfolio Fund Managers will generally employ similar hedged strategies, and a Member could lose all or a substantial amount of an investment in the Fund.  In addition, to the extent that a Portfolio Fund’s or more than one Portfolio Fund’s assets are concentrated in securities of a single issuer or issuers in a single industry, the benefit of diversification may be decreased.  No guarantee or representation is made that the Fund’s investment program will be successful.  PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Non-Diversified Status

The Fund and FEG Directional Access Fund are “non-diversified” under the Investment Company Act. That means that the Fund and FEG Directional Access Fund are not subject to limitations under the Investment Company Act on the percentage of their assets that may be invested in the securities of any one issuer, market segment or Portfolio Fund.  The Fund’s and FEG Directional Access Fund’s net asset values may therefore experience greater volatility than those of investment companies that are subject to such limitations. This policy gives the Fund and FEG Directional Access Fund more flexibility to invest in the obligations of a single borrower or issuer than if they were “diversified” funds.

Industry Concentration Risk

Portfolio Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries. Although the Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of Portfolio Funds in which the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) has invested will, in the aggregate, be invested in a single industry or group of related industries constituting 25% or more of the value of their combined total assets. However, because these circumstances may arise, the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) is subject to greater investment risk to the extent that a significant portion of its assets may at certain times be invested, indirectly through investments in the Portfolio Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Portfolio Funds are not generally required to provide current information regarding their investments to their investors (including the Fund and FEG Directional Access Fund). Thus, the Fund, FEG Directional Access Fund and the Investment Manager may not be able to determine at any given time whether or the extent to which Portfolio Funds, in the aggregate, have invested 25% or more of their combined assets in any particular industry.  The Fund will consider the concentration of underlying Portfolio Funds when determining compliance with its concentration policy.

Closed-End Fund; Limited Liquidity

Each of the Fund and FEG Directional Access Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle.  You should not invest in the Fund if you need a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.  In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds.  In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.  The Investment Manager believes that unique investment opportunities exist in the market for Portfolio Funds.  However, these investments are often illiquid, and an open-end fund’s ability to make such investments is limited.

Reporting Requirements

Members who beneficially own more than 5% or 10% of the Fund’s Units may be subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  These include requirements to file certain reports with the SEC.  The Fund has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made.  Members who may be subject to such requirements should consult with their legal advisors.

Units Not Listed

The Fund does not intend to list the Units for trading on any national securities exchange. There is no secondary trading market for Units, and none is expected to develop. The Units are, therefore, not readily marketable.  Because the Fund is a closed-end investment company, the Units will not be redeemable at the option of Members and they will not be exchangeable for units of any other fund.  An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund.  Also, because the Units will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund.  For example, the regulatory and tax environment for derivative instruments in which Portfolio Fund Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) and the ability of the Fund and FEG Directional Access Fund to pursue its investment strategies.  Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds may materially adversely affect the ability of the Fund and FEG Directional Access Fund to pursue its investment objective or strategies.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act significantly revises and expands the rulemaking, supervisory and enforcement authority of federal bank, securities and commodities regulators.  The implementation of the Dodd-Frank Act requires the adoption of various regulations and the preparation of reports by various agencies over a period of time. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the profitability of the Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs. In addition, greater regulatory scrutiny may increase the Fund’s and the Investment Manager’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Fund and the Investment Manager, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

There are risks associated with the tax aspects of an investment in the Fund that are complex and will not be the same for all prospective investors.  In addition, there may be special concerns for investors subject to special regulations.  The Members may have differing investment, tax, and other interests with respect to their investments in the Fund.  Members may be impacted differently by, among other things, the nature of investments, the structuring of investments, and the timing of disposition of investments.  As a result, decisions made by the Fund may be more beneficial for one Member than for another, especially with respect to a Member’s individual tax situation.  In making decisions, the Investment Manager considers the investment and tax objectives of the Fund, and not the investment, tax, or other objectives of any Member individually.  Potential investors in the Fund are urged to consult with their tax advisers with reference to their own tax position.

Conflicts of Interest

The Investment Manager, as well as the Portfolio Fund Managers, are subject to certain potentially material conflicts of interest.  See “CONFLICTS OF INTEREST” below at page 38.

Investment in the Offshore Fund

The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered thereby.  The Fund, as an investor in the Offshore Fund, will not have the protections offered to an investor in registered investment companies.  The Fund will control the Offshore Fund.

Changes in United States and/or Cayman Islands Law

If there are any changes in the laws of the United States and/or the Cayman Islands, under which the Fund and the Offshore Fund, respectively, are organized, so as to result in the inability of the Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be substantial effect on the Members.  For example, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the Fund would likely suffer decreased investment returns.  If Cayman Islands law, which limits the duration of a limited duration company to 30 years, were to change such that, at the end of 30 years, the Fund could not replace the Offshore Fund by incorporating another identical exempted limited duration company, the structure of the Fund would be affected, potentially adversely.  Such changes could also result in the inability of the Fund to operate on a going-forward basis, resulting in the Fund being liquidated.

Market Risk

General Economic Conditions

The success of any investment activity is affected by general economic conditions, which may affect the level and volatility of interest rates and the extent and timing of investor participation in the markets for both equities and interest sensitive instruments. Unexpected volatility or illiquidity in the markets in which the Fund (directly or indirectly) holds positions could impair the Fund’s ability to carry out its business or cause it to incur losses.

Recent Market Performance

The financial market crisis of 2007-2009, as described below, led to significant losses for many hedge funds and the financial markets in general.  Results observed in earlier periods may have little relevance to the results observable in the current environment due to the fact that the markets in which the Fund will operate experienced severe disruptions particularly during 2008 and 2009.  Additionally, as recently as 2013-2014, many hedge funds have continued to experience poor performance due to the continuing recovery of the financial markets.  Nevertheless, the Investment Manager believes the Fund’s investment approach (through its investment in FEG Directional Access Fund (via the Offshore Fund)) provides attractive performance potential for the Fund.

Recent Market Turmoil; Restricted Liquidity

Beginning with the crisis in the credit markets in 2007, both credit markets and equity markets experienced unprecedented turmoil during 2007-2009 as credit markets became illiquid and credit tightened and equity markets lost substantial value.  Such turmoil caused many private investment funds to suffer substantial losses.  As such funds experience losses, investors request withdrawals from such funds, typically causing further losses as assets are sold at fire sale prices.  At the same time, such funds implemented withdrawal gates, designated investments and illiquid investment provisions, suspended withdrawals or suspended net asset value calculations.  Any such actions by a Portfolio Fund could have an adverse effect on the Fund’s performance (through its investment in FEG Directional Access Fund (via the Offshore Fund)) and its ability to conduct repurchases.

Market Disruptions Governmental Intervention; Short Selling Ban

The global financial markets recently experienced pervasive and fundamental disruptions which led to extensive and unprecedented governmental intervention.  Such intervention was in certain cases implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments felt compelled to take action — these interventions were typically unclear in scope and application, resulting in confusion and uncertainty which in itself has been seen as materially detrimental to the efficient functioning of the markets as well as detrimental to previously successful investment strategies.

Confusion and uncertainty also resulted from the apparent inconsistency which characterized these governmental actions.  For example, while the Federal Reserve in the United States assisted in the sale of Bear Stearns, it refused to do so in the case of Lehman Brothers, but then two days later funded a massive rescue package for AIG.  Less than two months later, the Department of Treasury announced that it would purchase $40 billion in senior preferred stock from AIG as part of a comprehensive plan to restructure the federal assistance to AIG.  Such inconsistency caused both severe losses for a number of market participants — who assumed either no intervention or intervention consistent with past precedent — and contributed to the general uncertainty and resulting illiquidity of the markets.

The “bailout” of financial institutions is the largest governmental intervention in the history of the U.S. financial markets.  Moreover, the form of the “bailout” continued to shift as the impact of the financial crisis was further analyzed.  For example, the Troubled Asset Relief Program was initially designed to purchase illiquid mortgage-backed securities.  Funds were then used to inject capital directly into certain consumer-oriented financial companies.  As a further response to this crisis, it seems highly likely that Congress will require that new market restrictions be applied to the U.S. financial markets, and legislation has already been proposed to further regulate hedge funds.  Such restrictions may have a material adverse impact on both the future competitiveness of these markets as well as the profit potential of the Fund.  Regulators in other jurisdictions are also taking or considering similar action.

The interim global prohibition on short-selling financial sector stocks imposed during the third quarter of 2008 resulted in certain strategies becoming non-viable literally overnight.  The SEC imposed a ban on short-selling on September 18, 2008, and a number of foreign countries followed suit and imposed temporary bans on short-selling, typically on an “emergency” basis, making it impossible for numerous market participants either to continue to implement their strategies or to manage the risk of their open positions.  If such bans are reestablished, a Portfolio Fund Manager’s ability to implement certain strategies for the benefit of a Portfolio Fund could be materially adversely affected.

The Portfolio Funds may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships (on which the Portfolio Fund Managers may base a number of their trading positions) become materially distorted.  The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving.  The financing available to the Portfolio Funds from their dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the Portfolio Funds and therefore the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)).  Market disruptions may from time to time cause dramatic losses for the Portfolio Funds, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

A financial exchange may from time to time suspend or limit trading.  Such a suspension could render it difficult or impossible for the Portfolio Funds to liquidate affected positions and thereby expose them to losses. There is also no assurance that off-exchange markets will remain liquid enough for the Portfolio Funds to close out positions.

In February 2010, the SEC adopted regulations to limit short selling in a listed stock when the stock price drops by 10% from the previous day’s close.  It is impossible to predict what additional governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Portfolio Funds’ strategies.  However, the Investment Manager believes that there is a high likelihood of significant additional regulation of the financial markets, and that such regulation could be materially detrimental to the Fund and FEG Directional Access Fund.

Lack of Liquidity in Markets

The markets for some securities and derivatives that may be traded by the Portfolio Funds have limited liquidity and depth. This lack of depth could be a disadvantage to the Fund and FEG Directional Access Fund, both in the realization of the prices that are quoted and in the execution of orders at desired prices.

Illiquidity of Underlying Investments

The Portfolio Funds in which FEG Directional Access Fund invests are unregistered and interests therein are subject to legal or other restrictions on transfer.  It may be impossible for FEG Directional Access Fund to withdraw its interests in such Portfolio Funds when desired or to realize their fair value in the event of such withdrawals.  Certain Portfolio Funds may permit withdrawals only on a semi-annual, annual, or less frequent basis or be subject to “lock-ups” (where investors are prohibited from withdrawing their capital for a specified period following investment in such fund) and/or “gates” (where withdrawal at any given withdrawal date is restricted to a specified percentage of such Portfolio Fund’s assets).  The Investment Manager has no control over the liquidity of the Portfolio Funds and depends on the Portfolio Fund Managers to provide valuations as well as liquidity in order to process repurchases.  Members must recognize that under certain circumstances, repurchases may be materially restricted or delayed due to Portfolio Fund illiquidity.

Some of the Portfolio Funds may hold a portion of their assets in “side pockets,” which are sub-accounts within the Portfolio Funds in which certain assets (which generally are illiquid and/or hard to value) are held and segregated from the Portfolio Fund’s other assets until some type of realization event occurs.  Side pockets thus have restricted liquidity, potentially extending over a much longer period than the typical liquidity an investment in the Portfolio Funds may provide.  Should FEG Directional Access Fund seek to liquidate its investment in a Portfolio Fund that maintains these side pockets, FEG Directional Access Fund might not be able to fully liquidate its investment without delay, which could be considerable.  In such cases, until FEG Directional Access Fund is permitted to fully liquidate its interest in the Portfolio Fund, the value of its investment in such Portfolio Fund could fluctuate based on adjustments to the fair value of the side pocket as determined by the Portfolio Fund Manager.  In addition, if a Portfolio Fund establishes a side pocket prior to FEG Directional Access Fund’s investing in the Portfolio Fund, FEG Directional Access Fund may not be exposed to the performance of the Portfolio Fund’s assets held in the side pocket.

The complicated and often protracted process of withdrawing from hedge funds could hinder FEG Directional Access Fund’s ability to repurchase FEG Directional Access Fund Units from its members in a timely manner, as well as FEG Directional Access Fund’s ability to adjust its Portfolio Fund allocations.  It could also cause FEG Directional Access Fund to become unbalanced in the event FEG Directional Access Fund withdraws from its more liquid Portfolio Funds to fund FEG Directional Access Fund’s repurchases or expenses.  Also, to the extent that a material portion of Portfolio Funds suspend the calculation of net asset value, the Investment Manager may be unable to calculate the Fund’s or FEG Directional Access Fund’s net asset value.

In certain cases, other investors in the Portfolio Funds may have preferential withdrawal rights as compared to FEG Directional Access Fund, the exercise of which could materially adversely affect the Fund’s investment (through its investment in FEG Directional Access Fund (via the Offshore Fund)) in such Portfolio Funds.

Trading Suspensions

Securities or commodities exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges.  A suspension could render it impossible for a Portfolio Fund to liquidate positions and thereby expose the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) to losses.

Corporate Mismanagement

Many of the strategies implemented by the Portfolio Funds rely on the financial information made available by the issuers in which the Portfolio Funds invest.  The Investment Manager has no ability to independently verify the financial information disseminated by the thousands of issuers in which the Portfolio Funds invest and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.  Recent events have demonstrated the material losses which investors such as the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) can incur as a result of corporate mismanagement, fraud and accounting irregularities.

Strategy Risk

Use of Multiple Portfolio Fund Managers

The Portfolio Fund Managers trade independently of each other and may take positions for the Portfolio Funds that “compete” with each other for execution or that expose the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)), indirectly, to positions that offset each other.  As long as Portfolio Fund Managers hold positions that offset those held by other Portfolio Fund Managers, the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will as a whole be unable to recognize any gain or loss on such open positions, while at the same time incurring brokerage commissions in respect of each of the offsetting positions and paying advisory fees.

Allocations Among Portfolio Fund Managers

The Investment Manager may, in its sole discretion, from time to time, change the percentage of FEG Directional Access Fund assets allocated to each Portfolio Fund Manager, including allocations to new Portfolio Fund Managers.  Allocation changes are likely to occur because of performance differences among the Portfolio Fund Managers and as a result of FEG Directional Access Fund receiving additional capital contributions from its members during periods when certain Portfolio Fund Managers may not be accepting additional funds (for example, because of capacity restrictions).  In that case, the additional capital would be allocated to Portfolio Fund Managers accepting additional funds or to new Portfolio Fund Managers.  There is no assurance that any of the Portfolio Fund Managers FEG Directional Access Fund may utilize will accept additional capital from FEG Directional Access Fund.  The Fund’s success (through its investment in FEG Directional Access Fund (via the Offshore Fund)) may depend, therefore, not only on the initial Portfolio Fund Managers and the Investment Manager’s ability to allocate FEG Directional Access Fund assets successfully among those Portfolio Fund Managers, but also on the Investment Manager’s ability to identify new Portfolio Fund Managers.

Most Portfolio Funds accept new subscriptions on an infrequent basis.  As a result, FEG Directional Access Fund may not always be able to invest its assets in the Portfolio Funds it selects for initial investment or reallocation of FEG Directional Access Fund assets on a particular date or in a particular month.  Under these circumstances, or for cash management purposes, the Investment Manager may invest FEG Directional Access Fund assets in Portfolio Funds, other collective investment vehicles or derivative instruments designed to track the returns of a particular index, a particular group of Portfolio Fund Managers or Portfolio Fund Managers that employ a particular investment strategy.  There can be no assurance that any such Portfolio Fund, collective investment vehicle or derivative instrument will be available for investment at times and on terms the Investment Manager deems appropriate for investment by FEG Directional Access Fund or that such a Portfolio Fund, collective investment vehicle or derivative instrument will be able to track the desired returns.  In addition, there will be additional costs associated with this type of indirect investment.

Concentration in Allocations to Portfolio Fund Managers

FEG Directional Access Fund’s assets will likely be allocated among a more limited number of Portfolio Funds than is typical for a more broadly diversified fund of funds.  FEG Directional Access Fund’s more concentrated allocations to Portfolio Fund Managers may result in greater performance volatility and will increase the Fund’s (through its investment in FEG Directional Access Fund (via the Offshore Fund)) exposure to the losses of any single Portfolio Fund.

Portfolio Fund Manager Risk

There is always the risk that a Portfolio Fund Manager could divert or abscond with the assets invested by the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)), fail to follow agreed upon investment strategies, provide false reports of operations or engage in other misconduct.  The Portfolio Fund Managers with whom FEG Directional Access Fund intends to invest are generally private and have not registered the Portfolio Funds they manage, and may not have registered their investment advisory operations, under U.S. federal or state securities laws or similar laws in non-U.S. jurisdictions.

Limited Information Regarding Portfolio Fund Managers

Although the Investment Manager receives detailed information from each Portfolio Fund Manager regarding the Portfolio Fund Manager’s historical performance and investment strategy, the Investment Manager generally will not be given access to information regarding the actual investments made by the Portfolio Fund Managers.  At any given time, the Investment Manager generally will not know the composition of Portfolio Fund portfolios with respect to the degree of hedged or directional positions, the extent of concentration risk or exposure to specific markets.  In addition, the Investment Manager may not learn of significant structural changes, such as personnel, manager withdrawals or capital growth, until after the fact.

Certain Portfolio Funds may be managed by investment advisers which have managed hedge funds for only a relatively short period of time (“Emerging Portfolio Fund Managers”).  The previous experience of Emerging Portfolio Fund Managers is typically in trading proprietary accounts of financial institutions or managing unhedged accounts of institutional money managers or other investment firms.  Because Emerging Portfolio Fund Managers do not have direct experience in managing private Portfolio Funds, including experience with financial, legal or regulatory considerations unique to private Portfolio Fund management, and there is generally less information available on which to base an opinion of such Emerging Portfolio Fund Managers’ investment and management expertise, investments with Emerging Portfolio Fund Managers may be subject to greater risk and uncertainty than investments with more experienced Portfolio Fund Managers.

Past Performance; Trading Method Changes

There can be no assurance that any trading strategies will produce profitable results and the past performance of a Portfolio Fund Manager’s trading strategies is not necessarily indicative of its future profitability.  Furthermore, Portfolio Fund Managers’ trading methods are dynamic and change over time, thus a Portfolio Fund Manager will not always use the same trading method in the future that was used to compile past performance histories.  In addition, because the Investment Manager will not have access to information concerning the positions being taken by some of the Portfolio Fund Managers, the risk of an undisclosed but material change in a Portfolio Fund Manager’s strategy may be difficult, if not impossible, to detect.

Investments in Portfolio Funds

While the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) generally expects to invest in Portfolio Funds organized as pooled investment vehicles such as private limited partnerships and offshore corporations rather than Portfolio Funds organized as managed accounts (although FEG Directional Access Fund has authority to invest in managed accounts), the Investment Manager will have no control of the trading policies or strategies of such entities and will not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of these types of investments.

Inability to Vote

To the extent that FEG Directional Access Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of FEG Directional Access Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by FEG Directional Access Fund and other clients of the Investment Manager).  To limit its voting interest in certain Portfolio Funds, FEG Directional Access Fund may enter into contractual arrangements under which FEG Directional Access Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund.  These voting waiver arrangements may increase the ability of FEG Directional Access Fund and other clients of the Investment Manager to invest in certain Portfolio Funds.  However, to the extent FEG Directional Access Fund contractually forgoes the right to vote the securities of a Portfolio Fund, FEG Directional Access Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to FEG Directional Access Fund’s and the Fund’s interests.  FEG Directional Access Fund currently owns less than 5% of each Portfolio Fund and is therefore not waiving voting rights.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where FEG Directional Access Fund owns less than 5% of the voting securities of a Portfolio Fund.  If FEG Directional Access Fund is considered to be affiliated with a Portfolio Fund, transactions between FEG Directional Access Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that FEG Directional Access Fund has entered into a voting waiver arrangement.

Other Accounts of Portfolio Fund Managers

The Portfolio Fund Managers have ultimate responsibility for making trading decisions with respect to the assets allocated to them.  The Portfolio Fund Managers have various levels of experience.  The Portfolio Fund Managers may also manage other accounts (including other accounts in which the Portfolio Fund Managers may have an interest) that could increase the level of competition for the same trades that the Portfolio Fund might otherwise make, including the priorities of order entry.  This could make it difficult or impossible to take or liquidate a position in a particular security or futures contract at a price indicated by a Portfolio Fund Manager’s strategy.  Furthermore, any given Portfolio Fund Manager may have financial or other incentives to favor other accounts over that of FEG Directional Access Fund.  The Portfolio Fund Managers and their principals, in managing accounts other than those of FEG Directional Access Fund, may employ trading methods, policies and strategies that differ from those under which FEG Directional Access Fund operates.  Therefore, the results of FEG Directional Access Fund’s trading may differ from those of the other accounts traded by the Portfolio Fund Managers.

Competition

The securities business is extremely competitive, and many of the major participants in the business are large investment banking firms with greater financial resources, larger research staffs and more securities traders than will be available to the Fund, the Offshore Fund, FEG Directional Access Fund and the Portfolio Funds.  Investment activity by other larger firms may also tend to narrow the spread between the price at which a security may be purchased by a Portfolio Fund and the price it receives upon consummation of a transaction.

Increased Competition in Alternative Asset Investments

In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies implemented by FEG Directional Access Fund and the Fund.  While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities or may result under certain circumstances in increased price volatility, decreased liquidity or lower returns with respect to certain positions.

Importance of Individual Personnel

Some of the Portfolio Fund Managers selected by the Investment Manager may be dependent upon a single individual or a select group of individuals.  If that person’s services or the services of those persons became unavailable, the Portfolio Fund Manager could no longer operate effectively.  The Investment Manager is not dependent upon the services of any single individual, but would be materially adversely affected by the loss of certain persons’ services.

Limited Operating History of Portfolio Fund Managers

Some of the Portfolio Fund Managers with which the Fund may invest (through its investment in FEG Directional Access Fund (via the Offshore Fund)) have short performance records upon which to evaluate such Portfolio Fund Managers’ longer term or future performance potential.

Equity Securities Investing

The Portfolio Fund Managers’ investments in equity securities may involve substantial risks and may be subject to wide and sudden fluctuations in market value, with resulting fluctuations in the relevant Portfolio Fund’s profits and losses in such investments.

Portfolio Funds may take long and short positions in equities and if such positions are net long, such Portfolio Funds could incur significant losses in the event of a substantial decline in a given stock market.  Further, the equities trading approach utilized by certain Portfolio Fund Managers could cause a Portfolio Fund’s performance to lag behind market indices in the event of sharply rising markets. Utilizing Portfolio Fund Managers that employ hedged equities strategies entails the risk that, while most Portfolio Fund Managers are skilled in the selection of long investments, some may not fully understand the complexity and risks of short sales.  In addition, many hedged directional funds are very small businesses, which makes monitoring their growth and soundness particularly important.

Certain Portfolio Fund Managers may focus on micro cap and small cap companies.  While these smaller companies may have significant potential for growth, they may also be higher risk investments.  Small, start-up companies often lack the capability to diversify, a wide customer base, extensive manufacturing capability or experience and access to capital markets, which factors may severely limit their ability to grow.  Hence, the business risk associated with investing in these companies is considerable.  Any convertible debentures issued by small companies are likely to be lower-rated or non-rated securities, which generally involve more credit risk than debentures in the higher rating categories and generally include some speculative characteristics, including uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments.  Moreover, since smaller companies often are underfollowed by large investment houses, whose research is relied upon by many traditional asset managers, small cap stocks typically are not traded by institutional investors and thus involve a relative lack of liquidity.

Portfolio Fund Managers that focus upon particular market sectors may select investments that are subject to more rapid changes in value than would be the case with investments that are diversified among industries, companies and types of securities.

Although certain of the Portfolio Fund Managers will hedge their market exposure, such hedging may provide little or no protection against significant losses.  Moreover, certain Portfolio Fund Managers may implement purely speculative strategies.

Fixed-Income Securities

Portfolio Funds may invest in bonds or other fixed-income securities. Fixed-income securities are subject to the risk of an issuer’s ability to meet principal and interest payments on the obligation in a timely manner (credit risk), and are also subject to price volatility due to such factors as interest-rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). With bonds and other fixed-income securities, a rise in interest rates typically causes a fall in values, while a fall in interest rates typically causes an increase in values.  Bonds and other fixed-income securities generally involve less market risk than stocks, but the bonds of certain companies may be riskier than the stocks of others.  The risk of bonds can vary significantly depending upon factors such as the financial condition of the issuer and the length of time to the maturity of the bond.

Distressed Securities

Portfolio Funds may invest in “distressed” securities, which are claims and obligations of domestic and foreign entities which are experiencing significant financial or business difficulties.  Investments may include loans, loan participations, trade claims held by trade or other creditors, stocks, partnership interests and similar financial instruments, executory contracts and options or participations therein not publicly traded.  A Portfolio Fund may lose a substantial portion or all of its investment in a distressed environment or may be required to accept cash or securities with a value less than such Portfolio Fund’s investment.  Among the risks inherent in investments in entities experiencing significant financial or business difficulties is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.  The market prices of such instruments are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such instruments may be greater than normally expected.  In trading distressed securities, litigation is sometimes required.  Such litigation can be time-consuming and expensive, and can frequently lead to unpredicted delays or losses.  Moreover, to the extent that a Portfolio Fund invests in distressed sovereign debt obligations, it will be subject to additional risks and considerations not present in private distressed securities, including the uncertainties involved in enforcing and collecting debt obligations against sovereign nations, which may be affected by world events, changes in U.S. foreign policy and other factors outside of the control of the Portfolio Fund Manager.

High-Yield Securities

Portfolio Funds may invest in “high yield” bonds and preferred securities which are rated in the lower rating categories by the various credit rating agencies (sometimes referred to as “junk bonds”), or in comparable non-rated securities.  Securities in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominately speculative with respect to the issuer’s capacity to pay interest and repay principal.  They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions.  Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities.  The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold.  In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of these securities.

Convertible Securities

Portfolio Funds may invest in convertible securities, which are securities that may be exchanged or converted into a predetermined number of the issuer’s underlying shares or the shares of another company, or securities that are indexed to an unmanaged market index, at the option of the holder during a specified time period.  Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, stock purchase warrants, zero-coupon bonds or liquid-yield option notes, stock index notes, mandatories, or a combination of the features of these securities.  Prior to conversion, convertible securities have the same general characteristics as non-convertible debt securities.  As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and conversely, increases as interest rates decline.  Convertible securities, however, also appreciate when the underlying common stock appreciates, and conversely, depreciate when the underlying common stock depreciates.

Options

The Portfolio Funds may buy and sell options on securities and stock indices.  The writer of a covered call option assumes the risk of a decline in the market price of the underlying security to a level below the purchase price of the underlying security, less the premium received on the call option.  The writer of a covered call option also gives up the opportunity for gain on the underlying security above the exercise price of the call.  In addition, the writer of a call option that is not covered assumes the additional risk that it will be required to satisfy its obligation to the buyer of the call option by making an open-market purchase of the underlying securities on unfavorable terms.  The buyer of a put or call option assumes the risk of losing the premium invested in the option.

Forward Contracts

The Portfolio Funds may trade forward contracts. Such forward contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets.  None of the SEC, the CFTC or any banking authority regulates trading in such forward contracts.  In addition, there is no limitation on the daily price movements of forward contracts traded.  In its forward trading, a Portfolio Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the counterparties with which the Portfolio Fund trades.

Futures Contracts

Certain Portfolio Fund Managers may trade futures.  Futures prices can be highly volatile.  Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is typical of a futures trading account.  As a result, a relatively small price movement in a futures contract may result in substantial losses to the investor.  Like other leveraged investments, a futures transaction may result in substantial losses to the investor. Commodity exchanges limit fluctuations in commodity futures contract prices during a single day.  During a single trading day no trades may be executed at prices beyond the “daily limit.”  Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless Portfolio Fund Managers are willing to effect trades at or within the limit.

Non-U.S. Securities

The Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) may invest, directly or indirectly, in investment entities located in or managed from countries other than the U.S.  Such investments may be subject to greater risk than investments in U.S. entities due to various political considerations, U.S. and foreign tax problems, currency controls, the fluctuation of currency exchange rates, the lack of, or different, regulations applicable to such investments as compared to U.S. investments and other factors.

Certain Portfolio Funds may invest in securities of non-U.S. issuers.  Non-U.S. investments involve certain special risks, including (i) political or economic instability; (ii) the unpredictability of international trade patterns; (iii) the possibility of foreign governmental actions such as expropriation, nationalization or confiscatory taxation; (iv) the imposition or modification of currency controls; (v) price volatility; (vi) the imposition of withholding taxes on dividends, interest and gains; and (vii) different bankruptcy laws and practice.  As compared to U.S. entities, non-U.S. entities generally disclose less financial and other information publicly and are subject to less stringent and less uniform accounting, auditing and financial reporting standards.  Also, it may be more difficult to obtain and enforce legal judgments against non-U.S. entities than against U.S. entities.

Volatile Markets

The prices of securities and derivative instruments, including futures and options prices, may be volatile.  Price movements of securities, forward contracts, futures contracts and other derivative contracts in which Portfolio Funds may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary and exchange control programs and policies of governments; and U.S. and international political and economic events and policies.  In addition, governments from time to time intervene, directly and/or by regulation, in certain markets, particularly those in currencies and interest rate related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Portfolio Funds also are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

Emerging Market Investing

The Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) may invest in Portfolio Funds that allocate assets in securities in emerging markets.  The value of emerging market investments may be drastically affected by political developments in the country of issuance.  In addition, the existing governments in the relevant countries could take actions that could have a negative impact on the Portfolio Fund, including nationalization, expropriation, imposition of confiscatory taxation or regulation or imposition of withholding taxes on interest payments.  The economies of many of the emerging market countries are still in the early stages of modern development and are subject to abrupt and unexpected change.  In many cases, governments retain a high degree of direct control over the economy and may take actions having sudden and widespread effects.  Also, many emerging market country economies have a high dependence on a small group of markets or even a single market. Emerging market countries tend to have periods of high inflation and high interest rates as well as substantial volatility in interest rates.  The value of emerging market debt can be expected to be extremely sensitive to changes in interest rates worldwide and, in particular, in the country of the relevant issuer.  Emerging market debt issuers and their obligations are not generally rated by any credit rating agency, and a significant proportion of such issuers and obligations would likely fall in the lowest rating category if they were rated.   In certain cases, the structures used to make trades in emerging market securities may be complex, entail significant counterparty exposure and/or involve legal uncertainty under local law.

Use of Derivatives

Portfolio Fund Managers may trade in various derivatives markets (e.g., swaps and over-the-counter options and asset-backed securities).  The prices of these instruments are volatile, market movements are difficult to predict and financing sources and related interest rates are subject to rapid change.  Most of these instruments are not traded on exchanges but rather through an informal network of banks and dealers and the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will be fully subject to the risk of counterparty default.  These banks and dealers have no obligation to make markets in these instruments and can apply essentially discretionary margin and credit requirements (and thus in effect force a Portfolio Fund to close out positions).  The markets for certain derivatives are frequently characterized by limited liquidity, and these instruments may also be subject to increased illiquidity during periods of unusual price volatility or instability, market illiquidity or credit distress.  Substantial risks are also involved in borrowing and lending against such instruments.

Short Selling

The Portfolio Funds may sell securities short.  Short selling exposes the seller to potentially unlimited losses due to the lack of an upper limit on the price to which a security may rise.  Also, there can be no assurance that the securities necessary to cover a short position will be available for purchase.

Use of Leverage

The investment strategies utilized by the Portfolio Fund Managers may from time to time require the use of substantial leverage. Such leverage may be achieved through, among other methods, borrowing funds, purchases of securities on margin and the use of options, futures, forward contracts, repurchase and reverse repurchase agreements and swaps.  The use of leverage magnifies the degree of risk.  Furthermore, although the Fund and FEG Directional Access Fund does not expect to incur indebtedness as part of its investment strategy, each of the Fund and FEG Directional Access Fund does reserve the right to borrow for cash management purposes (such as providing liquidity for investments and withdrawals).

Recently, banks and dealers have substantially curtailed financing activities and increased collateral requirements, forcing many hedge funds to liquidate positions.  Any increased collateral requirements of banks, dealers, or other counterparties may adversely impact the profit potential of the Portfolio Funds and therefore the Fund.  There can be no assurance that the Portfolio Funds will be able to obtain adequate financing to pursue their investment program and achieve their objectives.

Use of Credit Facilities

FEG Directional Access Fund may utilize credit facilities from time to time for short-term money management purposes in connection with the receipt of subscription proceeds, withdrawal requests, or reallocations.  Such credit facilities may be provided to FEG Directional Access Fund at prevailing market rates by unaffiliated third parties.  When a credit facility is utilized, FEG Directional Access Fund is subject to greater risk of loss than if it were not utilizing a credit facility.  Effective October 1, 2013, FEG Directional Access Fund has entered into a $10 million credit facility administered by Fifth Third Bank, N.A.  FEG Directional Access Fund will incur additional interest and other expenses with respect to the use of this and other future credit facilities.  The credit facility provider may require a security interest in any assets of FEG Directional Access Fund as collateral for such credit facility and therefore (i) may be permitted to register such assets in the name of the credit facility provider or its nominee rather than in FEG Directional Access Fund’s name (subject to limited exceptions), and (ii) may be permitted (subject to the same withdrawal limitations applying to any investment held in the name of FEG Directional Access Fund) to require the withdrawal of any or all interests held by it as collateral, after default by FEG Directional Access Fund pursuant to the agreement with such credit facility provider.

Counterparty and Settlement Risk

To the extent that a Portfolio Fund invests in structured products, derivative or synthetic instruments, or other over-the-counter transactions or in non-U.S. securities, in certain circumstances, that Portfolio Fund may be subject to credit risk with regard to parties with whom it trades and may also bear the risk of settlement default.  These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement and segregation and minimum capital requirements applicable to intermediaries.  Transactions entered into directly between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.  It is expected that all securities and other assets deposited with a Portfolio Fund’s prime brokers will be clearly identified as being assets of that Portfolio Fund, however, these assets may not always be segregated, and there may be practical or time problems associated with enforcing that Portfolio Fund’s rights to its assets in the case of an insolvency of any such party.  Furthermore, to the extent a Portfolio Fund enters into over-the-counter agreements, such as swaps, the Portfolio Fund’s counterparties hold the Portfolio Fund’s assets on a non-segregated basis and the Portfolio Fund will be exposed to credit risk with regard to such counterparties.

FEG Directional Access Fund invests in Portfolio Funds that it does not control.  Therefore, it cannot control the counterparties engaged by the Portfolio Funds.  However, the Investment Manager does monitor counterparty exposures for each Portfolio Fund Manager.  Such monitoring includes, but is not limited to, monitoring of credit default spreads, equity prices and credit ratings.  The investment Manager also has active dialogues with each Portfolio Fund Manager regarding their counterparty management process.  If the Investment Manager believes there is cause for concern in any particular situation, it could take various actions, including, without limitation, reducing exposure to such Portfolio Fund Manager, or withdrawing from the Portfolio Fund.

Strategy Risk

The Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will be subject to strategy risk.  Strategy risk is associated with the failure or deterioration of an entire strategy (such that most or all Portfolio Fund Managers in the strategy suffer significant losses).  Strategy specific losses can result from excessive concentration by multiple Portfolio Fund Managers in the same investment or broad events that adversely affect particular strategies (e.g., illiquidity within a given market).  Many of the strategies to be employed by the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) are speculative and involve substantial risk of loss.  Because the FEG Directional Access Fund will focus its investments with Portfolio Fund Managers pursuing generally similar, hedged directional strategies, the FEG Directional Access Fund’s strategy risk exposure may be significantly greater than that of a fund pursuing more broadly diversified or absolute return strategies.

Relative Value Strategies

While certain Portfolio Fund Managers may use “market neutral” or “relative value” hedging or arbitrage strategies, this in no respect should be taken to imply that the Fund’s investments with such Portfolio Fund Managers (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will be without risk.  Substantial losses may be recognized on “hedge” or “arbitrage” positions, and illiquidity and default on one side of a position can effectively result in the position being transformed into an outright speculation.  Every market neutral or relative value strategy involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock for the same underlying firm.  Further, many “market neutral” Portfolio Fund Managers employ limited directional strategies which expose such Portfolio Fund Managers to certain market risk.

Credit Strategies

Certain of the Portfolio Funds may invest in the credit markets, attempting to take advantage of undervalued securities as well as relative mispricings. The identification of attractive investment opportunities in disrupted credit markets is difficult and involves a significant degree of uncertainty. The credit markets are, in general, highly susceptible to interest-rate movements, government interference, economic news, and investor sentiment. During periods of “credit squeezes” or “flights to quality,” the market for credit instruments other than U.S. Treasury bills can become substantially reduced. This poses a particular risk that leveraged credit instrument positions held by Portfolio Funds that pursue credit related investment strategies may need to be sold at discounts to fair value in order to meet margin calls. At the same time, the dealers may correspondingly reduce the value of outstanding positions, resulting in additional margin calls as loan to value triggers are hit under prime brokerage and swap agreements.

Convertible-Securities Strategies

Convertible-securities arbitrage strategies generally involves acquiring convertible securities and selling short a corresponding amount of the underlying equity security, although this relationship may be reversed.  There are many associated risks that can affect the results of this strategy, including, but not limited to, the following: (i) dramatically rising interest rates or escalating market volatility may adversely affect the relationship between securities; (ii) convertible securities tend to be significantly less liquid and have wider bid/offer spreads, making it more difficult to enter and profitably exit such trades; (iii) convertible arbitrage involves an inherently imperfect and dynamic hedging relationship and must be adjusted from time to time (the failure to make timely or appropriate adjustments may limit profitability or lead to losses); (iv) convertible arbitrage involves selling securities short; and (v) the prices of the securities involved may be materially adversely affected by a material change in the dividend policy of the underlying common equity, changes in the issuer’s credit rating or unexpected merger or other extraordinary transactions affecting the convertible security or common equity.

Event Strategies

The success of event strategies depends on the successful prediction of whether various corporate events will occur or be consummated.  The consummation of mergers, exchange offers, tender offers and other similar transactions can be prevented or delayed, or the terms changed, by a variety of factors.  If a proposed transaction appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the securities purchased by a Portfolio Fund Manager may decline sharply and result in losses to the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)).  In many transactions, the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will not be “hedged” against market fluctuations.

Portfolio Fund Managers may invest in securities of issuers in weak financial condition, experiencing poor operating results, having substantial financial needs or negative net worth, facing special competitive or product obsolescence problems, or issuers that are involved in bankruptcy or reorganization proceedings.  Investments of this type involve substantial financial business risks that can result in substantial or total losses.  Among the problems involved in investments in troubled issuers is the fact that it frequently may be difficult to obtain information as to the conditions of such issuers.  The market prices of such securities are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  It is anticipated that some of the portfolio securities of the Portfolio Fund Managers may not be widely traded, and that Portfolio Fund Managers’ positions in such securities may be substantial in relation to the market for the securities.  In addition, there is no minimum credit standard that is a prerequisite to Portfolio Fund Managers’ investment in any security.  The debt securities in which Portfolio Fund Managers are permitted to invest may be rated lower than investment grade and hence may be considered to be “junk bonds” or distressed securities.

Concentrated Investing

Certain Portfolio Fund Managers may focus their investment activities in certain industry sector or market segments.  The investment portfolio of such a Portfolio Fund Manager may be subject to more rapid changes in value than would be the case if the portfolio maintained a wide diversification among industries, companies and types of securities.

Although certain of the Portfolio Fund Managers may hedge their market exposure, such hedging may provide no protection against significant losses.  Moreover, certain Portfolio Fund Managers may implement purely speculative strategies.

Litigation and Enforcement Risk

Certain Portfolio Fund Managers using control investing strategies may face increased litigation risk.  Such Portfolio Fund Managers’ investment activities may include activities that are hostile in nature and subject the Portfolio Funds to the risks of becoming involved in litigation by third parties.  This risk may be greater where such Portfolio Fund Managers exercise control or significant influence over a company’s direction.  The expense of defending against claims and paying any amounts pursuant to settlements or judgments would be indirectly borne by the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) through its investments in such Portfolio Funds.  Further, ownership of companies over certain threshold levels involves additional filing requirements and substantive regulation on such owners, and if the Portfolio Fund Managers fail to comply with all of these requirements, the Portfolio Funds managed by them may be forced to disgorge profits, pay fines or otherwise bear losses or other costs from such failure to comply.

In addition, there have been a number of widely reported instances of violations of securities laws through the misuse of confidential information.  Such violations may result in substantial liabilities for damages caused to others, for the disgorgement of profits realized and for penalties.  Investigations and enforcement proceedings are ongoing and it is possible that Portfolio Fund Managers selected for FEG Directional Access Fund may be charged with involvement in such violations. Furthermore, if the entity in which the Fund invested (through its investment in FEG Directional Access Fund (via the Offshore Fund)) engaged in such violations, the Fund could be exposed to losses.

Long-Term Strategies

Certain of the strategies used by the Portfolio Funds involve the acceptance of short-term losses in order to achieve higher long-term profit.  This may negatively influence the value of these Portfolio Funds during the limited period of time that a Member’s Units are outstanding.

Illiquid Investments

Portfolio Funds may make investments which are subject to legal or other restrictions on transfer or for which no liquid market exists.  The market prices, if any, of such investments tend to be more volatile and a Portfolio Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.  Moreover, securities in which a Portfolio Fund may invest include those that are not listed on a stock exchange or traded in an over-the-counter market.  As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities.  A Portfolio Fund may encounter substantial delays in attempting to sell non-publicly traded securities.  Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Portfolio Fund.  Further, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded.

Turnover

Some of the investment strategies a Portfolio Fund may employ may require a high volume of trading.  Therefore, turnover and brokerage commissions may be greater than for other investment entities of similar size.

Fund Structure Risk

Performance Allocation Fees Payable to the Portfolio Fund Managers

Portfolio Fund Managers compensated with performance fees may tend to incur more risk than those who receive fixed fees.  In addition, the performance fees paid to the Portfolio Fund Managers generally will be calculated on a basis that includes unrealized appreciation and may consequently be greater than if such compensation was based solely on realized gains.

Generally, the Portfolio Fund Managers’ compensation will be determined separately for each year or shorter period; whenever possible and unless otherwise provided, agreements will be obtained to carry forward losses to subsequent years in determining the fee for such years.  Also, performance fees may be paid to Portfolio Fund Managers who show net profits, even though the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)), as a whole, incurs a net loss.

Underlying Portfolio Fund Investments; Limited Liquidity

Among the principal disadvantages and risks inherent in a fund of funds structure are the restrictions imposed on the asset allocation flexibility and risk control capability of the manager of the fund of funds as a result of the limited liquidity of the underlying portfolio funds in which the former invests.  The Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) could be unable to withdraw its capital from Portfolio Funds for some months after the Investment Manager has determined that the Portfolio Fund Manager operating such entity has begun to deviate from its announced trading policies and strategy.  Certain Portfolio Funds may restrict withdrawals through the use of “lock-ups,” “gates” or by suspending withdrawals, especially during periods of market disruption, preventing the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) from withdrawing.  Moreover, because FEG Directional Access Fund generally expects to invest in Portfolio Funds organized as pooled investment vehicles such as private limited partnerships and offshore corporations rather than Portfolio Funds organized as managed accounts (although the Fund has the authority to invest in managed accounts), the Investment Manager will have no control over the trading policies or strategies of such entities and will not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of these types of investments.

Managed Account Allocations

The Fund may place assets (through its investment in FEG Directional Access Fund (via the Offshore Fund)) with a number of Portfolio Fund Managers through opening managed accounts rather than investing in pooled investment funds.  Managed accounts expose the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) to theoretically unlimited liability, and it is possible, given the leverage at which certain of the Portfolio Fund Managers trade, that the Fund could lose more in a managed account directed by a particular Portfolio Fund Manager than if the Fund had instead allocated (through its investment in FEG Directional Access Fund (via the Offshore Fund)) to such Portfolio Fund Manager’s Portfolio Fund.  The Investment Manager may attempt to insulate FEG Directional Access Fund and the Fund from such risk by allocating assets through a limited liability company or other limited liability vehicle, but it may not always be possible to do so and the Investment Manager may elect not to do so.

Limited Liquidity

A Member’s repurchase rights are limited as described below under “REPURCHASES OF UNITS.” In addition, investments held by a Portfolio Fund may be illiquid.  Such illiquidity may prevent that Portfolio Fund and, as a result, the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) from fulfilling redemption requests or from making prompt payment of repurchase funds.  In addition, Units are not freely transferable.  There is no market for the Units and none is expected to develop.  Consequently, Members will not be able readily to liquidate their investments.  See also “TRANSFER OF UNITS” below at page 50.

Layering of Fees

The Fund’s expenses, including the expenses of FEG Directional Access Fund, such as the Investment Manager’s Management Fee, and the compensation of the Portfolio Fund Managers (usually based both on a percentage of assets managed as well as on performance) and a portion of the expenses of the Portfolio Funds, will result in three levels of fees and greater expense than would be associated with direct investments.

“Soft Dollar” Payments

In selecting brokers, banks and dealers to effect portfolio transactions, Portfolio Fund Managers may consider such factors as price, the ability of the brokers, banks and dealers to effect transactions, their facilities, reliability and financial responsibility, as well as any products or services provided, or expenses paid, by such brokers, banks and dealers.  Products and services may include research items used by the Portfolio Fund Managers in making investment decisions, and expenses may include general overhead expenses of the Portfolio Fund Managers.  Such “soft dollar” benefits may cause Portfolio Fund Managers to execute a transaction with a specific broker, bank or dealer even though it may not offer the lowest transaction fees.

No Participation in Management

Members, as such, will not be entitled to participate in the management of the Fund or the conduct of its business.  Such authority is vested solely in the Board of Directors.

Lack of Regulation under the Investment Company Act

The Portfolio Fund Managers with whom the Fund invests (through its investment in FEG Directional Access Fund (via the Offshore Fund)) generally will not be registered as investment companies under the Investment Company Act and, therefore, the Fund will not be entitled to the various protections afforded by the Investment Company Act with respect to its investments in Portfolio Funds.  Accordingly, the provisions of the Investment Company Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, are not applicable to an investment in the Portfolio Funds.  Unlike registered investment companies, such as the Fund, the Portfolio Funds are not obligated to disclose the contents of their portfolios.  This lack of transparency may make it difficult for the Investment Manager to monitor whether the holdings of the Portfolio Funds cause the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) to be above specified levels of ownership in certain asset classes.  Although the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) expects to receive information from each Portfolio Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.  A Portfolio Fund Manager may use proprietary investment strategies that are not fully disclosed to its investors and may involve risks under some market conditions that are not anticipated by the Fund.  In addition, many Portfolio Fund Managers will not be registered as investment advisers under the Advisers Act in reliance on certain exemptions from registration under the act.  In such cases, Portfolio Fund Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers.

Regulatory Change

The regulation of the U.S. and non-U.S. securities and futures markets, investment funds such as FEG Directional Access Fund and the Fund and investment advisers such as the Investment Manager and Sub-Adviser has undergone substantial change in recent years, and such change is expected to continue for the foreseeable future.  The effect of regulatory change on FEG Directional Access Fund and the Fund, while impossible to predict, could be substantial and adverse.

Adverse Tax Consequences

There are a number of other tax risk factors associated with an investment in the Fund. See “FEDERAL INCOME TAX CONSIDERATIONS” below at page 42.

Custody Risk

Institutions, such as brokerage firms, banks or Portfolio Funds have custody of the Portfolio Funds’ assets.  Often these assets are not registered in a Portfolio Fund’s name.  Bankruptcy or fraud at one of these institutions could impair the operational capabilities or the capital position of the Portfolio Fund.  The Investment Manager has no control over the institutions with which the Portfolio Funds enter into transactions.

The Investment Manager will attempt to limit its direct investment transactions, if any, to well capitalized and established banks and brokerage firms in an effort to mitigate such risks.  Brokers and other financial institutions have custody of Portfolio Fund investments and do not register these assets in the name of the Portfolio Fund.  Consequently, the bankruptcy of any such broker or financial institution might have a greater adverse effect on the Portfolio Fund than would be the case if the assets were registered in the Portfolio Fund’s name.  In addition, the banks from which FEG Directional Access Fund or the Fund may borrow money could in certain circumstances force a liquidation of FEG Directional Access Fund’s or the Fund’s positions.  A forced liquidation could result in substantial losses.

Contingent Liabilities

The Operating Agreement authorizes the Board of Directors to establish reserves for unknown or contingent liabilities as the Board of Directors in its sole discretion deems advisable.

Reliability of Valuations

The Fund’s interest in a Portfolio Fund in which it invests (through its investment in FEG Directional Access Fund (via the Offshore Fund)) is generally valued at an amount equal to the Fund’s interest in the Portfolio Fund, as determined pursuant to the instrument governing such Portfolio Fund, and reported by the respective Portfolio Fund Manager.  As a general matter, the governing instruments of the Portfolio Fund provide that any securities or investments that are illiquid, not traded on an exchange or in an established market, or for which no value can be readily determined, are assigned such fair value as the respective Portfolio Fund Managers may determine in their judgment based on various factors.  Such factors include, but are not limited to, dealer quotes or independent appraisals.  Such valuations may not be indicative of what actual fair market value would be in an active, liquid or established market.

Estimates

FEG Directional Access Fund and the Fund have limited ability to assess the accuracy of the valuations received from the Portfolio Funds.  Furthermore, the net asset values received by FEG Directional Access Fund and the Fund from such Portfolio Funds are typically estimates only and, unless materially different from actual values, are generally not subject to revision.  Revisions in financial statements by certain Portfolio Funds could require revision of FEG Directional Access Fund’s and the Fund’s financial statements.

The net asset value of repurchases will be calculated on the basis of estimates.  Any correction to these estimates will be reflected at the time of the correction; the net asset value at which repurchases are made generally will not be restated.  In unusual circumstances, the adjustments to the estimated net asset value could be significant, resulting in either the repurchasing or the continuing Members incurring economic loss.

The Investment Manager’s Management Fee may also be calculated on the basis of estimates and, if so, also will not be restated to reflect adjustments, if any, in subsequent periods.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED WITH AN INVESTMENT IN THE FUND.  PROSPECTIVE MEMBERS SHOULD READ THIS ENTIRE MEMORANDUM AS WELL AS THE OPERATING AGREEMENT AND CONFER WITH THEIR RESPECTIVE INVESTMENT, TAX AND LEGAL ADVISERS BEFORE DETERMINING WHETHER TO INVEST IN THE FUND.  IN ADDITION, AS THE FUND DEVELOPS AND CHANGES OVER TIME, AN INVESTMENT MAY BE SUBJECT TO ADDITIONAL AND DIFFERENT RISK FACTORS.

CONFLICTS OF INTEREST

The following inherent and potential conflicts of interest exist in respect of the Fund.

Other Activities

The Investment Manager, Sub-Adviser, their members, and their personnel are required to devote so much of their time to the activities of FEG Directional Access Fund and the Fund as may be reasonably required to further the business affairs and activities of FEG Directional Access Fund and the Fund.  The Investment Manager, Sub-Adviser, their members, and their personnel are involved in other business ventures and may organize or become involved in other business ventures in the future.  Neither FEG Directional Access Fund, the Fund nor any of their members will share in the risks or rewards of the Investment Manager, Sub-Adviser, their members, and their personnel deriving from such other ventures.  However, such other ventures will compete for the time and attention of such persons and might create other conflicts of interest.  Neither the Operating Agreement nor the FEG Directional Access Fund Operating Agreement require the Investment Manager, Sub-Adviser, their members, and their personnel to devote any particular amount of time to FEG Directional Access Fund or the Fund.

Management of Other Accounts

Portfolio Fund Managers trade for accounts other than FEG Directional Access Fund and may have an incentive to favor those accounts over FEG Directional Access Fund as they may have investments in those accounts or receive greater compensation for managing them than they do for managing FEG Directional Access Fund’s investment.  The Investment Manager’s alllocation policy provides that generally all investment opportunities will be allocated pro rata to appropriate and suitable accounts, including FEG Directional Access Fund.

Allocation of Investment Opportunities

The Investment Manager, Sub-Adviser or their members may operate now or organize in the future investment vehicles similar to FEG Directional Access Fund or the Fund which may invest in similar or different investments.   The Investment Manager or Sub-Adviser may select many of the same Portfolio Funds for FEG Directional Access Fund and the other investment vehicles it manages. However, certain Portfolio Funds may not accept investments from both FEG Directional Access Fund and the other investment vehicles. In such event, the Investment Manager and Sub-Adviser intend to give priority to investment vehicles that have already allocated assets to such Portfolio Funds. If no investment vehicle managed by the Investment Manager or Sub-Adviser has allocated assets to such Portfolio Funds, the Investment Manager or Sub-Adviser will determine in its discretion which investment vehicles, including FEG Directional Access Fund, will invest with such Portfolio Funds.  In selecting Portfolio Funds for certain investment vehicles, the Investment Manager’s allocation policy provides that generally all opportunities will be allocated pro rata to appropriate and suitable accounts, including FEG Directional Access Fund.  The Investment Manager and Sub-Adviser anticipate that there will be differences in the Portfolio Fund line-ups and allocations among the investment vehicles, including FEG Directional Access Fund. The ultimate decision as to which Portfolio Funds to use for which investment vehicles, including FEG Directional Access Fund, and the allocations among them will be determined in the Investment Manager’s and Sub-Adviser’s discretion.

Proprietary Trading by the Investment Manager, Sub-Adviser, Portfolio Fund Managers, their Principals and their Employees

The Investment Manager, Sub-Adviser, Portfolio Fund Managers and their respective members, principals and employees may trade securities and commodity interests for their own accounts.  Such proprietary trading may be in competition with FEG Directional Access Fund and may be conducted at brokerage commission rates substantially lower than rates charged FEG Directional Access Fund or Portfolio Funds or other accounts managed by Portfolio Fund Managers.  Members will not be permitted to inspect the proprietary trading records of the Investment Manager, Sub-Adviser, Portfolio Fund Managers or their respective principals or employees.

Selection of Brokers

The Portfolio Fund Managers generally select brokers and dealers to effect transactions on behalf of FEG Directional Access Fund.  The Portfolio Fund Managers are not required to obtain the lowest brokerage commission rates or combine or arrange orders to obtain the lowest brokerage commission rates on FEG Directional Access Fund brokerage business.  In placing brokerage business, the Portfolio Fund Managers may, as a general matter, consider the full range and quality of the services provided by the broker including, among other things, the value of any research and other services provided (whether directly or through a third party and regardless of whether FEG Directional Access Fund is the direct or indirect beneficiary of such research or other services) as well as execution capabilities, commission rates, financial responsibility and responsiveness.  See “BROKERAGE ARRANGEMENTS” below at page 40.

Selling Agent Compensation

The Investment Manager, Sub-Adviser and/or their affiliates may make payments to selected affiliated or unaffiliated third parties from time to time in connection with the distribution of FEG Directional Access Fund Units and/or the servicing of FEG Directional Access Fund members and/or FEG Directional Access Fund. These payments will be made out of the Investment Manager’s, Sub-Adviser’s and/or affiliates’ own assets and will not represent an additional charge to FEG Directional Access Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of FEG Directional Access Fund Units over other investment options.  Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

Promoting the Investment Manager’s Interests

Prospective Members must realize that FEG Directional Access Fund and the Fund has each been organized, in part, to provide an allocation opportunity to existing advisory clients of the Investment Manager’s members.  Accordingly, the Investment Manager and its members will have a conflict of interest in recommending an allocation to FEG Directional Access Fund or the Fund upon which the Investment Manager (and, indirectly, its members) will earn fees.

Members’ Acknowledgment of Conflicts

The Investment Manager and Sub-Adviser will discuss the above conflicts of interest with any prospective or existing investor upon request.  These activities and conflicts of interest are explicitly acknowledged and consented to by each Member in the Subscription Agreement and Power of Attorney as a necessary condition to the Member’s admission to the Fund.  Consent to the foregoing is an integral part of the consideration of each Member being admitted to the Fund.

BROKERAGE ARRANGEMENTS

The Portfolio Fund Managers use a variety of securities and commodities brokers and dealers, some of which may be affiliated with certain of the Portfolio Fund Managers.  The Investment Manager and Sub-Adviser assume no responsibility for the actions or omissions of any broker or dealer selected by a Portfolio Fund Manager.

Section 28(e) of the Securities Exchange Act of 1934, as amended, provides a “safe harbor” to investment managers who direct their trading to particular brokers, in effect exchanging a portion of the commission revenue generated by their accounts for investment research and related services.  Conduct outside of the safe harbor afforded by Section 28(e) is subject to the traditional standards of fiduciary duty under state and federal law.  Certain of the Portfolio Funds’ “soft dollar” arrangements will not conform to the safe harbor of Section 28(e).  However, the Investment Manager and Sub-Adviser are specifically authorized to select Portfolio Fund Managers that direct Portfolio Fund brokerage to firms which furnish or pay for quotation and/or electronic office equipment, recordkeeping and clerical services, office space, data, research and travel and entertainment expenses utilized or incurred by such Portfolio Fund Managers.

In the case of all Portfolio Fund Managers that trade securities, their securities brokerage arrangements must, in general, meet the requirements of “best price and execution,” provided that if a Portfolio Fund Manager determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage, research products or services and other property, products and services provided by such broker, such Portfolio Fund Manager may cause the Portfolio Fund managed by it to pay commissions to such broker in an amount greater than the amount another broker might charge.

Certain brokers for the Portfolio Funds may make cash payments to the Portfolio Funds or discharge the Portfolio Funds’ obligations to third parties.  Under such arrangements, a Portfolio Fund may pay commissions to a broker that are greater than the amount another broker might charge.

The Investment Manager and Sub-Adviser will review the “soft dollar” arrangements employed by prospective Portfolio Fund Managers in determining whether to allocate FEG Directional Access Fund assets to them.  The Investment Manager and Sub-Adviser are authorized to consent on behalf of FEG Directional Access Fund to “soft dollar” arrangements which fall outside of the Section 28(e) “safe harbor,” which restricts the use of “soft dollars” to the payment for research that provides “lawful and appropriate assistance” to the Portfolio Fund Manager in the performance of his investment decision-making responsibilities, provided that the Investment Manager and Sub-Adviser believe in good faith that placing FEG Directional Access Fund assets with such Portfolio Fund Manager is in, or not opposed to, the best interests of FEG Directional Access Fund.

Each Member, by executing the Subscription Agreement and Power of Attorney relating to the acquisition of Units, will specifically authorize the Fund to allocate assets (through its investment in FEG Directional Access Fund (via the Offshore Fund)) to Portfolio Funds which engage in the foregoing “soft dollar” commission arrangements.

OUTSTANDING SECURITIES

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Membership Units	Unlimited	$0	$0

As of February 29, 2016

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund will maintain a separate capital account on its books for each Member.  Each Member’s capital account will have an opening balance equal to the Member’s initial contribution to the capital of the Fund, and thereafter, will be (i) increased by the amount of any additional capital contributions by such Member, (ii) decreased for any payments upon repurchase or in redemption of all or a portion of the Member’s Units and for any distributions in respect of such Member, and (iii) increased or decreased by the Member’s allocable share of the net profits or net losses of the Fund for each Fiscal Period (as defined in the Operating Agreement, Appendix A, Article 1.15).  A Member’s capital account will also be debited for any other amounts as described below.

Members’ capital accounts are adjusted on the last day of each Fiscal Period, other than for repurchases and capital contributions, which are debited and credited, respectively, to the Members’ capital accounts as of the beginning of each Fiscal Period.  The initial Fiscal Period begins upon the commencement of operations of the Fund.  Each subsequent Fiscal Period begins on the day after the last day of the preceding Fiscal Period, and each Fiscal Period (including the initial Fiscal Period) ends on the first to occur of (1) the last day of each fiscal year of the Fund, (2) the last day of each calendar year of the Fund, (3) the last day of each taxable year of the Fund; (4) the day preceding the effective date on which a contribution of capital is made to the Fund; (5) the Valuation Date (defined below) with respect to any repurchase of Units or portions of Units by the Fund, or the day preceding the effective date of any redemption of any Units or portions of Units of any Member or the complete repurchase by a Member; (6)  the effective date on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective Investment Percentages (as defined below); or (7) any other date as established by the Board.  In addition, the final Fiscal Period shall end on the date the Fund dissolves.  An Investment Percentage for each Member (“Investment Percentage”) will be determined, as of the start of a Fiscal Period, by dividing the balance of the Member’s capital account by the sum of the balances of the capital accounts of all Members, as adjusted for any capital contributions and any repurchases of Units as of the beginning of such Fiscal Period.

The Investment Manager or its respective affiliates may also invest in the Fund from time to time in which case they will hold separate Units as Members.

Allocation of Profit and Loss

Net profits or net losses of the Fund for each Fiscal Period will be allocated among and credited to or debited against the capital accounts of all Members in accordance with the Members’ respective Investment Percentages as of the start of such Fiscal Period.  Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses) during a Fiscal Period, adjusted to exclude any changes in the net assets that are attributable to any items to be allocated among the capital accounts of the Members other than in accordance with the Members’ respective Investment Percentages.

Allocation of Special Items — Certain Expenditures

Any expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Fund, will generally be charged to only those Members on whose behalf the expenditures or items are paid or incurred or whose circumstances gave rise to such expenditures or items.  These charges or items will be debited to the capital accounts of the applicable Members as of the close of the Fiscal Period during which the items were paid or accrued by the Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund or the Board.  Reserves will be in such amounts (subject to increase or reduction) that the Fund or the Board may deem necessary or appropriate.  The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when such reserve is created, increased or decreased, as the case may be or, in the sole and absolute discretion of the Board, to those investors who, as determined by the Board were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time and any such Member or former Member will be obligated to pay the amount of any such charge.

If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distribution or repurchases of Units or portions thereof) that was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior Fiscal Period, then such amount will be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

Notwithstanding the foregoing (i) no former Member will be obligated to make a payment exceeding the amount of such Member’s capital account at the time to which the charge relates, and (ii) no such demand will be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member as described above, whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency will be charged proportionately to the capital accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the capital accounts of the current Members.

The FEG Directional Access Fund Operating Agreement has terms relating to reserves that are substantially similar to the foregoing.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain tax aspects of an investment in the Fund.  It is contemplated that the investors in the Fund will be entities, such as individual retirement accounts (“IRAs”) and other tax-qualified retirement plans, that are generally tax-exempt for U.S. federal income tax purposes.  This summary does not discuss the tax consequences for other kinds of investors, such as individuals, taxable entities or foreign persons.  The summary is based solely on current tax law, and there is no assurance that the relevant tax law, or interpretations of it, will not be changed in the future, in some cases retroactively.  This summary is not binding on any tax authority.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under it (the “Treasury Regulations”), rulings of the Internal Revenue Service (the “Service”), and court decisions, all of which are subject to change, possibly with retroactive effect.  The Fund has not sought a ruling from the Service or any other federal, state or local agency with respect to any of the tax issues affecting the Fund.

This summary was written to support the offering of Units.  This discussion was not intended or written to be used, and cannot be used, for the purpose of avoiding any federal tax penalties that the Service may attempt to impose.  The summary is not, in any event, intended to be a substitute for individual tax advice from your own tax adviser.  You should consult your professional tax adviser with respect to the tax aspects of an investment in the Fund, in light of your own individual circumstances.

The Fund and FEG Directional Access Fund

The Fund will receive an opinion of Drinker Biddle & Reath LLP, legal counsel to the Fund, that based upon the provisions of the Code and Treasury Regulations, as in effect on the date of the opinion, other current applicable authority, and certain representations of the Fund, the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, a partnership that is “publicly traded” may be taxable as a corporation for federal income tax purposes even though it is classified as a partnership.  A publicly traded partnership is any partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).  Under applicable Treasury Regulations, interests in a partnership are readily tradable on the substantial equivalent of a secondary market if, taking into account all facts and circumstances, the partners are readily able to buy, sell, exchange or redeem their interests in a manner that is economically comparable to trading on an established securities market.  The applicable Treasury Regulations further provide that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer making a market in the interests, (ii) any person regularly makes available to the public bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices, (iii) interest holders in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests in the partnership through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the partnership, or (iv) prospective buyers and sellers of interests in the partnership otherwise have an opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to the foregoing.  A plan of redemptions, such as the Fund’s plan to repurchase Units, whereby holders of interests in a partnership have readily available, regular, and ongoing opportunities to dispose of their interests, can be substantially equivalent to a secondary market under these rules.

Under the Operating Agreement, transfers of Units by Members, other than repurchases by the Fund, are generally restricted to “private transfers” and other transfers that cannot cause the Fund to be a publicly traded partnership.

The Treasury Regulations contain a safe harbor with respect to transfers pursuant to certain redemption plans.  The Fund’s plan to offer to repurchase Units on at most two days per year, with a Full Repurchase Valuation Date (as defined below) of approximately 65 days after the Repurchase Request Deadline (as defined below), at a price equal to the value of the Interest as of the Full Repurchase Valuation Date, is considerably more limiting than the timing and pricing delay provisions of the redemption plan safe harbor.  However, the Fund will not qualify for the redemption plan safe harbor in any year if more than 10% of the value of the Units are transferred (exclusive of “private transfers”) during that year.  Because the Fund may offer to repurchase more than 10% of the value of the Units in any year, the Fund may, in any year, fail to qualify for the redemption plan safe harbor.

Notwithstanding that the Fund may not qualify for the redemption plan safe harbor (or any other safe harbor) in any taxable year, the Treasury Regulations specifically provide that the failure to qualify for a safe harbor is disregarded for purposes of determining whether Units are publicly traded under a facts and circumstances analysis, and the Fund’s transfer restrictions and restricted redemption rights make the position of Unit holders very different from the economic position they would have been in if the Units were traded on a securities market.  Based on the foregoing and other relevant considerations, the Fund will receive an opinion of tax counsel, that under a facts and circumstances analysis, the Fund will not be treated as a publicly traded partnership.

FEG Directional Access Fund has received an opinion of counsel that, for federal income tax purposes, FEG Directional Access Fund will be treated as a partnership and not as an association taxable as a corporation, and that based on a “facts and circumstances” analysis, similar to that set forth above for the Fund, FEG Directional Access Fund will not be treated as a publicly traded partnership taxable as a corporation.

Tax opinions of counsel are not binding on the Service or the courts.  If it were determined that the Fund or FEG Directional Access Fund is a publicly traded partnership taxable as a corporation, then generally the taxable income of that entity from and after the time it became a publicly traded partnership would be subject to corporate federal income tax (as well as state and local taxes) when recognized by the entity and distributions of that income would be treated as dividend income to the extent of the entity’s current or accumulated earnings and profits.

As partnerships, the Fund and FEG Directional Access Fund will not be subject to federal income tax.  Each of them will file annual partnership information returns with the Service, reporting the results of operations.

The Offshore Fund

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Offshore Fund or its members.  The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Offshore Fund.

The Offshore Fund will apply for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Offshore Fund or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Offshore Fund or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Offshore Fund to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the Offshore Fund.

For U.S. federal income tax purposes, the Offshore Fund will be treated as a foreign corporation.  As such, the Offshore Fund will generally be subject to U.S. federal corporate income tax and branch profits tax with respect to any income effectively connected with a U.S. trade or business, and will generally be subject to 30% withholding tax with respect to dividends and certain other kinds of passive income from U.S. sources.

FEG Directional Access Fund will invest substantially all of its assets in Portfolio Funds.  The classification of Portfolio Funds for U.S. federal income tax purposes may vary, with some being classified as corporations, some being classified as partnerships, and some not being classified as separate entities at all.  Income earned by or from those Portfolio Funds, when recognized by FEG Directional Access Fund, will flow through it to the Offshore Fund.

In the case of portfolio companies that are partnerships doing business in the United States, income or gain from those investments that passes through to the Offshore Fund will be taxable to the Offshore Fund at regular U.S. federal corporate income tax rates of up to 35% as income or gain effectively connected with a U.S. trade or business.  In addition, a 30% branch profits tax will generally also apply with respect to amounts earned from a portfolio company that is treated as a partnership and doing business in the United States.  State and local corporate income taxes will also apply in some cases, depending on the places where the portfolio companies do business.

With respect to those portfolio companies that are corporations for U.S. federal income tax purposes, the Offshore Fund will generally not be subject to U.S. federal income tax on gains on sale of stock of such corporations (except in the case of certain corporations whose principal assets consist of U.S. real property).  In the event of any dividends paid by such corporations, however, U.S. federal income tax at a 30% rate will generally apply to the Offshore Fund’s allocable share of the dividends.

Additionally, investments in portfolio companies in foreign jurisdictions may give rise to income subject to withholding or other taxes in those jurisdictions.  No foreign tax credit will be available to the Fund or investors in the Fund as a result of the payment of any such foreign taxes.

Cayman Islands – Automatic Exchange of Financial Account Information - Non-Reporting Financial Institutions

The Cayman Islands has signed two inter-governmental agreements to improve international tax compliance and the exchange of information - one with the United States and one with the United Kingdom (the "US IGA" and the "UK IGA", respectively).  The Cayman Islands has also signed, along with over 60 other countries, a multilateral competent authority agreement to implement the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (the "CRS" and together with the US IGA and the UK IGA, "AEOI").

Cayman Islands regulations were issued on 4 July 2014 to give effect to the US IGA and the UK IGA, and on 16 October 2015 to give effect to the CRS (collectively, the "AEOI Regulations").

All Cayman Islands "Financial Institutions" will be required to comply with the registration, due diligence and reporting requirements of the AEOI Regulations, unless they can rely on an exemption that allows them to become a "Non-Reporting Financial Institution" (as defined in the relevant AEOI Regulations).  The Offshore Fund is relying upon one of the available exemptions in each of the AEOI Regulations and therefore qualifies as a "Non-Reporting Financial Institution".  As such, the Offshore Fund will have no obligations under the AEOI Regulations.

Should the Offshore Fund become a "Reporting Financial Institution", the AEOI Regulations require the Offshore Fund to, amongst other things (i) register with the Service to obtain a global intermediary identification number (in the context of the US IGA only), (ii) register with the the Cayman Islands Tax Information Authority (the "TIA"), and thereby notify the TIA of its status as a "Reporting Financial Institution"; (iii) conduct due diligence on its accounts to identify whether any such accounts are considered "Reportable Accounts", and (iv) report information on such Reportable Accounts to the TIA.  The TIA will transmit the information reported to it to the overseas fiscal authority relevant to a reportable account (i.e. the IRS in the case of a US Reportable Account, HMRC in the case of a UK Reportable Account, etc.) annually on an automatic basis.

For information on any potential withholding tax that may be levied against the Offshore Fund, see also "FEDERAL INCOME TAX CONSIDERATIONS".

Investors that Are Qualified Retirement Plans or Other Tax-Exempt Entities

Qualified pension and profit-sharing plans (including Keogh or HR-10 plans), traditional or Roth individual retirement accounts (“IRAs”) described in Section 408(a) and Section 408A of the Code respectively, educational institutions, and tax-exempt organizations under Section 501(c)(3) of the Code are generally exempt from Federal income tax except to the extent that they recognize unrelated business taxable income (“UBTI”).  The Fund’s investment in a corporation, such as the Offshore Fund, will not cause investors in the Fund to recognize UBTI, unless the Fund receives unrelated debt-financed income (“UDFI”) because it incurred acquisition indebtedness with respect to its ownership of stock of the corporation.  The Fund does not intend to incur acquisition indebtedness with respect to its ownership of the Offshore Fund (its sole asset).  Accordingly, it is not anticipated that UDFI will be generated by the Fund.  Neither the activities of FEG Directional Access Fund nor the activities of Portfolio Funds in which it invests or their portfolio companies will generate UBTI for investors in the Fund, nor will debt incurred by any of those entities generate UBTI either.  Because all shares of the Offshore Fund will be owned by the Fund, which is a U.S. person for Federal income tax purposes, the Offshore Fund will be considered a controlled foreign corporation (a “CFC”) for U.S. federal income tax purposes.  Income of a CFC is taxable as UBTI to a tax-exempt entity only if the income consists of certain kinds of insurance income as defined in Section 512(b)(17) of the Code.  The Offshore Fund does not expect to generate any such insurance income.  Accordingly, it is not anticipated that UBTI will be generated for investors in the Fund as a result of the CFC rules.

If an investor incurs debt to finance the acquisition of Units, that acquisition indebtedness will separately cause income and gain from the Fund to become UBTI under the rules applicable to debt-financed income.  Each investor should consult its own tax adviser to determine whether any particular indebtedness of that investor may give rise to such debt-financed income as a result of investment in the Fund.

If an investor is a private foundation as defined in Section 509 of the Code, income and gain from the investment in the Fund (including investment income earned by FEG Directional Access Fund LLC, which will generally flow out to the Fund under the CFC rules) will constitute net investment income that is subject to a 2% excise tax under Section 4940 of the Code (the rate of which is reduced to 1% if the private foundation meets certain specified distribution requirements).

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans to which ERISA applies (“ERISA Plans”), certain other plans (such as IRAs and Keogh plans) that, although not subject to ERISA, are subject to certain similar rules of the Code (such ERISA Plans and such other plans, collectively, “Plans”) and those persons who are fiduciaries with respect to such Plans.  In accordance with ERISA’s general fiduciary standards, before investing in the Fund, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets be held in trust, and that the indicia of ownership of ERISA Plan assets generally be maintained within the jurisdiction of the district courts of the United States.  Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.  In addition, a Plan fiduciary should consider whether an investment in the Fund will result in any UBTI to the Plan.  See “FEDERAL INCOME TAX CONSIDERATIONS.”

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries.  These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ direct or indirect investment in the entity.  Certain prospective Plan investors may currently maintain relationships with the Investment Manager, Sub-Adviser, and/or entities that are affiliated with the Fund or FEG Directional Access Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund and FEG Directional Access Fund will each be registered as an investment company under the Investment Company Act, the assets of the Fund and FEG Directional Access Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code) or “non-electing” (within the meaning of Section 410(d) of the Code) church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code) are not subject to the requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund.  Accordingly, any such governmental plans and church plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF UNITS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE INVESTMENT MANAGER, SUB-ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE UNITS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

BY ITS PURCHASE OF THE UNITS BY A PLAN, EACH OF THE PLAN INTEREST HOLDERS WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) THE INVESTMENT BY SUCH PLAN INTEREST HOLDER IN THE FUND IS PRUDENT FOR THE PLAN (TAKING INTO ACCOUNT ANY APPLICABLE LIQUIDITY AND DIVERSIFICATION REQUIREMENTS OF ERISA), (B) THE INVESTMENT IN THE FUND IS PERMITTED UNDER ERISA, THE CODE, OTHER APPLICABLE LAW AND THE GOVERNING PLAN DOCUMENTS, (C) NEITHER THE INVESTMENT MANAGER, SUB-ADVISER, NOR ANY OF THEIR AFFILIATES HAS ACTED AS A FIDUCIARY UNDER ERISA OR THE CODE WITH RESPECT TO SUCH PURCHASE, (D) NO ADVICE PROVIDED BY THE INVESTMENT MANAGER, SUB-ADVISER OR ANY OF THEIR AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY SUCH PLAN INTEREST HOLDER IN CONNECTION WITH SUCH PURCHASE, AND (E) THE PURCHASE, HOLDING AND DISPOSITION OF THE UNITS WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF OTHER LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

ACCESS TO INFORMATION

The office of the Investment Manager is located at 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202 and its telephone number is 1-888-268-0333. Prospective investors and their representatives are invited to review any materials available to the Investment Manager relating to the Fund, the operations of the Fund, this offering, the background, experience and investing history of the principals and affiliates of the Investment Manager and any other matters relating to this offering; and the officers of the Investment Manager will answer inquiries from prospective investors and their representatives relating thereto.  All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.  The Investment Manager will afford prospective investors and their representatives the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Memorandum to the extent that the Fund or the Investment Manager possesses such information or can acquire it without unreasonable effort or expense.  Such review is limited by the confidentiality of personal information relating to Members.

Due to the financial sophistication of the persons to whom this offering is directed, this Memorandum sets forth certain information material to evaluating the merits of an investment in the Fund in summary form only.

The Fund’s most recent audited annual and unaudited quarterly financial statements (if any) will be provided to prospective investors upon request.

NO PROSPECTIVE INVESTOR SHOULD SUBSCRIBE FOR UNITS WHO IS NOT SATISFIED THAT EITHER SUCH PROSPECTIVE INVESTOR OR A REPRESENTATIVE HAS ASKED FOR AND RECEIVED ALL INFORMATION NECESSARY TO EVALUATE THE RISKS AND MERITS OF AN INVESTMENT IN THE FUND. NO PERSON SHOULD INVEST IN THE FUND WHO CANNOT AFFORD THE RISKS OF AN INVESTMENT, INCLUDING THE LOSS OF ALL OR SUBSTANTIALLY ALL OF THE INVESTMENT.

PURCHASING UNITS

The completed Subscription Agreement and Power of Attorney should be returned to the Fund and the Administrator at least 15 days before the beginning of the calendar month in order for the subscriber to be admitted as a Member of the Fund on the first day of that calendar month.  Wire transfers must be received by the Fund’s bank by the 10th business day preceding the beginning of such calendar month.  The Board of Directors may waive these deadlines in its sole discretion.

In order to invest in the Fund, an investor must (1) date, complete and execute one copy of the Subscription Agreement and Power of Attorney, and (2) deliver or mail the executed Subscription Agreement and Power of Attorney (and deliver a wire transfer in the full amount of the subscription, to the Fund’s bank) to the Investment Manager at FEG Investors, LLC, 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202. Prospective investors should contact the Investment Manager to arrange to make their investments.  The minimum subscription amount is $50,000 and additional contributions from existing Members may be made in a minimum amount of $25,000, although the Board of Directors may waive such minimums in circumstances determined to be in the best interests of the Fund.  Wire transfer information is available from the Investment Manager upon request.

The Investment Manager will examine the Subscription Agreement and Power of Attorney of each prospective investor to determine the subscriber’s suitability and eligibility to invest in the Fund.  The Board of Directors may reject any subscription in its sole discretion.  If the subscription is rejected, any monies received will be returned.

As part of the Fund’s responsibility for the prevention of money laundering, the Board of Directors, the Investment Manager and/or their affiliates may require a detailed verification of a Member’s identity, any beneficial owner underlying the account and the source of the payment.  In the event of delay or failure by the subscriber or Member to produce any information required for verification purposes, the Board of Directors may refuse to accept a subscription (or may cause the mandatory repurchase of a Member’s capital account).

Each subscriber and Member shall be required to make such representations to the Fund as the Fund, the Board of Directors or the Investment Manager shall require in connection with such anti-money laundering programs, including without limitation, representations to the Fund that such subscriber or Member is not a prohibited country, territory, individual or entity listed on the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) website and that it is not directly or indirectly affiliated with, any country, territory, individual or entity named on an OFAC list or prohibited by any OFAC sanctions programs.  Such Member shall also represent to the Fund that amounts contributed by it to the Fund were not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

INVESTOR QUALIFICATIONS

Each prospective investor in the Fund will be required to certify that it is a U.S. person for federal income tax purposes and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended.  A natural person must generally have a net worth of $1,000,000 or more.  For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed investment, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the proposed investment exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the proposed investment shall be included as a liability.  A company must generally have total assets in excess of $5,000,000.  In addition, Units are generally being offered only to investors who are exempt from U.S. Federal income taxation.  Such persons are referred to in this Memorandum as tax-exempt or tax-deferred investors.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.”  The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.  Existing Members who wish to request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to the additional purchase.

REPURCHASES OF UNITS

No Member has the right to require the Fund to redeem its Units.  The Board of Directors of the Fund, from time to time and in its complete and absolute discretion, may determine to cause the Fund to offer to repurchase Units from Members pursuant to written requests by Members on such terms and conditions as it may determine.  However, because all or substantially all of the Fund’s assets will be invested in FEG Directional Access Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of its FEG Directional Access Fund Units (via the Offshore Fund) in order to satisfy repurchase requests.  Because FEG Directional Access Fund Units may not be transferred, the Fund may withdraw a portion of its FEG Directional Access Fund Units only pursuant to repurchase offers by FEG Directional Access Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless FEG Directional Access Fund contemporaneously conducts a repurchase offer for FEG Directional Access Fund Units.

The Investment Manager expects that it will recommend to the FEG Directional Access Fund Board that FEG Directional Access Fund offer to repurchase Units from Members twice a year, effective as of June 30th and December 31st.  The repurchase amount will be determined by the FEG Directional Access Fund Board in its complete and absolute discretion, but is expected to be no more than approximately 25% of FEG Directional Access Fund’s outstanding Units.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by FEG Directional Access Fund.

FEG Directional Access Fund will make repurchase offers, if any, to all holders of FEG Directional Access Fund Units, including the Fund (through its investment in the Offshore Fund).  The Fund does not expect to make a repurchase offer that is larger than the portion of FEG Directional Access Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on FEG Directional Access Fund’s repurchase offers.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that FEG Directional Access Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether FEG Directional Access Fund should offer to repurchase FEG Directional Access Fund Units from members pursuant to written requests, the FEG Directional Access Fund Board will consider, among other things, the recommendation of the Investment Manager.  The FEG Directional Access Fund Board or the Board also may consider the following factors, among others, in determining whether to repurchase FEG Directional Access Fund Units or Units and the amount of FEG Directional Access Fund Units or Units therein to be repurchased:  (i) in the case of the Board, whether FEG Directional Access Fund is making a contemporaneous repurchase offer for FEG Directional Access Fund Units, and the aggregate value of FEG Directional Access Fund Units FEG Directional Access Fund is offering to repurchase; (ii) the liquidity of the assets of the applicable fund; (iii) the investment plans and working capital requirements of the applicable fund; (iv) the relative economies of scale with respect to the size of the applicable fund; (v) the history of the applicable fund in repurchasing units; (vi) the conditions in the securities markets and economic conditions generally; and (vii) the anticipated tax consequences of any proposed repurchases of units.

The Operating Agreement and the FEG Directional Access Fund Operating Agreement each provide that the respective entity will be dissolved if any member that has submitted a written request, in accordance with the terms of the applicable Operating Agreement, to tender all of such member’s Units or FEG Directional Access Fund Units, as applicable, for repurchase by the applicable fund has not been given the opportunity to so tender within a period of two (2) years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period).  Such a dissolution of FEG Directional Access Fund would likely result in a determination to dissolve the Fund.

When the Board of Directors determines that the Fund will offer to repurchase Units (or portions of Units), written notice will be provided to Members that describes the commencement date of the repurchase offer, and specifies the date on which repurchase requests must be received by the Fund (the “Repurchase Request Deadline”).  FEG Directional Access Fund is expected to employ substantially similar procedures in connection with the repurchase of FEG Directional Access Fund Units.

For Members tendering all of their Units, Units will be valued for purposes of determining their repurchase price as of a date approximately 65 days after the Repurchase Request Deadline (the “Full Repurchase Valuation Date”).  The amount that a Member who is tendering all of its Units may expect to receive on the repurchase of such Member’s Units will be the value of the Member’s capital account determined on the Full Repurchase Valuation Date, and the Fund will generally not make any adjustments for final valuations based on adjustments received from the Portfolio Funds, and the withdrawing Member (if such valuations are adjusted upwards) or the remaining Members (if such valuations are adjusted downwards) will bear the risk of change of any such valuations.

Members who tender a portion of their Units (defined as a specific dollar value in their repurchase request), and which portion is accepted for repurchase by the Fund, will receive such specified dollar amount.  For Members tendering all of their Units, the value of such Units being repurchased will be determined on the Full Repurchase Valuation Date.  Within five days of the Repurchase Request Deadline, each Member whose Units has been accepted for repurchase will be given a non-interest bearing, non-transferable promissory note by the Fund entitling the Member to be paid an amount equal to 100% of the unaudited net asset value such Member’s capital account (or portion thereof) being repurchased, determined as of the Full Repurchase Valuation Date (after giving effect to all allocations to be made as of that date to such Member’s capital account).  The note will entitle the Member to be paid within 30 days after the Full Repurchase Valuation Date, or ten business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from the Portfolio Funds (through the Fund’s investment in FEG Directional Access Fund (via the Offshore Fund)), whichever is later (either such date, a “Payment Date”).  Notwithstanding the foregoing, if a Member has requested the repurchase of 90% or more of the Units held by such Member, such Member shall receive (i) a non-interest bearing, non-transferable promissory note, which need not bear interest, in an amount equal to 90% of the estimated unaudited net asset value of such Member’s capital account (or portion thereof) being repurchased, determined as of the Full Repurchase Valuation Date (after giving effect to all allocations to be made as of that date to such Member’s capital account) (the “Initial Payment”), which will be paid on or prior to the Payment Date; and (ii) a promissory note entitling the holder thereof to the balance of the proceeds, to be paid within 30 days following the completion of the Fund’s next annual audit, which is expected to be completed within 60 days after the end of the Fund’s fiscal year.

In the event that a Member requests a repurchase of a capital account amount that had been contributed to the Fund within 18 months of the date of the most recent repurchase offer, the Board of Directors may require payment of a repurchase fee payable to the Fund in an amount equal to 2.00% of the repurchase price, which fee is intended to compensate the Fund for expenses related to such repurchase.  Contributions shall be treated on a “first-in, first-out basis.”  Otherwise, the Fund does not intend to impose any charges on the repurchase of Units.

If Members request that the Fund repurchase a greater number of Units than the repurchase offer amount as of the Repurchase Request Deadline, as determined by the Board of Directors in its complete and absolute discretion, the Fund shall repurchase the Units pursuant to repurchase requests on a pro rata basis, disregarding fractions, according to the portion of the Units requested by each Member to be repurchased as of the Repurchase Request Deadline.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $50,000.  The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

TRANSFER OF UNITS

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion.  Units held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the consent of the Board (which may be withheld for any reason in its sole and absolute discretion).

If any transferee does not meet such investor eligibility requirements as may be required by the Board, the Fund reserves the right to redeem its Units.  If the Board does not consent to a transfer by operation of law, the Fund shall redeem the Units from the Member’s successor.  Any transfer must comply with the Securities Act of 1933, as amended.  The Board generally will not consent to a transfer unless the transfer is:  (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., gifts and contributions to family entities) or (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, or children).  The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board, which may be withheld in its sole and absolute discretion.  Each transferring Member and transferee agrees to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with any transfer.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, the Sub-Adviser, the Offshore Fund, FEG Directional Access Fund or each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

Each transferring Member shall indemnify and hold harmless the Fund, the Board, the Investment Manager, the Sub-Adviser, the Offshore Fund, FEG Directional Access Fund or each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from:  (i) any transfer made by such Member in violation of the Operating Agreement; and (ii) any misrepresentation by such Member in connection with any such transfer.

The FEG Directional Access Fund Operating Agreement has terms regarding transfers of FEG Directional Access Fund Units by FEG Directional Access Fund’s members that are substantially similar to those described above.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Fund, the Offshore Fund and FEG Directional Access Fund will calculate its net asset value as of the close of business on the last business day of each calendar month and the last day of each Fiscal Period (as defined under “CAPITAL ACCOUNTS AND ALLOCATIONS:  Capital Accounts”).  In determining its net asset value, each of the Fund, the Offshore Fund and FEG Directional Access Fund will value its investments as of such month-end or as of the end of such Fiscal Period, as applicable.  The net asset value of the Fund, the Offshore Fund and FEG Directional Access Fund will equal the value of the total assets of the Fund, the Offshore Fund and FEG Directional Access Fund, respectively, less all of each entity’s respective liabilities, including accrued fees and expenses, each determined as of the date the Fund’s, the Offshore Fund’s and FEG Directional Access Fund’s net asset value is calculated.

Because the Fund intends to invest all or substantially all of its assets in FEG Directional Access Fund (through the Offshore Fund), the value of the assets of the Fund will depend on the value of its pro rata interest in FEG Directional Access Fund Units.  The Investment Manager will oversee the valuation of the Fund’s investments on behalf of the Fund and the valuation of FEG Directional Access Fund Units on behalf of FEG Directional Access Fund.  The Board and FEG Directional Access Fund Board have approved valuation procedures for the Fund and FEG Directional Access Fund, which are in substance identical (the “Valuation Procedures”).

The Valuation Procedures provide that FEG Directional Access Fund will value its investments in Portfolio Funds at fair value.  In accordance with these procedures, fair value as of each month-end or as of the end of each Fiscal Period, as applicable, ordinarily will be the value determined as of such date by each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported at the time of FEG Directional Access Fund’s valuation.  As a general matter, the fair value of FEG Directional Access Fund’s interest in a Portfolio Fund will represent the amount that FEG Directional Access Fund could reasonably expect to receive from a Portfolio Fund if FEG Directional Access Fund’s interest was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that FEG Directional Access Fund believes to be reliable.  In the event that a Portfolio Fund does not report a month-end value to FEG Directional Access Fund on a timely basis, FEG Directional Access Fund will determine the fair value of such Portfolio Fund based on the most recent final or estimated value reported by the Portfolio Fund, as well as any other relevant information available at the time FEG Directional Access Fund values its portfolio.  Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values are expected to reasonably reflect market values of securities for which market quotations are available or fair value as of FEG Directional Access Fund’s valuation date.

Prior to FEG Directional Access Fund investing in any Portfolio Fund, the Investment Manager will conduct a due diligence review of the valuation methodologies utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise will utilize principles of fair value that the Investment Manager reasonably believes to be consistent, in all material respects, with those used by FEG Directional Access Fund in valuing its own investments.  Although the procedures approved by the FEG Directional Access Fund Board provide that the Investment Manager will review the valuations provided by the Portfolio Fund Managers to the Portfolio Funds, none of the FEG Directional Access Fund Board, the Board or the Investment Manager will be able to confirm independently the accuracy of valuations provided by such Portfolio Fund Managers (which are unaudited).

The Valuation Procedures require the Investment Manager to consider all relevant information reasonably available at the time FEG Directional Access Fund values its portfolio.  The Investment Manager will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of FEG Directional Access Fund’s interests in the Portfolio Fund.  Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption.  Following procedures adopted by the FEG Directional Access Fund Board, the Investment Manager will consider whether it is appropriate, in light of all relevant circumstances, to value such interests at the net asset value as reported by the Portfolio Fund Manager at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  In accordance with U.S. generally accepted accounting principles and industry practice, FEG Directional Access Fund may not always apply a discount in cases where there is no contemporaneous redemption activity in a particular Portfolio Fund.  In other cases, as when a Portfolio Fund imposes extraordinary restrictions on redemptions, when other extraordinary circumstances exist, or when there have been no recent transactions in Portfolio Fund interests, FEG Directional Access Fund may determine that it is appropriate to apply a discount to the net asset value of the Portfolio Fund.  Any such decision will be made in good faith, and subject to the review and supervision of the FEG Directional Access Fund Board.

The valuations reported by the Portfolio Fund Managers, upon which FEG Directional Access Fund calculates its month-end net asset value and the net asset value of each FEG Directional Access Fund Units, may be subject to later adjustment or revision, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Portfolio Funds may be audited by their independent auditors and may be revised as a result of such audits.  Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the net asset value of FEG Directional Access Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Members under certain circumstances as described in “REPURCHASES OF UNITS” and “CAPITAL ACCOUNTS AND ALLOCATIONS:  Reserves.”  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund adversely affect the Fund’s (through the Fund’s investment in FEG Directional Access Fund (via the Offshore Fund)) net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount.  Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount.  The same principles apply to the purchase of Units.  New Members may be affected in a similar way.  See “RISKS: Fund Structure Risk—Reliability of Valuations.”

The procedures approved by the Board and FEG Directional Access Fund Board provide that, where deemed appropriate by the Investment Manager and consistent with the Investment Company Act, investments in Portfolio Funds may be valued at cost.  Cost will be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when FEG Directional Access Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, FEG Directional Access Fund’s investment will be revalued in a manner that the Investment Manager, in accordance with procedures approved by the FEG Directional Access Fund Board, determines in good faith best reflects approximate market value.  The FEG Directional Access Fund Board will be responsible for ensuring that the valuation procedures utilized by the Investment Manager are fair to FEG Directional Access Fund and consistent with applicable regulatory guidelines.

To the extent the Fund or FEG Directional Access Fund holds securities or other instruments that are not investments in Portfolio Funds, the Fund or FEG Directional Access Fund, as applicable, will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, the NASDAQ Stock Market or any foreign stock exchange will be valued at the last sale price or the official closing price on the exchange or system where such securities are principally traded for the business day as of which such value is being determined.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Over-the-counter securities not quoted on the NASDAQ Stock Market will be valued at the last sale price on the applicable valuation day or, if no sale occurs, at the last bid price, in the case of securities held long, or the last ask price, in the case of securities held short, at the time net asset value is determined.   Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Investment Manager not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers, in accordance with the Valuation Procedures.

Fixed-income securities with a remaining maturity of 60 days or more for which accurate market quotations are readily available will normally be valued according to dealer-supplied bid quotations or bid quotations from a recognized pricing service (e.g., FT Interactive Data Corp., Merrill Lynch, J.J. Kenny, Bloomberg, Reuters or Standard & Poor’s).  Fixed-income securities for which market quotations are not readily available or are believed by the Investment Manager not to reflect market value will be valued based upon broker-supplied quotations in accordance with the Valuation Procedures, provided that if such quotations are unavailable or are believed by the Investment Manager not to reflect market value, such fixed-income securities will be valued at fair value in accordance with the Valuation Procedures, which may include the utilization of valuation models that take into account spread and daily yield changes on government securities in the appropriate market (e.g., matrix pricing). High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Investment Manager at amortized cost, which the Board and the FEG Directional Access Fund Board have determined to approximate fair value.  All other instruments held by FEG Directional Access Fund will be valued in accordance with the Valuation Procedures.

If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Investment Manager not to reflect the market value, the Investment Manager will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.  In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Investment Manager or the FEG Directional Access Fund Board, as applicable, will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service.  Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States.  Foreign exchange rates are also determined prior to such close.  On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund or FEG Directional Access Fund is determined.  When such events materially affect the values of securities held by the Fund or FEG Directional Access Fund or their liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board or the FEG Directional Access Fund Board.

The Investment Manager and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Investment Manager or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund or FEG Directional Access Fund.  Consequently, the fees charged to the Fund or FEG Directional Access Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of FEG Directional Access Fund, including the Investment Management Fee, are accrued on a monthly basis on the day net asset value of FEG Directional Access Fund is calculated and taken into account for the purpose of determining such net asset value.  Similarly, expenses of the Fund are accrued on a monthly basis on the day net asset value of the Fund is calculated and taken into account for the purpose of determining such net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on FEG Directional Access Fund’s net asset value and the Fund if the judgments of the FEG Directional Access Fund Board, the Board, the Investment Manager, or the Portfolio Fund Managers regarding appropriate valuations should prove incorrect.  Also, Portfolio Fund Managers will generally only provide determinations of the net asset value of Portfolio Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of FEG Directional Access Fund, and therefore the net asset value of the Fund, more frequently.

MISCELLANEOUS

Limited Liability Company Operating Agreement

The Fund’s Operating Agreement, attached hereto as Appendix A, contains detailed provisions regarding, among other matters, management of the Fund and the authority of the Board of Directors; meetings, if any, of Members; indemnification of the Directors, the Investment Manager and the Tax Matters Member; Transfer of Units and withdrawal of capital from the Fund; and economic and tax allocations among Members.  The Operating Agreement also gives the Board of Directors broad authority to amend the Operating Agreement in any manner that is not materially adverse to the Members, including making any amendment necessary or appropriate, in the discretion of the Board of Directors, to effect the Fund’s registration under the Investment Company Act.  Prospective investors are urged to read carefully the Fund’s Operating Agreement, and investors will represent in the Fund’s Subscription Agreement and Power of Attorney to having done so.

Privacy Policy

The Investment Manager and Sub-Adviser understand and respect the privacy of non-public personal information that they receive from their clients, including the Members in the Fund.  The following Privacy Policy applies to the Investment Manager’s and Sub-Adviser’s relationship with a Member if such Member is an individual.

Recognition of Expectation of Privacy.  A Member regards his personal information as his, and so do the Investment Manager and Sub-Adviser.  The Investment Manager and Sub-Adviser do not sell or share client information with third parties not associated with services or activities of the Investment Manager or Sub-Adviser (except as allowed by law).

Information the Investment Manager and Sub-Adviser Collect.  The Investment Manager and Sub-Adviser may collect personal, non-public information from a variety of sources:

—Information which the Investment Manager and Sub-Adviser receive from a Member and on contractual agreements or client information/application forms, such as a Member’s name, address, phone number, taxpayer or social security number, occupation, date of birth and income.

—Information about a Member’s transactions with the Investment Manager or Sub-Adviser, their affiliated companies and others, such as account balances, investment assets and the purchase and sale of securities.

Maintenance of Information.  The Investment Manager and Sub-Adviser have internal procedures designed to maintain accurate records concerning a Member’s personal information.  Should a Member ever believe that the Investment Manager’s or Sub-Adviser’s records contain inaccurate, incomplete or non-current information, please notify the Investment Manager or Sub-Adviser.  The Investment Manager or Sub-Adviser will respond to requests to correct the information in a timely manner.

Information the Investment Manager or Sub-Adviser Share.  The Investment Manager or Sub-Adviser may disclose information to nonaffiliated third parties as allowed by law.  For example, this may include a lawful order or requirement of a court or governmental authority having competent jurisdiction, including subpoena or other legal process.

Information Security.  The Investment Manager and Sub-Adviser restrict access to non-public personal information to those employees who need to know that information in order to provide the Investment Manager’s and Sub-Adviser’s products and services to Members.  The Investment Manager and Sub-Adviser maintain physical, electronic and procedural safeguards that comply with federal standards to guard non-public personal information.

If a Member withdraws all of his capital account in the Fund, the Investment Manager and Sub-Adviser will continue to adhere to the policies and practices described in this Privacy Policy.  The Investment Manager and Sub-Adviser reserve the right to amend this Privacy Policy from time to time.  The Members will be notified in the event the Investment Manager or Sub-Adviser amends this policy.

Legal and Accounting Matters

Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103, serves as counsel to the Fund and FEG Directional Access Fund.

Maples and Calder, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, acts as Cayman Islands legal counsel to the Offshore Fund.  In connection with the Offshore Fund's offering of shares and subsequent advice to the Offshore Fund, Maples and Calder will not be representing the members of the Offshore Fund.   Maples and Calder's representation of the Offshore Fund is limited to specific matters as to which it has been consulted by the Offshore Fund.  There may exist other matters that could have a bearing on the Offshore Fund as to which Maples and Calder has not been consulted.  In addition, Maples and Calder does not undertake to monitor compliance by the Investment Manager and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does Maples and Calder monitor ongoing compliance with applicable laws.  In connection with the preparation of this Memorandum, Maples and Calder's responsibility is limited to matters of Cayman Islands law and it does not accept responsibility in relation to any other matters referred to or disclosed in this Memorandum. In the course of advising the Offshore Fund, there are times when the interests of members may differ from those of the Offshore Fund.  Maples and Calder does not represent the members' interests in resolving these issues.  In reviewing this Memorandum, Maples and Calder has relied upon information furnished to it by the Offshore Fund and has not investigated or verified the accuracy and completeness of information set forth herein concerning the Offshore Fund.

Ernst & Young LLP, 1900 Scripps Center, 312, Walnut Street, Cincinnati, Ohio  45202, will serve as the Fund’s independent registered public accounting firm. Ernst & Young LLP also serves as the independent registered public accounting firm of FEG Directional Access Fund.

TABLE OF CONTENTS OF SAI

INVESTMENT POLICIES AND PRACTICES	1
FUNDAMENTAL POLICIES	1
ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF FEG DIRECTIONAL ACCESS FUND AND THE PORTFOLIO FUNDS AND RELATED RISKS	2
OTHER POTENTIAL RISKS	16
BOARD OF DIRECTORS AND OFFICERS	17
CODES OF ETHICS	22
INVESTMENT MANAGEMENT AND OTHER SERVICES	23
BROKERAGE	27
CONFLICTS OF INTEREST	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL	30
CUSTODIAN AND ADMINISTRATOR	30
VOTING	31
ANTI-MONEY LAUNDERING	32
PROXY VOTING POLICIES AND PROCEDURES	32
CONTROL PERSONS AND PRINCIPAL HOLDERS	32
Appendix A: Proxy Voting Policy	A-1

APPENDIX A:

FEG DIRECTIONAL ACCESS TEI FUND LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of FEG Directional Access TEI Fund LLC (the “Company”) is made effective as of February 22, 2016 by and among each Director, whether a signatory hereto or who otherwise agrees to be bound by the terms hereof and serve as Director, the Investment Manager as “Organizational Member”, and each person hereinafter admitted to the Company and reflected on the books of the Company as a Member.

W I T N E S S E T H :

WHEREAS, the Company heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of November 20, 2015 and filed with the Secretary of State of the State of Delaware on November 20, 2015:

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I
 DEFINITIONS

For purposes of this Agreement:

1.1              ADVISERS ACT means the Investment Advisers Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.2              AFFILIATE of another person means:

(1)            any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person;

(2)            any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(3)            any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(4)            any officer, director, partner, copartner, or employee of such other person;

(5)            if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

(6)            if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

1.3              AGREEMENT means this Limited Liability Company Operating Agreement, as amended and/or restated from time to time.

1.4              BOARD means the Board of Directors established pursuant to Section 2.6 and each Director on the Board shall be deemed a “Manager” of the Company within the meaning of the Delaware Act, as hereinafter defined.

1.5              CAPITAL ACCOUNT means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3.

1.6              CAPITAL CONTRIBUTION means the contribution, if any, made, or to be made, as the context requires, to the capital of the Company by a Member.

1.7              CERTIFICATE means the Certificate of Formation of the Company and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

1.8              CLOSING means the closing of a subscription to purchase Units.

1.9              CODE means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

1.10             COMPANY means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

1.11             COMPANY ACT means the Investment Company Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.12            CONFIDENTIAL INFORMATION shall have the meaning as set forth in Section 8.10(a).

1.13            DELAWARE ACT means the Delaware Limited Liability Company Act (6 DEL.C. §§ 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

1.14            DIRECTOR means each person who initially serves on the Board pursuant to Section 2.6 or who, from time to time, pursuant to this Agreement shall serve on the Board as indicated in the records of the Company.  Each Director shall be deemed a “Manager” of the Company within the meaning of the Delaware Act.

1.15            FEG DIRECTIONAL ACCESS FUND means FEG Directional Access Fund LLC.

1.16            FISCAL PERIOD means the period commencing on the Initial Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)            the last day of a Fiscal Year;

(2)            the day preceding any day as of which a contribution to the capital of the Company is made pursuant to Section 5.1;

(3)            the day as of which the Company repurchases any portion of the Units of any Member pursuant to this Agreement;

(4)            any day as of which there is any distribution to a Member pursuant to Section 5.8;

(5)            any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member;

(6)            the date as of which the Company terminates; or

(7)            any other date as established by the Board.

1.17            FISCAL YEAR, for accounting purposes, means the period commencing on the Initial Closing Date and ending on March 31 and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board shall designate another fiscal year for the Company.  For tax purposes, the 12-month period ending December 31 of each year will be the Company’s taxable year.

1.18            INDEPENDENT DIRECTORS means those Directors who are not Affiliates of the Company, the Investment Manager or its members.

1.19            INITIAL CLOSING DATE means the first date on or as of which a Member other than FEG Investors, LLC is admitted to the Company.

1.20            INVESTMENT MANAGEMENT AGREEMENT means the separate written agreement between FEG Directional Access Fund and the Investment Manager of FEG Directional Access Fund pursuant to which the Investment Manager performs certain investment advisory and supervisory services to FEG Directional Access Fund.

1.21            INVESTMENT MANAGER means any person who at any particular time serves as the investment adviser to FEG Directional Access Fund pursuant to a written agreement with FEG Directional Access Fund.  FEG Directional Access Fund’s initial Investment Manager is FEG Investors, LLC.

1.22            MEMBER means any person who shall have been admitted to the Company as a member or a substitute Member who is admitted to the Company pursuant to this Agreement, in such person’s capacity as a Member until the Company repurchases all Units of such person as a Member pursuant to Section 4.4 hereof or a substituted Member or Members are admitted with respect to any such person’s Units as a Member pursuant to Section 4.3 hereof.

1.23            MEMBERSHIP PERCENTAGE means a percentage established for each Member on the Company’s books as of the first day of each Fiscal Period.  The Membership Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member’s Capital Account as of the beginning of such period by the sum of the Capital Accounts of all Members as of the beginning of such period.  The sum of the Membership Percentages of all Members shall equal 100%.

1.24            NAV PER UNIT as of a particular date shall be equal to the Net Asset Value of the Company as of such date, divided by the number of Units then outstanding.

1.25            NET ASSET VALUE means the total value of all assets of the Company as valued pursuant to Section 7.3, less an amount equal to all accrued debts, liabilities, and obligations of the Company, calculated before giving effect to any repurchase of Units.

1.26            NET PROFIT OR NET LOSS means the amount by which the Net Asset Value of the Company as of the close of business on the last day of a Fiscal Period exceeds (in the case of Net Profit) or is less than (in the case of Net Loss) the Net Asset Value of the Company as of the commencement of the same Fiscal Period, such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with a Member’s Membership Percentage as of the commencement of such Fiscal Period pursuant to this Agreement.

1.27            OFFSHORE FUND means FEG Directional Access TEI Fund LDC, or a substitute or successor entity.

1.28            ORGANIZATIONAL MEMBER means FEG Investors, LLC.

1.29            PARTNERSHIP REPRESENTATIVE means the Member designated as “partnership representative” of the Company pursuant to Section 8.15 hereof.

1.30            PERSON means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, or unincorporated organization.

1.31            PORTFOLIO FUNDS means pooled investment vehicles and/or managed accounts.

1.32            PORTFOLIO MANAGERS mean independent investment advisers.

1.33            SEC means the Securities and Exchange Commission.

1.34            SECURITIES means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the Company Act) and any contracts for forward or future delivery of any security, debt obligation, currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies, or commodities, and any options thereon.

1.35            SECURITIES ACT means the Securities Act of 1933, as amended and any regulations promulgated thereunder.

1.36            SERIES means any series of Units established by the Board from time to time.

1.37            TAX MATTERS MEMBER means the Member designated as “tax matters partner” of the Company pursuant to Section 8.15 hereof.

1.38            TRANSFER means the assignment, transfer, sale, or other disposition of all or any portion of a Member’s Units, including any right to receive any allocations and distributions attributable to the Units.

1.39            UNITS are units of membership interest in the Company.

1.40            VALUATION DATE means any date in which the Net Asset Value of the Company is computed.

ARTICLE II
 ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1              FORMATION OF LIMITED LIABILITY COMPANY.  The Organizational Member and any other person designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver, and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents, and certificates which, in the opinion of legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Company.

2.2              NAME.  The name of the Company shall be FEG Directional Access TEI Fund LLC, pursuant to the Certificate dated as of November 20, 2015 and filed with the Secretary of State of the State of Delaware on November 20, 2015, or such other name as the Board hereafter may adopt upon:  (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act; and (ii) sending notice thereof to each Member.  The Company’s business may be conducted under the name of the Company or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3              PRINCIPAL AND REGISTERED OFFICE.  The Company shall have its principal office at the principal office of the Investment Manager, or at such other place designated from time to time by the Board.

The Company shall have its registered office in the State of Delaware at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and shall have The Corporation Trust Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4            DURATION.  The term of the Company shall commence on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue perpetually unless and until the Company is dissolved pursuant to Section 6.1 hereof.

2.5            BUSINESS OF THE COMPANY.  The business of the Company is to invest all or substantially all of its assets directly or indirectly (through the Offshore Fund) in FEG Directional Access Fund, which, without limitation, either directly or indirectly through one or more pooled investment vehicles, purchases, sells, invests, and trades in Securities on margin or otherwise, and engages in any financial or derivative transactions relating thereto or otherwise and engages in such other activities.  The Company also exercises such rights and powers as permitted by limited liability companies under the Delaware Act.  On behalf of the Company, the officers of the Company may execute, deliver, and perform all contracts, agreements, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out the Company’s business and any amendments to any such contracts, agreements, and other undertakings, all without any further act, vote, or approval of any other person, notwithstanding any other provision of this Agreement.

2.6            THE BOARD.

(a)            Prior to the Initial Closing Date, the Organizational Member may, in its sole discretion, designate and elect persons to serve as Directors on the Board of Directors.  Following the effectiveness of this Agreement, each Director shall agree to be bound by all of the terms of this Agreement applicable to Directors.  The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Company.  The number of Directors shall be fixed from time to time by a written instrument signed by, or by resolution approved at a duly constituted meeting by vote of, a majority of the Board, provided however that the number of Directors shall at all times be at least one and no more than ten as determined, from time to time, by the Directors pursuant to this Agreement.

(b)            Each Director shall serve as a Director for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.1 hereof.  If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, provided such appointment is in accordance with the Company Act, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members.  The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so when required by the Company Act, within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

(c)            In the event that no Director remains to continue the business of the Company, the Investment Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board.  If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7            MEMBERS.  The Board may admit one or more Members at such times as the Board may determine.  Members may be admitted to the Company subject to the condition that each such Member execute an appropriate signature page of this Agreement and the Company’s subscription agreement. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member.  The Board, in its sole and absolute discretion, may reject applications or subscription agreements for Units in the Company.  The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

2.8            ORGANIZATIONAL MEMBER.  The initial Capital Contribution to the Company by the Organizational Member shall be converted to Units.  Upon the admission to the Company of any additional Member pursuant to Section 2.7, the Organizational Member shall be entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Company.

2.9            BOTH DIRECTORS AND MEMBERS.  A Member may, at the same time, be a Director and a Member, or the investment adviser to FEG Directional Access Fund and a Member, in which event such person’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act and the Company Act.  A Director need not be a Member.

2.10            LIMITED LIABILITY.  To the fullest extent permitted under applicable law, a Member shall not be liable for the Company’s debts, obligations, or liabilities in any amount in excess of the Capital Account balance of such Member.  To the fullest extent permitted under applicable law, the Investment Manager and Directors shall not be liable for the Company’s debts, obligations, or liabilities.

ARTICLE III
 MANAGEMENT

3.1            MANAGEMENT AND CONTROL.

(a)            Management and control of the business of the Company shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Company and in its name, to exercise all rights, powers, and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and its duties hereunder.  No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director’s authority as delegated by the Board.  The parties hereto intend that, except to the extent otherwise expressly provided herein:  (i) each Director shall be vested with the same powers, authority, and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation; and (ii) each Independent Director shall be vested with the same powers, authority, and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the Company Act that is organized as a Delaware corporation.  During any period in which the Company shall have no Directors, the Investment Manager shall continue to have the authority to manage the business and affairs of the Company.

(b)            Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction, or credit in a manner inconsistent with the treatment of such item by the Company.  The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

(c)            Members shall have no right to participate in and shall take no part in the management or control of the Company’s business, except to the extent specifically provided herein, and shall have no right, power, or authority to act for or bind the Company.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Company Act, or as otherwise required in the Delaware Act.

(d)            The Board may delegate to any person, including officers of the Company, any rights, power, and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2            ACTIONS BY THE BOARD.

(a)            Unless provided otherwise in this Agreement, the Board shall act only:  (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the Company Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person, which may include any means of communication that allows all Directors participating to hear each other simultaneously during the meeting); or (ii) by unanimous written consent of all of the Directors without a meeting (if permissible under the Company Act).

(b)            The Board may designate from time to time a Chairperson who shall preside at all meetings.  Meetings of the Board may be called by the Chairperson or any two Directors, and may be held on such date and at such time and place as the Board shall determine.  Each Director shall be entitled to receive written notice of the date, time, and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the Company Act.  A majority of the Directors then in office shall constitute a quorum at any meeting.

(c)            The Board may designate from time to time agents and employees of the Company, including without limitation employees of the Investment Manager and its members, who shall have the same powers and duties on behalf of the Company (including the power to bind the Company) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Company.

3.3            MEETINGS OF MEMBERS.

(a)            Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date, and place as the Board shall determine.  The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the Company Act:  (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors; and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)            Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Membership Percentage as of the record date for such meeting.  The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)            A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4            CUSTODY OF ASSETS OF THE COMPANY.  The physical possession of all funds, Securities, or other property of the Company shall at all times, be held, controlled, and administered by one or more custodians retained by the Company in accordance with the requirements of the Advisers Act and the Company Act.

3.5            OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a)            The Directors shall not be required to devote their full business time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)            Any Member, Director, or Affiliate of the foregoing may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers, or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

3.6            DUTY OF CARE.

(a)            A Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Investment Manager, and the Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Investment Manager and the Tax Matters Member) shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such Person’s services to the Company, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Person’s office or as otherwise required by law.

(b)            A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Company, any other Member, or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

3.7            INDEMNIFICATION.

(a)            To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Investment Manager, and the Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Investment Manager and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Investment Manager or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) (each, an “indemnitee”) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, the Investment Manager, or the Tax Matters Member, as the case may be, of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.  The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any director of the Company appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Director” for purposes of this Section 3.7.

(b)            Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)            An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(d)            The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

3.8            FEES; EXPENSES; AND REIMBURSEMENT.

(a)            The Board may cause the Company to compensate each Director for his or her services hereunder.  In addition, the Company shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)            The Company will bear all of its own expenses, including, but not limited to, all expenses that the Board reasonably determines to be incurred in connection with the Company’s investment activities including, but not limited to, due diligence costs and any taxes to which the Company is subject; regulatory fees; and interest charges.  In addition, except as described below, the Company will bear all of its own ordinary operating and administrative expenses, which include, but are not limited to, administration fees; amounts due to persons not affiliated with the Investment Manager for providing operating and administrative services, custody, legal, accounting, audit and tax services to the Company or to the Investment Manager with respect to the activities of the Company; registration and filing fees; licensing fees, insurance expenses, costs of preparing, printing and mailing reports and other documents, including proxy materials, and the cost of the ongoing offering of the Units.  The Company will bear all of its extraordinary expenses, if any.  Expenses incurred by the Company by reason of circumstances applicable to one or more, but fewer than all, Members shall be allocated, to the extent possible, to such Members’ capital account.  Any expenses incurred in connection with the Company’s registration under the Company Act will be born by the Investment Manager.  Once so registered, expenses incurred in connection with the Company’s status as a registered investment company, such as travel-related expenses and fees of members of the Board of Directors who are not affiliated with the Investment Manager, and reporting and filing costs will be borne by the Company.

ARTICLE IV
TERMINATION OF STATUS OF DIRECTORS;
 TRANSFERS AND REPURCHASES

4.1            TERMINATION OF STATUS OF A DIRECTOR.  The status of a Director shall terminate if the Director:  (a) shall die; (b) shall be adjudicated incompetent; (c) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, unless the other Directors waive such notice); (d) shall be removed; (e) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (f) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law, or make an assignment for the benefit of creditors; or (g) shall have a receiver appointed to administer the property or affairs of such Director.

4.2            REMOVAL OF THE DIRECTORS.  Any Director may be removed by:  (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal or vote; or (b) the vote or written consent of Members constituting not less than two-thirds (2/3) of the total Membership Percentage.

4.3            TRANSFER OF UNITS OF MEMBERS.

(a)            A Member may transfer such Member’s Units in whole or in part only:  (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld for any reason in its sole and absolute discretion).  If any transferee does not meet such investor eligibility requirements as may be required by the Board, the Company reserves the right to redeem its Units.  If the Board does not consent to a transfer by operation of law, the Company shall redeem the Units from the Member’s successor.  Any transfer must comply with the Securities Act.  The Board generally will not consent to a transfer unless the transfer is:  (x) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities); or (y) to members of the transferring Member’s immediate family (siblings, spouse, parents, and children).  The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board, which may be withheld in its sole and absolute discretion.  Each transferring Member and transferee agrees to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Company in connection with any transfer.

(b)            By subscribing for Units, each Member agrees to indemnify and hold harmless the Company, the Board, the Investment Manager, or each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of this Section 4.3 or any misrepresentation made by that Member in connection with any such transfer.

(c)            Each transferring Member shall indemnify and hold harmless the Company, the Board, the Investment Manager, or each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from:  (i) any transfer made by such Member in violation of this Section 4.3; and (ii) any misrepresentation by such Member in connection with any such transfer.

4.4               REPURCHASE OF UNITS.

(a)              General.  No Member or other person holding Units or portion thereof shall have the right to require the Company to redeem its Units.  The Board of the Company, from time to time, and in its sole and absolute discretion, may determine to cause the Company to offer to repurchase Units from Members, including the Investment Manager, on such terms and conditions as set forth in this Agreement.  However, the Company shall not offer to repurchase Units on more than two occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that more frequent offers would not cause any adverse tax consequences to the Company or its Members.  In accordance with the terms and conditions as are set forth in this Agreement, in determining whether to cause the Company to repurchase Units pursuant to written requests by Members, the Board shall consider the following factors, among others, in making such determination:

(1)             whether FEG Directional Access Fund is making a contemporaneous repurchase offer for units of interest therein, and the aggregate value of units FEG Directional Access Fund is offering to repurchase.

(2)             whether any Members have requested that the Company repurchase their Units;

(3)             the liquidity of the Company’s assets;

(4)             the investment plans and working capital requirements of the Company;

(5)             the relative economies of scale with respect to the size of the Company;

(6)             the history of the Company in repurchasing Units;

(7)             the conditions in the securities markets and economic conditions generally; and

(8)             the anticipated tax consequences of any proposed repurchases of Units.

(b)        Discretionary Repurchases.  The Board shall cause the Company to repurchase Units on terms fair to the Company and to all Members (or one or more classes of Members, including persons holding Units acquired from Members), as applicable, in the following manner:

(1)             The Board will provide written notice to Members when it has determined, in its sole and absolute discretion, that the Company will repurchase Units.  Such notice will describe the terms of the repurchase offer, including:

(i)            the commencement date of the repurchase offer;

(ii)            the date on which repurchase requests must be received by the Company (the “Repurchase Request Deadline”); and

(iii)            other information that Members should consider in deciding whether and how to participate in such repurchase opportunity.

(2)             Members must submit, in writing, requests for repurchase to the Company or its designated agent.  The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion.  The Company will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

(3)             Payment for Units, accepted by the Company for repurchase will be made in whole or in part in accordance with Section 4.4(b)(6).  The amount due to any Member tendering all of its Units of the Company will be equal to the value of the Member’s Capital Account based on the estimated unaudited net asset value of the Company’s assets as of the effective date of repurchase (the “Full Repurchase Valuation Date”), after giving effect to all allocations to be made to the Member’s Capital Account as of such date.  The Full Repurchase Valuation Date will be approximately 65 days, and in no event less than 60, after the Repurchase Request Deadline.  Members who tender a portion of their Units of the Company (defined as a specific dollar value) in their repurchase request, and which portion is accepted for repurchase by the Company, shall receive such specified dollar amount.

(4)              The Company may suspend or postpone any repurchase offer, by vote of a majority of the Board, including a majority of the Independent Directors, including but not limited to:

(i)      for any period during which an emergency exists as a result of which it is not reasonably practicable for the Company to dispose of securities it owns or to determine the value of the Company’s nets assets;

(ii)     for any other periods that the SEC permits by order for the protection of Members; or

(iii)    under such other unusual circumstances as the Board deems advisable for the benefit of the Company and its Members.

(5)              The Board, in its sole and absolute discretion, shall determine the amount of Units to be repurchased, if any.  If a greater amount of Units is submitted for repurchase by Members as of the Repurchase Request Deadline than the repurchase offer amount, as determined by the Board in its sole and absolute discretion, the Company shall repurchase the Units submitted for repurchase on a pro rata basis, disregarding fractions, according to the amount of Units submitted for repurchase by each Member as of the Repurchase Request Deadline; provided, however, that this provision shall not prohibit the Company from:

(i)            accepting all Units submitted for repurchase by Members who own, beneficially or of record, an aggregate of not more than a specified percentage of such Units and who submit for repurchase all their Units, before prorating Units submitted for repurchase by other Members; or

(ii)            accepting by lot Units submitted for repurchase by Members who offer all the Units held by them or who, when submitting for repurchase their Units, elect to have either all or none or at least a minimum amount or none accepted, if the Company first accepts all Units submitted for repurchase by Members who do not so elect.

(6)              Repurchases of Units or portions thereof by the Company shall be payable after the date of each such repurchase or, in the case of an offer by the Company to repurchase Units, after the expiration date of such repurchase offer in accordance with the terms of such offer.  Payment of the purchase price for Units (or portion thereof) shall be made within five days of the relevant Repurchase Request Deadline, and shall consist of a promissory note, which need not bear interest, in an amount equal to 100% of the unaudited net asset value of the portion of the Units redeemed.  The note will entitle the Member to be paid within 30 days after the Full Repurchase Valuation Date, or ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the Portfolio Funds (through the Company’s investment in FEG Directional Access Fund (via the Offshore Fund)), whichever is later (either such date, a “Payment Date”).  Notwithstanding the foregoing, if a Member has requested the repurchase of 90% or more of the Units held by such Member, such Member shall receive: (i) a promissory note, which need not bear interest, in an amount equal to 90% of the estimated unaudited net asset value of the Units (or portion thereof) repurchased by the Company determined as of the Full Repurchase Valuation Date (after giving effect to all allocations to be made as of that date to such Member’s capital account) (the “Initial Payment”), which will be paid on or prior to the Payment Date; and (ii) a promissory note entitling the holder thereof to the balance of the proceeds, to be paid within 30 days of the completion of the Company’s next annual audit.  Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its discretion, may pay any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the Full Repurchase Valuation Date, equal to the amount to be repurchased; provided that the Board of Directors, in its discretion, may make payment of the purchase price for Units by in-kind distribution of Securities held by the Company.  The purchase price of Units will be determined as of the Full Repurchase Valuation Date.

(7)              The Board may, in its sole and absolute discretion, elect to impose charges on Members or other persons who submit their Units for repurchase. In the event that a Member requests the repurchase of Units that had been acquired within 18 months of the date of the most recent Repurchase Offer, the Board may require payment of a repurchase fee payable to the Company in an amount equal to 2% of the repurchase price for such Units, which fee is intended to compensate the Company for expenses related to such repurchase.  Units shall be repurchased by treating the Units first acquired by a Member as being repurchased prior to Units acquired by such Member thereafter.  The Board may also, in its sole and absolute discretion, allocate to tendering Members withdrawal or similar charges imposed by Portfolio Funds if the Company has requested withdrawal of its capital from any Portfolio Funds in order to fund the repurchase of Units and such charges were imposed on the Company.

(8)            A Member who submits for repurchase only a portion of such Member’s Units shall be required to maintain a Capital Account balance at least equal to $50,000.

(9)            The Investment Manager may submit for repurchase its Units as a Member under Section 4.4 hereof.

(c)              Mandatory Redemptions.  The Board may cause the Company to redeem the Units of a Member or of any person acquiring such an Units from or through a Member in the event that the Board determines or has reason to believe that, among other things:

(1)            such Units have been transferred or such Units have vested in any person by operation of law as a result of the death, dissolution, bankruptcy, or incompetency of a Member;

(2)            ownership of such Units by a Member or other person will cause the Company or FEG Directional Access Fund to be in violation of, or require registration of any Units, or subject the Company, FEG Directional Access Fund or the Investment Manager to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

(3)            continued ownership of such Units may be harmful or injurious to the business or reputation of the Company, FEG Directional Access Fund or the Investment Manager, or may subject the Company, FEG Directional Access Fund, or any Members or members of FEG Directional Access Fund to an undue risk of adverse tax or other fiscal consequences;

(4)            for any period during which an emergency exists as a result of which it is not reasonably practicable for the Company to dispose of securities it owns or to determine the value of the Company’s net assets;

(5)            any representation or warranty made by a Member in connection with the acquisition of such Units was not true when made or has ceased to be true; or

(6)            it would be in the best interests of the Company, as determined by the Board in its sole and absolute discretion, for the Company to redeem such Units.

ARTICLE V
 CAPITAL

5.1              CONTRIBUTIONS TO CAPITAL.

(a)              The minimum Capital Contribution of each Member to the capital of the Company shall be such amount as the Board in its sole and absolute discretion may determine from time to time.  The amount of the initial Capital Contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company.  The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members.  The Investment Manager may make voluntary contributions to the capital of the Company as a Member.

(b)            If permitted by the Board, a Member and the Investment Manager, as a Member, may make additional Capital Contributions to the Company, effective as of such times as the Board in its discretion may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement.  No Member shall be obligated to make any additional Capital Contribution except to the extent provided in this Agreement.

(c)            Except as otherwise permitted by the Board, initial and any additional contributions to the capital of the Company by any Member shall be payable in cash.

(d)            The minimum initial and additional Capital Contributions may be increased or reduced by the Board.

(e)            The Company shall issue the Units to any Member making an additional Capital Contribution.

5.2            RIGHTS OF MEMBERS TO CAPITAL.

No Member shall be entitled to interest on his or its contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except as otherwise specifically provided herein.  No Member shall be liable for the return of any such amounts.  No Member shall have the right to require partition of the Company’s property or to compel any sale or appraisal of the Company’s assets.

5.3            CAPITAL ACCOUNTS.

(a)            The Company shall maintain a separate Capital Account for each Member.

(b)            Each Member’s Capital Account shall have an initial balance equal to the amount of cash constituting such Member’s initial Capital Contribution.

(c)            Each Member’s Capital Account shall be increased by the sum of:  (i) the amount of cash constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1; plus (ii) any amount credited to such Member’s Capital Account pursuant to this Article V.

(d)            Each Member’s Capital Account shall be reduced by the sum of:  (i) the amount of any repurchase of the Units, or portion thereof, of such Member or distributions to such Member pursuant to this Agreement; plus (ii) any amounts debited against such Member’s Capital Account pursuant to this Article V.

(e)            If the Units, or a portion thereof, of a Member are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account, or portion thereof, of the transferor to the extent it relates to the transferred Units or portion thereof.

5.4            ALLOCATION OF NET PROFIT AND LOSS.

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with each Member’s Membership Percentage for such Fiscal Period.

5.5            ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES.

(a)            If the Company incurs a withholding tax or other tax obligation with respect to the share of Company income allocable to any Member, then the Board, without limitation of any other rights of the Company or the Board, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Company pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay to the Company as a contribution to the capital of the Company, upon demand of the Company, the amount of such excess.  The Company shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Company determines that a Member is eligible for a refund of any withholding tax, the Company may, at the request and expense of such Member, assist such Member in applying for such refund.

(b)            Except as otherwise provided for in this Agreement and unless prohibited by the Company Act, any expenditures payable by the Company, to the extent determined by the Board to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

(c)            For taxable years beginning after December 31, 2017, if there are any assessments made against the Company pursuant to Section 6221 of the Code, as then applicable, such assessments shall be charged to the Members as determined by the Board.  To the extent possible, such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such assessments were paid or accrued by the Company.

5.6            RESERVES.

(a)            Appropriate reserves may be created, accrued, and charged against the Company’s Net Asset Value and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Investment Manager or the Board, such reserves to be in the amounts which the Board in its sole and absolute discretion deems necessary or appropriate.  The Board may increase or reduce any such reserves from time to time by such amounts as it in its sole and absolute discretion deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, may be proportionately charged or credited, as appropriate, to the Members’ Capital Accounts.  The amount of any such reserve, or any increase or decrease therein, may be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased, or decreased, as the case may be or, in the sole and absolute discretion of the Board, to those Persons who were Members at the time, as determined by the Board in its sole and absolute discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased, or decreased in proportion to their Capital Accounts at that time.

(b)            To the extent permitted under applicable law and in the sole and absolute discretion of the Board, if at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions, or repurchases of Units or portions thereof) and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company’s accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount may be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods. To the extent permitted under applicable law, if any amount is to be charged or credited to a Person who is no longer a Member pursuant to this Section 5.6, such amount shall be paid by or to such Person, as the case may be, in cash, with interest from the date on which the Board determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that: (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such Person ceased to be a Member.  To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

5.7            TAX ALLOCATIONS.

For each taxable year, items of income, deduction, gain, loss, or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior taxable years (or relevant portions thereof).  Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i), and 1.704-3(e) promulgated thereunder, as applicable, or any successor provisions.  Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

5.8            DISTRIBUTIONS.

(a)            The Board, in its sole and absolute discretion, may authorize the Company to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with each Member’s Membership Percentage.

(b)            The Board may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.  For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and, if appropriate, reducing the Capital Account of such Member.  If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board, the amount of such excess.

(c)            Notwithstanding anything to the contrary contained herein, none of the Directors or the Members, nor any other person on behalf of the Company, shall make a distribution to the Members on account of their Units of the Company if such distribution would violate the Delaware Act or other applicable law.

(d)            The amount and times of any distributions will be determined in the sole and absolute discretion of the Board.

5.9            ORGANIZATIONAL EXPENSES, COMPANY ACT REGISTRATION EXPENSES.

(a)            The Investment Manager will bear the fees and expenses incurred in connection with the organization of the Company and the initial offering of the Units.

(b)            Any expenses incurred in connection with the Company’s registration under the Company Act, if so registered in the future, will be born by the Investment Manager and/or an Affiliate(s).

ARTICLE VI
 DISSOLUTION AND LIQUIDATION

6.1            DISSOLUTION.

(a)            The Company shall be dissolved at any time there are no Members, unless the Company is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(i)             upon the affirmative vote to dissolve the Company by:  (i) the Board; or (ii) Members holding in excess of 50% of the Membership Percentage in the Company;

(ii)            upon the failure of Members to elect a successor Board member at a meeting called by an officer of the Company in accordance with this Agreement when no Board member remains to continue the business of the Company;

(iii)           as required by operation of law; or

(iv)           if any Member that has submitted a written request, in accordance with the terms of this Agreement, to tender all of such Member’s Units for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

(b)        Dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board and Members may elect to continue the business of the Company as provided herein, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2              LIQUIDATION OF ASSETS.

(a)              Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall promptly liquidate the business and administrative affairs of the Company, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the Membership Percentage shall promptly liquidate the business and administrative affairs of the Company.  Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V.  The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall, subject to the Delaware Act, be distributed in the following manner:

(i)            in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Company, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Company’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)            such debts, liabilities, or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)            the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(iii).

(b)              Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Company, the Board or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made: (i) the assets distributed in kind shall be valued pursuant to Section 7.3 as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above; and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII
 ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1            ACCOUNTING AND REPORTS.

(a)            The Company shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Company.  The Company’s accounts shall be maintained in U.S. currency.

(b)            The Company shall furnish to each Member such information regarding the operation of the Company and such Member’s Units as are necessary for Members to complete Federal and state income tax or information returns and any other tax information required by federal, state, or local law.

(c)            Members will receive monthly Capital Account statements with estimated balances, quarterly performance commentary, annual audited financial statements and such reports as may be required by law or regulation.

7.2            DETERMINATIONS BY THE BOARD.

(a)            All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by the Investment Manager pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b)            The Board may make such adjustments to the computation of Net Profit or Net Loss or any components (withholding any items of income, gain, loss, or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

7.3            VALUATION OF ASSETS.

(a)            Assets of the Company that are invested in Portfolio Funds (through its investment in FEG Directional Access Fund (via the Offshore Fund)) shall be valued in accordance with the terms and conditions of the constituent documents of such Portfolio Funds.

(b)            If the Board determines that the valuation of any Securities or other property pursuant to 7.3(a) does not fairly represent market value or if the relevant constituent documents of the Portfolio Fund do not contain valuation principles, the Board shall value such Securities or other property as it reasonably determines and shall set forth the basis of such valuation in writing in the Company’s records.

(c)            All other assets of the Company (except goodwill, which shall not be taken into account) shall be assigned such value as the Board may reasonably determine in accordance with generally accepted accounting principles.

(d)            The value of Securities and other assets of the Company and the net worth of the Company as a whole and the Units determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII
 MISCELLANEOUS PROVISIONS

8.1             AMENDMENT OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

(a)             Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of:  (i) the Board (including the vote of a majority of the Independent Directors, if required by the Company Act); or (ii) a majority of the Membership Percentage of the Company.

(b)             Any amendment that would:

(i)      increase the obligation of a Member to make any contribution to the capital of the Company;

(ii)     reduce the Capital Account of a Member other than in accordance with Article V; or

(iii)    modify the events causing the dissolution of the Company,

may be made only if:  (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof; or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to offer all of his or her Units for repurchase by the Company.

(c)              The power of the Board to amend this Agreement at any time without the consent of the Members may include, but is not limited to:

(i)      restate this Agreement together with any amendments hereto that have been duly adopted in accordance with this Agreement to incorporate such amendments in a single, integrated document;

(ii)     amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

(iii)    amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Company, to assure the Company’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership that is not treated as a corporation under Section 7704(a) of the Code.

(d)             The Board shall give written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (i) of Section 8.1(a) hereof) to each Member, which notice shall set forth:  (i) the text of the proposed amendment; or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2              ADMINISTRATIVE MATTERS.

(a)             The Board and any person duly authorized by the Board may make, execute, sign, acknowledge, swear to and file any and all instruments necessary for the proper administration of the Company as a limited liability company formed under the Delaware Act, including, without limitation:

(i)              a Certificate of Formation of the Company and any amendments as may be required under the Delaware Act;

(ii)            any and all instruments, certificates and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Company (including, without limitation, a Certificate of Cancellation of the Certificate of Formation); and

(iii)            any business certificate, fictitious name certificate, amendment thereto or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by the applicable Federal, state or local law.

8.3              NOTICES.

(a)              Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, facsimile, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, or, if to the Company, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, facsimile, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Company (or to such other addresses as may be designated by any party hereto by notice addressed to the Company in the case of notice given to any Member, and to each of the Members in the case of notice given to the Company).  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, facsimile, telegraphic, electronic, or other means of written communication.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

(b)              If any notice addressed to a Member at the address of that Member appearing on the books and records of the Company is returned to the Company marked to indicate that such notice is unable to be delivered to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Member, upon written demand of the Member, at the principal executive office of the Company for a period of one year from the date of the giving of the notice.

8.4              AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be transferred or delegated except as provided in this Agreement and any attempted transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5              CHOICE OF LAW.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

8.6              NOT FOR BENEFIT OF CREDITORS.  The provisions of this Agreement are intended only for the regulation of relations among past, present, and future Members, Directors, and the Company.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

8.7            CONSENTS.  Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

8.8            MERGER AND CONSOLIDATION.

(a)            The Company (if permitted by the Company Act) may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)            Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act:  (i) effect any amendment to this Agreement; (ii) effect the adoption of a new limited liability company operating agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation; or (iii) provide that the limited liability company operating agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company operating agreement of the surviving or resulting limited liability company.

8.9            PRONOUNS.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm, or corporation may require in the context thereof.

8.10        CONFIDENTIALITY.

(a)            Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name or address (whether business, residence, or mailing) of any Member or any other Confidential Information without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.  The term “Confidential Information” includes all information furnished to a Person who becomes a Member (regardless of whether such information is furnished before, during or after such Person is admitted as a Member of the Company or whether such Person remains a Member of the Company) in writing, in electronic form, orally, or otherwise by the Board, the Investment Manager or their agents or representatives, including but not limited to, the names of Portfolio Funds and Portfolio Managers, and all analyses, compilations, studies or other material prepared by such Member containing or based in whole or in part upon such information furnished to such Member, but does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Member; (ii) was available to such Member on a non-confidential basis prior to its disclosure to such Member by the Board, the Investment Manager or their agents or representatives; or (iii) becomes available to such Member on a non-confidential basis from a source other than the Board, the Investment Manager or their agents or representatives, provided that such source is not bound by a confidentiality agreement with the Company, the Board, the Investment Manager or their agents or representatives.

(b)            Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, trustees, officers, directors, employees, or agents, irreparable injury may result to the Company, the Board and the Investment Manager.  Accordingly, in addition to any and all other remedies at law or in equity to which the Company, the Board and the Investment Manager may be entitled, the Company, the Board and the Investment Manager also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(c)            The Company shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information that the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Company or could damage the Company or its business or that the Company is required by law or by agreement with a third party to keep confidential.

8.11            SEVERABILITY.  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.12            ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

8.13            DISCRETION.  To the fullest extent permitted by law, whenever in this Agreement, a person is permitted or required to make a decision:  (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members; or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.14            COUNTERPARTS.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

8.15            TAX MATTERS MEMBER.  The Investment Manager shall be the “Tax Matters Member” who shall serve as the “tax matters partner” (as such term is defined in Section 6231 of the Code) for the Company unless another Member is so designated by the Board, and shall have the authority to make any tax elections the Investment Manager deems advisable including the election under Section 754 of the Code.  For taxable years beginning after December 31, 2017, the Investment Manager shall be the “Partnership Representative” who shall serve as the “partnership representative” (as such term is defined in Code Section 6223 as then applicable), unless another Member is so designated by the Board.  For taxable years beginning after December 31, 2017, the term Partnership Representative shall be substituted for Tax Matters Member for all places where such term appears in this agreement, and the Partnership Representative shall, except where otherwise provided, have the same powers and authority as the Tax Matters Member and the Members shall, except where otherwise provided, have the same duties and obligations with respect to their relationship with the Partnership Representative as they had with respect to their relationship with the Tax Matters Member

8.16            INVESTMENT IN ACCORDANCE WITH LAW.  Each Member that is, or is investing assets on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan,” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Member (a “Plan Fiduciary”), represents and warrants that (a) the Plan Fiduciary has considered an investment in the Company for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Company for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA (if applicable); (c) the investment in the Company by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Company has been duly authorized and approved by all necessary parties; (e) none of the Investment Manager, any Director, any Portfolio Manager, any administrator (the “Administrator”), any custodians, any member of the committee responsible for approving all Portfolio Manager allocation decisions (the “Investment Policy Committee”), any selling agent, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Company, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA (if applicable) that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Investment Manager, each Director, each Portfolio Manager, the Administrator, any custodians, each member of the Investment Policy Committee, each selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

As Directors

/s/ J. Alan Lenahan
J. Alan Lenahan

/s/ David Clark Hyland
David Clark Hyland

/s/ Gregory James Hahn
Gregory James Hahn

Organizational Member:

FEG Investors, LLC

By:	/s/ J. Alan Lenahan
J. Alan Lenahan, President

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

STATEMENT OF ADDITIONAL INFORMATION

FEG DIRECTIONAL ACCESS TEI FUND LLC

Dated March 31, 2016

c/o FEG Investors, LLC
201 E. Fifth St., Suite 1600
Cincinnati, Ohio 45202

Limited Liability Company Units

1-888-268-0333

This Statement of Additional Information (“SAI”) is not an offering memorandum.  This SAI relates to and should be read in conjunction with the confidential private placement memorandum (the “Memorandum”) of FEG Directional Access TEI Fund LLC (the “Fund”) dated March 31, 2016, as it may be further amended or supplemented from time to time.  A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interest in the Fund (“Units”) and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

-i-

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, FEG Directional Access TEI Fund LDC (the “Offshore Fund”), and FEG Directional Access Fund LLC (“FEG Directional Access Fund”), in which the Fund will invest all or substantially all of its assets (via investing in the Offshore Fund), as well as the principal investment strategies of FEG Directional Access Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum.  Certain additional information regarding the investment program of the Fund, the Offshore Fund and FEG Directional Access Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund.  At the present time the Units are the only outstanding voting securities of the Fund.  As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the members of the Fund (a “Member”), duly called, (i) of 67% or more of the Units present at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less.

The Offshore Fund and FEG Directional Access Fund have adopted substantially similar fundamental policies to those of the Fund, which may only be changed by approval of the Board of Directors of the Fund (the “Board”), in the case of the Offshore Fund, and by the affirmative vote of a majority of the outstanding voting securities of FEG Directional Access Fund, which are its units of limited liability company interest (the “FEG Directional Access Fund Units”), in the case of FEG Directional Access Fund.  No other policy is a fundamental policy of the Fund, the Offshore Fund or FEG Directional Access Fund, except as expressly stated.  Within the limits of the fundamental policies of the Fund and FEG Directional Access Fund, the management of the Fund and FEG Directional Access Fund has reserved freedom of action.  The Fund may not:

1.	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority, which may be in the form of exemptive relief.

2.	Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority, which may be in the form of exemptive relief.

3.	Underwrite the securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the disposition of its portfolio securities.

4.	Make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act. This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority. Such permission may be in the form of exemptive relief.

5.	Purchase, hold, or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.
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6.	Except as permitted by the Investment Company Act, which may be in the form of exemptive relief, invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase and sell commodities if acquired as a result of ownership of securities or other instruments, and (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

7.	Invest 25% or more of the value of its total assets in the securities of issuers engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation. This investment restriction does not apply to investments by the Fund or FEG Directional Access Fund in Portfolio Funds (as defined below) or the Fund’s investment in FEG Directional Access Fund (or in another comparable investment pool). The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The Fund’s and FEG Directional Access Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds. The Fund will consider the concentration of underlying Portfolio Funds when determining compliance with its concentration policy.

The investment objective of the Fund and the Offshore Fund is not a fundamental policy of either the Fund or the Offshore Fund.  The Fund, and the Offshore Fund, may change its investment objective by approval of the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  Similarly, the investment objective of FEG Directional Access Fund is not a fundamental policy of FEG Directional Access Fund and may be changed by the Board of Directors of FEG Directional Access Fund (the “Directional Access Fund Board”) without the vote of a majority of outstanding FEG Directional Access Fund Units.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF FEG DIRECTIONAL ACCESS FUND AND THE PORTFOLIO FUNDS AND RELATED RISKS

As discussed in the Memorandum, the Fund intends to pursue its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn will invest all or substantially all of its assets in FEG Directional Access Fund.  The Offshore Fund will serve solely as an intermediate entity through which the Fund invests in FEG Directional Access Fund.  The Offshore Fund will make no independent investment decisions and has no investment or other discretion over the Fund’s investable assets.  FEG Directional Access Fund in turn intends to pursue its investment objective by allocating its capital among a number of independent investment advisers (“Portfolio Fund Managers”) acting through pooled investment vehicles and/or managed accounts (collectively, “Portfolio Funds”).  This section provides additional information about various types of investments and investment techniques that may be employed by Portfolio Funds in which FEG Directional Access Fund invests, or by FEG Directional Access Fund.  Many of the investment techniques described in this section may be based in part on the existence of a public market for the relevant securities.  To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Portfolio Funds, or of FEG Directional Access Fund; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively.  Similarly, there are few limits on the types of investments FEG Directional Access Fund may make. Accordingly, the descriptions in this section cannot be comprehensive.  Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that FEG Directional Access Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above), and (iii) that all such investments will be subject to related risks, which can be substantial.
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Equity Securities

FEG Directional Access Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  FEG Directional Access Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities.

The Portfolio Fund Managers’ investments in equity securities may involve substantial risks and may be subject to wide and sudden fluctuations in market value, with resulting fluctuations in the relevant Portfolio Fund’s profits and losses in such investments.

Portfolio Funds may take long and short positions in equities, and if such positions are net long, such Portfolio Funds could incur significant losses in the event of a substantial decline in a given stock market.  Further, the equities trading approach utilized by certain Portfolio Fund Managers could cause a Portfolio Fund’s performance to lag behind market indices in the event of sharply rising markets. Utilizing Portfolio Fund Managers that employ hedged directional strategies entails the risk that, while most Portfolio Fund Managers are skilled in the selection of long investments, some may not fully understand the complexity and risks of short sales.  In addition, many hedged directional funds are very small businesses, which makes monitoring their growth and soundness particularly important.

Certain Portfolio Fund Managers may focus on micro cap and small cap companies.  While these smaller companies may have significant potential for growth, they may also be higher risk investments.  Small, start-up companies often lack the capability to diversify, a wide customer base, extensive manufacturing capability or experience and access to capital markets, which factors may severely limit their ability to grow.  Hence, the business risk associated with investing in these companies is considerable.  Any convertible debentures issued by small companies are likely to be lower-rated or non-rated securities, which generally involve more credit risk than debentures in the higher rating categories and generally include some speculative characteristics, including uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments.  Moreover, since smaller companies often are underfollowed by large investment houses, whose research is relied upon by many traditional asset managers, small cap stocks typically are not traded by institutional investors and thus involve a relative lack of liquidity.

Portfolio Fund Managers that focus upon particular market sectors may select investments that are subject to more rapid changes in value than would be the case with investments that are diversified among industries, companies and types of securities.

Although certain of the Portfolio Fund Managers will hedge their market exposure, such hedging may provide little or no protection against significant losses.  Moreover, certain Portfolio Fund Managers may implement purely speculative strategies.

Common Stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity.  Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure.  Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors.  Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid.  Preferred stock may also be subject to optional or mandatory redemption provisions.
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Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock, stock purchase warrants, zero-coupon bonds or liquid-yield option notes, stock index notes, mandatories, or a combination of the features of these securities, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or a different issuer within a specified period of time at a specified price or based on a specified formula.  In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted, or exchanged.  Convertible securities have unique investment characteristics in that they generally: (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value.  If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value.  To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value.  Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party.  Any of these actions could have a material adverse effect and result in losses to FEG Directional Access Fund and, therefore, the Fund.

Foreign Investments

Investments outside of the United States or denominated in foreign currencies require consideration of certain risks typically not associated with investing in U.S. securities or property.  Such risks include, among other things, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, price volatility, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, different bankruptcy laws and practice, confiscatory taxation and economic or political instability in foreign nations. There may be less publicly available information about certain foreign companies than would be the case for comparable companies in the United States and certain foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of United States companies.  Securities markets outside the United States, while growing in volume, have for the most part substantially less volume than U.S. markets, and many securities traded on these foreign markets are less liquid and their prices more volatile than securities of comparable U.S. companies.  Transaction costs of investing outside the United States are generally higher than in the United States.  Higher costs result because of the cost of converting a foreign currency to U.S. dollars, the payment of fixed brokerage commissions on some foreign exchanges, the imposition of transfer taxes or transaction charges by non-U.S. exchanges and confiscatory taxation.  In addition, settlement of trades in some non-U.S. markets is slower, less systematic and more subject to failure than in U.S. markets. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the United States and there is greater difficulty in taking appropriate legal action in non-U.S. courts.
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Emerging Market Investments

The Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) may invest in Portfolio Funds that allocate assets in securities in emerging markets.  The value of emerging market investments may be drastically affected by political developments in the country of issuance.  In addition, the existing governments in the relevant countries could take actions that could have a negative impact on the Portfolio Fund, including nationalization, expropriation, imposition of confiscatory taxation or regulation or imposition of withholding taxes on interest payments.  The economies of many of the emerging market countries are still in the early stages of modern development and are subject to abrupt and unexpected change.  In many cases, governments retain a high degree of direct control over the economy and may take actions having sudden and widespread effects.  Also, many emerging market country economies have a high dependence on a small group of markets or even a single market. Emerging market countries tend to have periods of high inflation and high interest rates as well as substantial volatility in interest rates.  The value of emerging market debt can be expected to be extremely sensitive to changes in interest rates worldwide and, in particular, in the country of the relevant issuer.  Emerging market debt issuers and their obligations are not generally rated by any credit rating agency, and a significant proportion of such issuers and obligations would likely fall in the lowest rating category if they were rated.   In certain cases, the structures used to make trades in emerging market securities may be complex, entail significant counterparty exposure and/or involve legal uncertainty under local law.

Fixed-Income Securities

A Portfolio Fund may invest in fixed-income securities.  Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity.

Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations.  Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).  With bonds and other fixed-income securities, a rise in interest rates typically causes a fall in values, while a fall in interest rates typically causes an increase in values.  Bonds and other fixed-income securities generally involve less market risk than stocks, but the bonds of certain companies may be riskier than the stocks of others.  The risk of bonds can vary significantly depending upon factors such as the financial condition of the issuer and the length of time to the maturity of the bond.

A Portfolio Fund may invest in both investment grade and non-investment grade debt securities.  Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization in one of the four highest rating categories or, if not rated by such a rating organization, have been determined to be of comparable quality.  Non-investment grade debt securities (commonly known as “junk bonds”) are securities that have received a rating of below investment grade or have been given no rating, and are considered by one or more rating organizations to be of questionable credit strength.  Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default.  Non-investment grade debt securities generally offer higher yields than are available from investment grade debt securities, but involve greater risk.  The returns of debt securities may also be subject to: (i) adverse changes in general economic conditions; (ii) changes in the financial condition of their issuers; (iii) changes in interest rates; and (iv) changes in market liquidity.  During periods of economic downturns or rising interest rates, issuers of securities rated below investment grade or comparable unrated securities are more likely to experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.  Non-investment grade debt securities have historically experienced greater default rates than investment grade securities.  In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of these securities.
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Bank Loans and Participations

A Portfolio Fund may invest, directly or indirectly, in bank loans or participations in bank loans (collectively, “bank loans”), either of which may become non-performing for a variety of reasons. Such non-performing bank loans may require substantial workout negotiations or restructuring in the event of a default or bankruptcy, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the bank loan. In addition, bank loans are generally subject to liquidity risks since bank loans are traded in an “over-the-counter” market.

Bank loans, like most other debt obligations, are subject to the risk of default. While all investments involve some amount of risk, bank loans generally involve less risk than equity instruments of the same issuer because the payment of principal of and interest on debt instruments is a contractual obligation of the issuer that, in most instances, takes precedence over the payment of dividends, or the return of capital, to the issuer’s shareholders. However, in the event of the bankruptcy, receivership, or other insolvency proceeding of a borrower, a Portfolio Fund could experience delays or limitations with respect to its ability to collect the principal of and interest on the bank loan and with respect to its ability to realize the benefits of the collateral securing the bank loan, if any.

Although a Portfolio Fund may invest in bank loans that will be fully collateralized with assets with a market value that, at the time of acquisition, equals or exceeds the principal amount of the bank loan, the value of the collateral may decline below the principal amount of the bank loan subsequent to the Portfolio Fund’s investment in such bank loan. In addition, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, the Portfolio Fund will be subject to the risk that this stock may decline in value, may be relatively illiquid, or may lose all or substantially all of its value, causing the bank loan to be undercollateralized. Bank loans are also subject to the risk of default of scheduled interest or principal payments. In the event of a failure to pay scheduled interest or principal payments on bank loans held by a Portfolio Fund, the Portfolio Fund could experience a reduction in its income, and would experience a decline in the market value of the particular bank loan so affected, and may experience a decline in its net asset value or the amount of its distributions, which may materially adversely affect the performance of FEG Directional Access Fund and, therefore, the Fund.  A Portfolio Fund may also invest in bank loans which are subordinate to senior debt of a borrower or which are secured with the same assets as more senior debt, which will increase the risk of loss to the Portfolio Fund.

The risk of default will increase in the event of an economic downturn or a substantial increase in interest rates.  To the extent that a Portfolio Fund holds an investment in a bank loan acquired from another lender, the Portfolio Fund may be subject to certain credit risks with respect to that lender. Further, there is no assurance that the liquidation of the collateral (if any) underlying a bank loan would satisfy the issuer’s obligation to the Portfolio Fund in the event of non-payment of scheduled interest or principal, or that collateral could be readily liquidated. The risk of non-payment of interest and principal also applies to other debt instruments in which the Portfolio Fund may invest. There is no assurance that the sale of collateral would raise enough cash to satisfy the borrower’s payment obligation or that the collateral can or will be liquidated. Some or all of the bank loans held by a Portfolio Fund may not be secured by any collateral, and such bank loans entail greater risk than secured bank loans.

Private Investments

Some of the investments made by Portfolio Funds may be investments in the securities of private companies, including, without limitation, investments in pre-IPO companies.  Investing in privately held companies involves risk. For example, privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, a Portfolio Fund Manager may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Portfolio Fund invests. In addition, the securities of privately held companies are generally illiquid.
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Hedging Techniques

FEG Directional Access Fund and Portfolio Funds may or may not employ hedging techniques.  These techniques could involve a variety of derivative transactions, including futures contracts, exchange-listed and over-the-counter put and call options on securities, financial indexes, forward foreign currency contracts, and various interest rate transactions.  Certain of these techniques are described more fully under “Equity Securities—Foreign Currency Transactions” and “Derivative Instruments” below.  Hedging techniques involve risks different from risks associated with the securities or other investments which underlie hedging instruments.  In particular, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Portfolio Fund’s positions.  In addition, certain hedging instruments and markets may not be liquid in all circumstances.  As a result, in volatile markets, transactions in certain of these instruments may not be able to be closed out without incurring losses substantially greater than the initial deposit.  Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position.  The ability of FEG Directional Access Fund or a Portfolio Fund to hedge successfully will depend on the ability of FEG Investors, LLC, the investment manager of FEG Directional Access Fund (in such capacity, the “Investment Manager”), InterOcean Capital, LLC, FEG Directional Access Fund’s sub-adviser (the “Sub-Adviser”), or the Portfolio Fund Manager, as applicable, to predict pertinent market movements, which cannot be assured.  The Investment Manager, Sub-Adviser and Portfolio Fund Managers are not required to hedge, and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective.

Forward Contracts

The Portfolio Funds may trade forward contracts. Such forward contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets.  None of the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”) or any banking authority regulates trading in such forward contracts.  In addition, there is no limitation on the daily price movements of forward contracts traded.  In its forward trading, a Portfolio Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the counterparties with which the Portfolio Fund trades.

Foreign Currency Transactions

A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into.  A Portfolio Fund may engage in such transactions for hedging and non-hedging purposes.  In order to hedge its exposure to fluctuation of a particular currency, a Portfolio Fund might enter into forward currency contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is to be delivered and paid for, or to hedge the U.S. dollar value of securities it owns.  A Portfolio Fund may enter into a forward currency contract to sell or buy a specified amount of a foreign currency, including for purposes of attempting to protect the value of its existing holdings of foreign securities.  The forward currency contract would approximate the value of some or all of the Portfolio Fund’s portfolio securities denominated in such foreign currency.  The precise matching of the forward currency contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market involvement in the value of those securities between the date the forward currency contract is entered into and the date it matures.  The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  At the maturity of a forward currency contract, a Portfolio Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an “offsetting” contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

Because it is impossible to forecast with absolute precision the market value of securities at the expiration of the forward currency contract, it may be necessary for a Portfolio Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.  Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio Fund is obligated to deliver.  If a Portfolio Fund retains the portfolio security and engages in offsetting transactions, the Portfolio Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices.  If the Portfolio Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency.  Should forward prices decline during the period between the date the Portfolio Fund enters into a forward currency contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Portfolio Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase.  Should forward prices increase, the Portfolio Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.  This method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities, but rather establishes a rate of exchange at a future date.  Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, they may also limit any potential gain that might result from an increase in the value of that currency.  The cost of currency conversion may materially adversely affect a Portfolio Fund’s returns.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference or “spread” between the prices at which they are buying and selling various currencies.  Thus, a dealer may offer to sell a foreign currency to the Portfolio Fund at one rate, while offering a lesser rate of exchange should the Portfolio Fund desire to resell that currency to the dealer.
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Forward contracts are subject to the risk that the counterparty to such contract will default on its obligations.  Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive the Portfolio Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force the Portfolio Fund to cover its purchase or sale commitments, if any, at the current market price.

Short Selling

A Portfolio Fund may attempt to hedge its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Portfolio Fund Manager believes possess volatility characteristics similar to those being hedged.  In addition, a Portfolio Fund may use short sales for non-hedging purposes to pursue its investment objective.  For example, a Portfolio Fund may “short” a security if, in the Portfolio Fund Manager’s view, the security is over-valued.  Certain Portfolio Funds may make short selling a significant part of their investment strategy.

To effect a short sale, a Portfolio Fund would borrow a security from a brokerage firm or other counterparty to make delivery to a buyer.  The Portfolio Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement.  The price at such time may be more or less than the price at which the security was sold by the Portfolio Fund, which would result in a loss or gain, respectively.  Short selling is speculative and, in certain circumstances, can substantially increase the impact of adverse price movements on the Portfolio Fund’s portfolio, which, in turn, could result in losses to FEG Directional Access Fund and, therefore, the Fund.  Significantly, a short sale of a security involves the risk of an unlimited increase in the market price of the security that could result in an inability to cover the short position, and thus, a theoretically unlimited loss.  There can be no assurance that securities necessary to cover a short position will be available for purchase.

A Portfolio Fund may also make short sales “against-the-box,” which involves selling short securities that it owns or has the right to obtain.  The Portfolio Fund will incur certain transaction costs, including interest expenses, in connection with short selling against-the-box.  If a Portfolio Fund effects a short sale of securities “against-the-box” at a time when it has an unrealized gain on the securities, it may be required to recognize that gain as if it had actually sold the securities (referred to as a “constructive sale”) on the date it effects the short sale.  Uncertainty regarding the tax consequences of effecting short sales may limit the extent to which a Portfolio Fund may effect short sales.
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Use of Leverage and Credit Facilities

The Portfolio Funds may use leverage by purchasing instruments with the use of borrowed funds, selling securities short and/or trading options or futures contracts, which would increase any loss incurred.  The more leverage is employed, the more likely a substantial change will occur either up or down in the value of the instrument.  Because of the relatively small intrinsic profits in “hedge” or “arbitrage” positions, some Portfolio Funds may acquire extremely large positions in an effort to meet their rate of return objectives.  Consequently, such Portfolio Funds will be subject to major losses in the event that market disruptions destroy the hedged nature of such positions.

As a general matter, the brokers and banks that provide financing to Portfolio Funds can apply essentially discretionary margin, haircut, financing and security and collateral valuation policies.  Changes by brokers and banks in these policies may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices.

The Investment Manager may cause FEG Directional Access Fund or the Fund to borrow for cash management purposes or to fund withdrawals.  Any such borrowings will result in additional fees and expenses, including interest expense.

Derivative Instruments

Portfolio Fund Managers may trade in various derivatives markets (e.g., swaps and over-the-counter options and asset-backed securities).  A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset.  The prices of these instruments are volatile, market movements are difficult to predict and financing sources and related interest rates are subject to rapid change.  Most of these instruments are not traded on exchanges but rather through an informal network of banks and dealers and the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will be fully subject to the risk of counterparty default.  These banks and dealers have no obligation to make markets in these instruments and can apply essentially discretionary margin and credit requirements (and thus in effect force a Portfolio Fund to close out positions).  The markets for certain derivatives are frequently characterized by limited liquidity, and these instruments may also be subject to increased illiquidity during periods of unusual price volatility or instability, market illiquidity or credit distress.  Substantial risks are also involved in borrowing and lending against such instruments.  Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to FEG Directional Access Fund to the extent that it engages in derivatives transactions.  Certain risks associated with derivatives are described under “RISK FACTORS:  Strategy Risk – Use of Derivatives” in the Memorandum.

Options and Futures

A Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts.  It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Portfolio Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract.  Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position.  Over-the-counter options purchased and sold by the Portfolio Fund also may include options on baskets of specific securities.

A Portfolio Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.
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A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security.  The sale of such an option exposes the Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security.  The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option.  The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security.  The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option.  If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written.  The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.  The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security.  The sale of such an option exposes the Portfolio Fund during the term of the option to a decline in price of the underlying security while depriving the Portfolio Fund of the opportunity to invest the segregated assets.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof.  To close out a position as a purchaser of an option, the Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased.  However, if deemed advantageous, the Portfolio Fund would be entitled to exercise the option.

A Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States.  Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is typical of a futures trading account.  As a result, a relatively small price movement in a futures contract may result in substantial losses to the investor.  Like other leveraged investments, a futures transaction may result in substantial losses to the investor.  Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Foreign markets, however, may have greater risk potential than domestic markets.  For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.  Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country.  Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs.  For these reasons, the Portfolio Funds may not be afforded certain of the protections which apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures.  In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges.  In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.
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In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC.  In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Portfolio Fund that could materially adversely affect the net asset value of FEG Directional Access Fund and, therefore, the net asset value of the Fund.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to FEG Directional Access Fund and, therefore, the Fund.  In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts.  Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Portfolio Funds to trade without restriction as long as such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Volatile Markets

The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts, and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

Stock Index Futures

A stock index future obligates a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.  An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.  A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and Put Options on Securities Indexes

A Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject to the ability of the Portfolio Fund Manager to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment.  This requires different skills and techniques than predicting changes in the price of individual stocks.
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Yield Curve Options

A Portfolio Fund may enter into options on the yield “spread” or differential between two securities.  Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments.  Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.  The trading of yield curve options is subject to all of the risks associated with the trading of other types of options.  In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and Warrants

A Portfolio Fund may invest in rights and warrants believed by the Portfolio Fund Manager to provide capital appreciation opportunities.  Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities which a Portfolio Fund has purchased.  Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period.  Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms.  At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant.  This effect would enable a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant.  In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security.  If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value.  The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to FEG Directional Access Fund and, therefore, the Fund.  Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment.  The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Swaps

FEG Directional Access Fund or a Portfolio Fund may enter into equity, interest rate, mortgage, credit, index, currency rate, and total return swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if FEG Directional Access Fund or a Portfolio Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index). Following are descriptions of certain swaps that the Portfolio Funds may use. The same descriptions apply to FEG Directional Access Fund to the extent that it engages in swaps.
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Interest Rate, Mortgage and Credit Swaps

A Portfolio Fund may enter into interest rate swaps.  Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.  Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest.  The notional principal amount, however, is tied to a reference pool or pools of mortgages.  Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

A Portfolio Fund may enter into equity index swaps.  Equity index swaps involve the exchange by a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends.  A Portfolio Fund may purchase cash-settled options on equity index swaps.  A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date.  These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

A Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes.  Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies.  Since currency swaps are individually negotiated, a Portfolio Fund would expect to achieve an acceptable degree of correlation between its portfolio investments and its currency swap positions.  Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  The use of currency swaps is a highly specialized activity which involves special investment techniques and risks.  Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Portfolio Fund’s performance.  If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total Return Swaps

A Portfolio Fund may enter into total return swaps with appropriate counterparties.  In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment.  For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

A Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.  A swaption is an option to enter into a swap agreement.  Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms.  The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.
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Certain swap agreements into which a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, the Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps consists of the net amount of the payments that the Portfolio Fund is contractually obligated to make.  If the other party to a swap defaults, the Portfolio Fund’s risk of loss consists of the net amount of the payments that the Portfolio Fund contractually is entitled to receive.

Mortgage-Backed Securities

A Portfolio Fund may invest in mortgage-backed securities.  Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.  Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity.  Privately issued mortgage-backed securities are normally structured with one or more types of “credit enhancement.”  However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduit (“REMIC”) pass-through or participation certificates.  CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities.  CMOs are issued in multiple classes.  In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.  A REMIC is a CMO that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments.

Mortgage-backed securities also include stripped mortgage-backed securities (“SMBSs”), which are derivative multiple class mortgage-backed securities.  SMBSs are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans.  The market value of SMBSs consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates.  The yields on SMBSs that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities

A Portfolio Fund may invest in asset-backed securities.  Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property.  Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans.  During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate.  Accordingly, a Portfolio Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time.  Asset-backed securities present credit risks that are not presented by mortgage-backed securities.  This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets.  If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Portfolio Fund will be unable to possess and sell the underlying collateral and that a Portfolio Fund’s recoveries on repossessed collateral may not be available to support payments on the securities.  In the event of a default, a Portfolio Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.
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Repurchase Agreements

FEG Directional Access Fund and the Portfolio Funds may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool.  A repurchase agreement is an agreement under which a party acquires a security, generally a U.S. government obligation, subject to resale at an agreed upon price and date.  The resale price reflects an agreed upon interest rate effective for the period of time the acquiring party holds the security and is unrelated to the interest rate on the security.  Although FEG Directional Access Fund’s repurchase agreements will at all times be fully collateralized, this may not always be true of repurchase agreements entered into by the Portfolio Funds.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller.  If a seller under a repurchase agreement were to default on the agreement and be unable to repurchase the security subject to the repurchase agreement, FEG Directional Access Fund or the applicable Portfolio Fund would look to the collateral underlying the seller’s repurchase agreement, including the security subject to the repurchase agreement, for satisfaction of the seller’s obligation.  In such an event, FEG Directional Access Fund or the applicable Portfolio Fund may incur a loss if the value of the collateral declines and may incur disposition costs in liquidating the collateral.  In addition, FEG Directional Access Fund or the applicable Portfolio Fund may be subject to possible delays or restrictions on its ability to dispose of the underlying securities.  Repurchase agreements are typically entered into for periods of one week or less.  The SEC staff currently takes the position that repurchase agreements maturing in more than seven days are illiquid.

Reverse Repurchase Agreements

FEG Directional Access Fund and the Portfolio Funds may enter into reverse repurchase agreements, subject, in the case of FEG Directional Access Fund, to applicable requirements of the Investment Company Act.  A reverse repurchase agreement typically involves the sale of a security by a party to a bank or securities dealer and the selling party’s simultaneous agreement to repurchase that security for a fixed price (reflecting a rate of interest) on a specific date, and may be considered a form of borrowing for some purposes.  These transactions involve risks that the value of portfolio securities FEG Directional Access Fund or a Portfolio Fund relinquishes may decline below the price FEG Directional Access Fund or the applicable Portfolio Fund must pay when the transaction closes or that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to FEG Directional Access Fund or the Portfolio Fund.  Reverse repurchase agreements are a form of leverage that may also increase the volatility of FEG Directional Access Fund’s or a Portfolio Fund’s investment portfolio.

Lending Portfolio Securities

FEG Directional Access Fund and the Portfolio Funds may lend securities (which, in the case of FEG Directional Access Fund, will not include its interests in the Portfolio Funds) from their portfolios to broker-dealers, institutional investors, or other persons pursuant to securities lending agreements.  During the period of such a loan, FEG Directional Access Fund or the Portfolio Fund will be entitled to payments of the interest, dividends or other distributions payable on the loaned securities.  Additionally, FEG Directional Access Fund or the Portfolio Fund will retain at least a portion of the interest earned on the investment of the collateral or a fee from the borrower or placing agent.  However, FEG Directional Access Fund or the Portfolio Fund generally will pay certain administrative and custodial fees in connection with each loan.  Any loans of securities must be secured by collateral at least equal to 100% of the value of the loaned securities, marked to market on a daily basis.  It is expected that FEG Directional Access Fund or the Portfolio Fund will generally receive collateral consisting of cash, U.S. government securities, letters of credit or other similar instruments in connection with a loan of portfolio securities.

The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially.  In addition, FEG Directional Access Fund or the Portfolio Fund will be responsible for any loss that might result from its investment of the borrower’s collateral.  In the case of FEG Directional Access Fund, loans will be made only to firms deemed by the Investment Manager to be of good standing and will not be made unless, in the judgment of the Investment Manager, the consideration to be earned from such loans would justify the risk.  The Investment Manager or an affiliate of the Investment Manager may serve as the lending agent for the Portfolio Fund and, subject to applicable regulatory approval, FEG Directional Access Fund, may share in revenue received from securities lending transactions as compensation for this service.
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Distressed Securities

FEG Directional Access Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings.  Investments may include loans, loan participations, trade claims held by trade or other creditors, stocks, partnership interests and similar financial instruments, executory contracts and options or participations therein not publicly traded.  Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to FEG Directional Access Fund or the Portfolio Fund of the security in respect to which such distribution was made.  In trading distressed securities, litigation is sometimes required.  Such litigation can be time-consuming and expensive, and can frequently lead to unpredicted delays or losses.  Moreover, to the extent that a Portfolio Fund invests in distressed sovereign debt obligations, it will be subject to additional risks and considerations not present in private distressed securities, including the uncertainties involved in enforcing and collecting debt obligations against sovereign nations, which may be affected by world events, changes in U.S. foreign policy and other factors outside of the control of the Portfolio Fund Manager.

OTHER POTENTIAL RISKS

Dependence on the Investment Manager, Sub-Adviser and the Portfolio Fund Managers

The Investment Manager and Sub-Adviser have the authority and responsibility for asset allocation, the selection of investments for FEG Directional Access Fund and all other investment decisions for FEG Directional Access Fund.  The success of FEG Directional Access Fund and the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) depends on the ability of the Investment Manager and Sub-Adviser to develop and implement investment strategies that achieve the investment objective of FEG Directional Access Fund, and upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives.  FEG Directional Access Fund’s ability to identify and invest in attractive opportunities is dependent on the Investment Manager and the Sub-Adviser.  If one or more of the key individuals leaves the Investment Manager or Sub-Adviser, qualified replacements may not be available, which could prevent FEG Directional Access Fund from achieving its investment objectives.  Members will have no right or power to participate in the management or control of the Fund or FEG Directional Access Fund, and will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments.  In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to FEG Directional Access Fund.  There can be no assurance that the Investment Manager, the Sub-Adviser, or the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.
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Portfolio Funds’ Securities are Generally Illiquid

The securities of the Portfolio Funds in which the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) invests or plans to invest will generally be illiquid.  Similarly, FEG Directional Access Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which FEG Directional Access Fund is unable to sell Portfolio Fund interests, FEG Directional Access Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset value of FEG Directional Access Fund and, therefore, the net asset value of the Fund.

Cyber Security Risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Investment Manager, custodian, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of investor transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private investor information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for FEG Directional Access Fund and the Offshore Fund, for the Portfolio Funds and for the issuers of securities in which FEG Directional Access Fund may invest, which could result in material adverse consequences for such issuers and may cause the FEG Directional Access Fund or the Fund to lose value

BOARD OF DIRECTORS AND OFFICERS

The business and operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company operating agreement (“Operating Agreement”).  The business and operations of FEG Directional Access Fund are managed and supervised under the direction of FEG Directional Access Fund’s Board, subject to the laws of the State of Delaware and FEG Directional Access Fund’s limited liability company operating agreement (“FEG Directional Access Fund Operating Agreement”).  The Offshore Fund has two members: the Fund (which serves as its managing member) and the Investment Manager (which holds only a nominal, non-voting interest).  The managing member of the Offshore Fund has delegated the day-to-day management, as well as the general oversight responsibilities of the Offshore Fund, to the Board of the Fund.  Therefore, the Board effectively makes all decisions on behalf of the Offshore Fund.

The Board and the Directional Access Fund Board each has overall responsibility for the management and supervision of the business affairs of the applicable fund on behalf of its members, including the authority to establish policies regarding the management, conduct and operation of its business.  The Board and the Directional Access Fund Board each exercise the same powers, authority and responsibilities on behalf of the applicable fund as are customarily exercised by boards of directors of a registered investment company organized as a corporation.  The officers of the Fund and FEG Directional Access Fund conduct and supervise the daily business operations of the applicable fund.  The Board and FEG Directional Access Fund’s Board each meet periodically throughout the year to oversee the applicable fund’s activities and to review its performance and the actions of the Investment Manager and Sub-Adviser.

The members of the Board and the Directional Access Fund Board (each, a “Director”) are not required to contribute to the capital of the Fund or FEG Directional Access Fund or to hold Units therein.  A majority of the Directors of each of the Board and the Directional Access Fund Board are not “interested persons” (as defined in the Investment Company Act) of either the Fund or FEG Directional Access Fund (collectively, the “Independent Directors”).
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The identity of the Directors of the Board and the Directional Access Fund Board and officers of the Fund and FEG Directional Access Fund, and their brief biographical information, including their addresses, their dates of birth and descriptions of their principal occupations during the past five years is set forth below.

The Directors serve on the Board or the Directional Access Fund Board for the duration of the applicable fund.  A Director’s position in that capacity will terminate if the Director is removed or resigns, or, among other events, shall die, shall be adjudicated incompetent, shall voluntarily withdraw as a Director (on not less than 90 days’ prior written notice to the other Directors of the applicable fund, unless the other Directors of the applicable fund waive such notice), shall be removed, shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder, shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law, or make an assignment for the benefit of creditors, or shall have a receiver appointed to administer the property or affairs of such Director.  A Director may be removed by:  (a) the vote or written consent of at least two-thirds (2/3) of the Directors of the applicable fund not subject to the removal or vote; or (b) the vote of members of the applicable fund constituting not less than two-thirds (2/3) of the total Membership Percentage (as defined in “VOTING,” below) of the applicable fund.  In the event of any vacancy in the position of a Director, the remaining Directors of the applicable fund may appoint an individual to serve as a Director so long as immediately after the appointment at least two-thirds of the Directors of such fund then serving have been elected by the members of such fund.  The Board and the Directional Access Fund Board may call a meeting of the applicable fund’s members to fill any vacancy in the position of a Director of such fund, and must do so if the Directors who were elected by members of such fund cease to constitute a majority of the Directors then serving on the Board of such fund.

INTERESTED DIRECTOR AND OFFICERS

NAME, DATE OF BIRTH (AGE) & ADDRESS	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR OR OFFICER	OTHER DIRECTORSHIPS HELD BY DIRECTOR DURING PAST 5 YEARS
J. Alan Lenahan February 10, 1975 c/o Fund Evaluation Group, LLC 201 E. Fifth St., Suite 1600, Cincinnati, OH 45202	Chairman of the Board of Directors; President	Indefinite; Since Inception	Managing Principal and Portfolio Manager, Fund Evaluation Group, LLC since 2002.	4	None
Mary T. Bascom April 24, 1958 c/o Fund Evaluation Group, LLC 201 E. Fifth St., Suite 1600, Cincinnati, OH 45202	Treasurer	Indefinite; Since Inception	Chief Financial Officer, Fund Evaluation Group since 1999.	4	None
Ryan Wheeler February 6, 1979 c/o Fund Evaluation Group, LLC 201 E. Fifth St., Suite 1600, Cincinnati, OH 45202	Secretary	Indefinite; Since Inception	Director of Fund Operations since 2012 and Research Analyst from 2008-2012, Fund Evaluation Group. Senior Implementation Specialist, Spectrum Global Fund Administration, LLC from 2007-2008. Investment Manager and Staff Accountant, Corporex Companies LLC, 2006-2007.	4	None
Ann Marie Swanson November 18, 1965 Alaric Compliance Services, LLC 300 Baker Avenue, Suite 300, Concord, MA 01742	Chief Compliance Officer	Indefinite; Since Inception	Chief Compliance Officer of the Fund since 2016.	4	None
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INDEPENDENT DIRECTORS

NAME, DATE OF BIRTH (AGE) & ADDRESS	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR OR OFFICER	OTHER DIRECTORSHIPS HELD BY DIRECTOR DURING PAST 5 YEARS
David Clark Hyland August 13, 1963 6596 Madeira Hills Drive, Cincinnati, OH 45243	Director; Chairman of Audit Committee	Indefinite; Since Inception	Associate Professor of Finance, Xavier University since 2008; Assistant Professor of Finance, 2004-2008.	4	Board of Advisors, Sterling Valuation Group, 2006-present.
Gregory James Hahn January 23, 1961 50 East 91st Street, Suite 210, Indianapolis, IN 46240	Director; Audit Committee Member	Indefinite; Since Inception	Chief Investment Officer, Portfolio Manager, Investment Strategy, Winthrop Capital Management, LLC since 2007. Chief Investment Officer, Oppenheimer Investment Management from 2005-2007.	4	Trustee, Indiana Public Employee Retirement Fund, 2010-present; Trustee, Indiana State Teachers Retirement Fund, 2008-present.

The information above includes each Director’s principal occupation during the last five years, as well as other directorships held by the Director during the last five years.  Each Director is also a Director of FEG Directional Access Fund LLC and FEG Absolute Access Fund LLC, each a registered investment company advised by the Investment Manager, and FEG Absolute Access TEI Fund LLC, a registered investment company that invests all or substantially all of its assets in FEG Absolute Access TEI Fund LDC, a Cayman Islands limited duration company with the same investment objective as FEG Absolute Access TEI Fund LLC.  FEG Absolute Access TEI Fund LDC in turn invests all or substantially all of its assets in FEG Absolute Access Fund LLC.

The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of the Board’s effectiveness.  The Board determined that each of the Directors is qualified to serve as a Director of the Fund based on a review of the experience, qualifications, attributes and skills of each Director.  In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting Member interests and to interact effectively with the other Directors, the Investment Manager, the Sub-Adviser, other service providers, counsel and the independent registered accounting firm; and willingness and ability to commit the time necessary to perform the duties of a Director.  Each Director’s ability to perform his or her duties effectively is evidenced by his or her experience or achievements in the following areas:  management or board experience in the investment management industry or companies in other fields, educational background and professional training; and experience as a Director of the Fund.  Information indicating the specific experience, skills, attributes and qualifications of each Director, which led to the Board’s determination that the Director should serve in this capacity, is provided below.

David Clark Hyland.  Mr. Hyland has been a Director since inception.  He has a PhD in finance with a minor in economics, and has published a number of articles and working papers over the past decade.  He is currently an Associate Professor of Finance and an O’Connor Fellow at Xavier University.

Gregory James Hahn.  Mr. Hahn has been a Director since inception.  He has over 20 years of experience in finance, and has held positions in private companies as a chief investment officer and president.  He has earned the Chartered Financial Analyst designation, and is currently the President and Chief Investment officer of a registered investment adviser.
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J. Alan Lenahan.  Mr. Lenahan has been a Director since May 2015.  Mr. Lenahan has over 15 years of experience as an investment professional, primarily as a managing principal and portfolio manager of an employee-owned investment adviser.  He has earned the Chartered Financial Analyst designation, the Chartered Alternative Investment Advisor designation, and he received his B.S. from Xavier University in 1997.

Board Composition and Leadership Structure

The Board consists of 3 individuals, two of whom are Independent Directors.  The Chairman of the Board, J. Alan Lenahan, is an interested Director.  The Board currently does not have a lead Independent Director.

The Board believes that its structure facilitates the orderly and efficient flow of information to the Directors from FEG Directional Access Fund, the Investment Manager, Sub-Adviser and other service providers with respect to services provided to the Fund, potential conflicts of interest that could arise from these relationships and other risks that the Fund may face.  The Board further believes that its structure allows all of the Directors to participate in the full range of the Board’s oversight responsibilities.  The Board believes that the orderly and efficient flow of information and the ability to bring each Director’s talents to bear in overseeing the Fund’s operations is important, in light of the size and complexity of the Fund and the risks that the Fund faces.  The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Fund, and the environment in which the Fund operates, changes.
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Committees of the Board of Directors

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board.  In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit.  The Audit Committee currently consists of each of the Fund’s Independent Directors.  As the Fund is recently organized, the Audit Committee did not hold any meetings during the last fiscal year.  The FEG Directional Access Fund Board has established an Audit Committee that provides similar functions and currently has the same membership as the Fund’s Audit Committee.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Directors of the Fund.  The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election.  In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s Units in sufficient detail to establish that the Member held Units on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a Director.  The Nominating Committee may solicit candidates to serve as Directors from any source it deems appropriate.  With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities.  The Nominating Committee currently consists of each of the Fund’s Independent Directors.  As the Fund is recently organized, the Nominating Committee did not hold any meetings during the last fiscal year.  The FEG Directional Access Fund Board has established a Nominating Committee that provides similar functions and currently has the same membership as the Fund’s Nominating Committee.

Risk Oversight

The Board oversees risk management for the Fund directly and, as to certain matters, through its committees.  The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Fund’s senior officers (including the Fund’s President, Chief Compliance Officer and Treasurer), portfolio management and other personnel of FEG Directional Access Fund, the Investment Manager, Sub-Adviser, the Fund’s independent auditors, legal counsel and personnel from the Fund’s other service providers.  The Board has adopted, on behalf of the Fund, and periodically reviews with the assistance of the Fund’s Chief Compliance Officer, policies and procedures designed to address certain risks associated with the Fund’s activities.  In addition, FEG Directional Access Fund, the Investment Manager, Sub-Adviser and the Fund’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Fund’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

Director Ownership of Securities

The table below shows the dollar range of equity securities beneficially owned by each Director in the Fund and within the same “family of investment companies” (as defined in Form N-2) in the aggregate as of December 31, 2015.  As of December 31, 2015, the Fund’s Directors and officers as a group owned beneficially less than 1% of the outstanding securities of the Fund.  The stated ranges are as follows:  A=$0; B=$1-$10,000; C=$10,001-$50,000; D=$50,001-$100,000; and E= over $100,000.
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Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Independent Directors
David Clark Hyland	A	A
Gregory James Hahn	A	A
Interested Director
J. Alan Lenahan	A	D

Independent Director Ownership of Securities

As of December 31, 2015, none of the Independent Directors (or their immediate family members) owned securities of the Investment Manager, the Sub-Adviser, or of an entity (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Investment Manager or Sub-Adviser.

Director and Officer Compensation

 Each Independent Director will receive an annual retainer of up to $10,000 from FEG Directional Access Fund for his or her services as a Director, plus a one-time start-up bonus of $2,500 in connection with the establishment of the Fund.  The Chief Compliance Officer is compensated for services as chief compliance officer of the Fund under the Fund’s Compliance Services Agreement with Cipperman Compliance Services, LLC, and is not paid directly by the Fund.  The Interested Director receives no fees or other compensation from FEG Directional Access Fund or the Fund.  All Independent Directors are reimbursed by FEG Directional Access Fund for their reasonable travel and out-of-pocket expenses relating to attendance at meetings of the Fund’s Board, FEG Directional Access Fund’s Board or committee meetings.  The Fund will bear the cost of this compensation indirectly through its investment in FEG Directional Access Fund (via the Offshore Fund).  The Directors do not receive any pension or retirement benefits from the Fund or FEG Directional Access Fund.  No officer of the Fund or FEG Directional Access Fund receives any compensation from the applicable fund.

CODES OF ETHICS

The Fund, FEG Directional Access Fund, the Investment Manager and the Sub-Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act (each a “Code” and collectively, the “Codes”), which is designed to prevent affiliated persons of the Fund, FEG Directional Access Fund, the Investment Manager and the Sub-Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund or FEG Directional Access Fund.  The Codes permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund or FEG Directional Access Fund, subject to a number of restrictions and controls.  Compliance with the Codes is carefully monitored and enforced.

The Codes are included as exhibits to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The Codes are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following e-mail address:  publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.
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INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Manager and Sub-Adviser

FEG Investors, LLC, a Delaware limited liability company, serves as the Investment Manager to FEG Directional Access Fund.  The Investment Manager is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Subject to the general supervision of the Directional Access Fund Board, and in accordance with the investment objective, policies, and restrictions of FEG Directional Access Fund, the Investment Manager is responsible for the management and operation of FEG Directional Access Fund, and the investment of FEG Directional Access Fund’s assets.  The Investment Manager provides such services to FEG Directional Access Fund pursuant to the Investment Management Agreement.  The Investment Manager’s principal business address is 201 E. Fifth St., Suite 1600, Cincinnati, Ohio 45202. The Investment Manager’s telephone number is 1-888-268-0333.

The Investment Manager’s members are Fund Evaluation Group, LLC (“FEG”), InterOcean Capital, LLC (“InterOcean”), Mr. Gregory M. Dowling and Mr. J. Alan Lenahan. Messrs. Dowling and Lenahan are directors of Investment Strategies with FEG.  In managing the investment operations of FEG Directional Access Fund, the Investment Manager will have access to the research and portfolio management resources of FEG, although all FEG Directional Access Fund asset allocation decisions will be made by the Investment Manager, subject to approval by the Investment Manager’s investment policy committee (the “Investment Policy Committee”).

Pursuant to a sub-advisory agreement with the Investment Manager and FEG Directional Access Fund (the “Sub-Advisory Agreement”), InterOcean, an investment adviser registered under the Advisers Act, will serve as FEG Directional Access Fund’s Sub-Adviser (in such capacity, the “Sub-Adviser”). The Sub-Adviser’s principal business address is 980 North Michigan Ave., Suite 1780, Chicago, IL 60611.  Its telephone number is 312-648-1720.  The Sub-Adviser’s control persons are Jeffrey S. Camp, Rege S. Eisaman, Mark E. Carr and Barbara J. Kelly.

The Sub-Adviser participates by appointing a member of the Investment Policy Committee, thereby assisting in providing for oversight of FEG Directional Access Fund’s investments, making Portfolio Fund Manager selection and termination recommendations and approving significant and strategic asset allocation changes.  The Sub-Adviser also (i) cooperates with and provides reasonable assistance to the Investment Manager, FEG Directional Access Fund’s administrator, FEG Directional Access Fund’s custodian, FEG Directional Access Fund’s  transfer agent and pricing agents and all other agents and representatives of FEG Directional Access Fund and the Investment Manager; (ii) keeps all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to FEG Directional Access Fund; (iii) provides prompt responses to reasonable requests made by such persons; (iv) and maintains necessary and appropriate interfaces with each such person so as to promote the efficient exchange of information.

InterOcean was formed in November 2005 to provide high net worth clients, family offices, and related entities with investment consulting services and innovative asset management strategies.  The core team of InterOcean was formed in July of 1999 at the Montgomery Private Client Services Division of Banc of America Securities, and the group moved to Morgan Stanley in June of 2001.  InterOcean utilizes asset management strategies available in the marketplace to achieve a client’s investment objectives.  It complements these strategies with proprietary asset management strategies that are not generally provided by third party advisors and/or securities.  InterOcean’s founders have been working with substantially the same client base for the last ten years.  The firm was formed in 2005 and is independently owned and approximately 85% of the equity is held by employees.  As of December 31, 2014, InterOcean has approximately $1.2 billion of assets under management and has sixteen employees.
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The Investment Management Agreement and Sub-Advisory Agreement

The Investment Management Agreement remained in effect for two years from its date of execution, and will continue in effect year to year thereafter; provided that the continuation of the Investment Management Agreement shall be specifically approved at least annually by the affirmative vote of a majority of the members of FEG Directional Access Fund’s Board who are not parties to the Investment Management Agreement or interested persons (as defined in the Investment Company Act) of any party to the Investment Management Agreement, or of any entity regularly furnishing investment advisory services with respect to FEG Directional Access Fund pursuant to an agreement with any party to the Investment Management Agreement, cast in person at a meeting called for the purpose of voting on such approval.  The Investment Management Agreement may be terminated at any time without penalty, on 60 days’ written notice, by FEG Directional Access Fund’s Board, by vote of holders of a majority of the outstanding voting securities of FEG Directional Access Fund, or by the Investment Manager.

The Sub-Adviser, the Investment Manager, and FEG Directional Access Fund entered into an investment sub-advisory agreement effective April 1, 2012 (the “Sub-Advisory Agreement.”).  The Sub-Advisory Agreement was approved by the FEG Directional Access Fund Board (including a majority of Independent Directors) at a meeting held in person on February 15, 2012.  A discussion regarding the basis for the FEG Directional Access Fund Board’s most recent approval of the Sub-Advisory Agreement, or any other advisory contracts, is available in FEG Directional Access Fund’s semi-annual report for the period ended September 30, 2015.  The Sub-Advisory Agreement remained in effect for two years from its date of execution, and will continue in effect year to year thereafter, provided that the continuation of the Sub-Advisory Agreement shall be specifically approved at least annually by the FEG Directional Access Fund Board and by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval.  The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the FEG Directional Access Fund Board or by the vote of a majority of the outstanding voting securities of FEG Directional Access Fund, on 60 days’ written notice to the Investment Manager and the Sub-Adviser, or by the Investment Manager or Sub-Adviser on 60 days’ written notice to FEG Directional Access Fund and the other party. The Sub-Advisory Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) effective upon the termination of the Investment Management Agreement.

The Investment Management Agreement further provides that the Investment Manager will not be liable for, and shall be indemnified for, any error of judgment or mistake of law or for any loss suffered by FEG Directional Access Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under the Investment Management Agreement.  The Investment Management Agreement also provides for an advancement of indemnification expenses. The rights of indemnification provided under the Investment Management Agreement shall not be construed as a waiver of any rights of FEG Directional Access Fund under the federal securities laws or to provide for indemnification of an indemnitee for any liability which, under certain circumstances, impose liability even on persons that act in good faith to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Investment Management Agreement to the fullest extent permitted by law.  Through its investment in FEG Directional Access Fund (via the Offshore Fund), the Fund will bear a proportionate share of the Investment Management Fee paid by FEG Directional Access Fund to the Investment Manager in consideration of the advisory and other services provided by the Investment Manager to FEG Directional Access Fund.  Pursuant to the Investment Management Agreement, FEG Directional Access Fund will pay the Investment Manager a monthly Investment Management Fee equal to 0.85% on an annualized basis of FEG Directional Access Fund’s net asset value.  The Investment Management Fee will be paid to the Investment Manager out of FEG Directional Access Fund’s assets and will decrease the net profits or increase the net losses of FEG Directional Access Fund that are credited to or debited against each FEG Directional Access Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net asset value means the total value of all assets of FEG Directional Access Fund, less an amount equal to all accrued debts, liabilities and obligations of FEG Directional Access Fund.  The Investment Management Fee will be computed based on the net asset value of FEG Directional Access Fund as of the last day of each month.

The Sub-Advisory Agreement provides that the Sub-Adviser (including each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Sub-Adviser) will not be liable to the Investment Manager or FEG Directional Access Fund or to any of their members for any loss or damage occasioned by any act or omission in the performance of the Sub-Adviser’s services under the Sub-Advisory Agreement, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Sub-Adviser constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Sub-Adviser or as otherwise required by law.  In consideration of the services provided by the Sub-Adviser pursuant to the Sub-Advisory Agreement, the Investment Manager will pay the Sub-Adviser a monthly fee equal to 10% of any Investment Management Fee received by the Investment Manager pursuant to the Investment Management Agreement as of the end of each calendar month.  The Sub-Advisory fee for a calendar month will be payable within 60 days after the end of that month.  Effective May 11, 2015, the Sub-Adviser agreed to waive any unpaid past and future compensation that did or would exceed 10% of the adjusted income of the Investment Manager attributable to the services that the Investment Manager renders to the Fund.
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For the fiscal years indicated below, the amount of advisory fees paid by FEG Directional Access Fund were as follows:

	Fiscal Year Ended March 31, 2015	Fiscal Year Ended March 31, 2014	Fiscal Year Ended March 31, 2013
FEG Directional Access Fund LLC	$945,902	$769,264	$730,045

The Investment Manager, the Sub-Adviser and/or their affiliates may make payments to selected affiliated or unaffiliated third parties from time to time in connection with the sale of FEG Directional Access Fund Units or Fund Units and/or the services provided to FEG Directional Access Fund Unitholders or Fund Unitholders. These payments are made out of the Investment Manager’s, Sub-Adviser’s and/or their affiliates’ own assets and will not represent an additional charge to FEG Directional Access Fund or the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units over other investment options.

The Investment Manager makes investment decisions and provides a program of continuous investment management for FEG Directional Access Fund.  To do so, it prepares, obtains, evaluates, and makes available to FEG Directional Access Fund research and statistical data in connection with potential investment decisions.  Additionally, it obtains and evaluates information and advice relating to the economy, securities markets, and securities that it deems necessary and useful in making decisions.  The Investment Manager engages in or supervises the selection, acquisition, retention, and sale of investments, securities, and/or cash, and engages in or supervises the selection, acquisition, and sale of Portfolio Funds and the allocation of capital among Portfolio Fund Managers.

Subject to the direction and control of FEG Directional Access Fund’s Board, the Investment Manager assists FEG Directional Access Fund in the conduct of its business, providing oral and written research, analysis, advice, statistical and economic data, judgments regarding investments, general economic conditions and trends, and long-range investment policies.  It  determines or recommends the securities, instruments, repurchase agreements, options and other investments (including Portfolio Funds), and techniques that FEG Directional Access Fund will purchase, sell, enter into, use, or provide in an ongoing evaluation of FEG Directional Access Fund’s portfolio.  The Investment Manager continuously manages and supervises FEG Directional Access Fund’s investment program and the composition of its investment portfolio in a manner consistent with the investment objective, policies, and restrictions of FEG Directional Access Fund.  The Investment Manager determines or recommends the extent to which FEG Directional Access Fund’s portfolio is invested in securities, Portfolio Funds, and other assets, and what portion, if any, should be held uninvested.  The Investment Manager undertakes to do anything incidental to the foregoing to facilitate the performance of their obligations to FEG Directional Access Fund.

The Investment Manager will additionally furnish or place at the disposal of FEG Directional Access Fund and the Fund information, evaluations, analyses, and opinions formulated or obtained by the Investment Manager, in the discharge of its duties as FEG Directional Access Fund or the Fund may, from time to time reasonably request, and will maintain or cause to be maintained for FEG Directional Access Fund and the Fund all books, records, reports, and any other information required under the Investment Company Act, to the extent that such books, records, reports, and other information are not maintained or furnished by any custodian, transfer agent, administrator, sub-administrator, or other agent of FEG Directional Access Fund or the Fund.  The Investment Manager will furnish at its own expense for the use of FEG Directional Access Fund and the Fund such office space, telephones, utilities, and facilities as FEG Directional Access Fund or the Fund may require for their reasonable needs.  The Investment Manager will also furnish at its own expense clerical services related to research, statistical, and investment work.
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The Investment Manager will render management and administrative assistance to FEG Directional Access Fund and the Fund in connection with the operation of FEG Directional Access Fund and the Fund that shall include (i) compliance with all reasonable requests of FEG Directional Access Fund and the Fund for information, including information required in connection with FEG Directional Access Fund’s and the Fund’s potential filings with the SEC, other federal and state regulatory organizations, and self-regulatory organizations, and (ii) such other services as the Investment Manager shall from time to time determine to be necessary or useful to the administration of FEG Directional Access Fund and the Fund.

The Investment Manager will pay the reasonable salaries, fees, and expenses of FEG Directional Access Fund and the Fund (including FEG Directional Access Fund’s and the Fund’s officers and employees and FEG Directional Access Fund’s and the Fund’s (through its investment in FEG Directional Access Fund (via the Offshore Fund)) share of payroll taxes) and any fees and expenses (including travel expenses) of FEG Directional Access Fund’s Directors  and the Fund’s Directors who are directors, officers, or employees of the Investment Manager or its affiliates; provided, however, that FEG Directional Access Fund or the Fund, and not the Investment Manager, shall bear travel expenses of the respective Directors and officers of FEG Directional Access Fund or the Fund who are directors, officers, or employees of the Investment Manager or its affiliates to the extent that such expenses relate to attendance at meetings of FEG Directional Access Fund’s Board or the Fund’s Board or any committees thereof or advisers thereto, as applicable.  The Investment Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of FEG Directional Access Fund or the Fund other than those specifically allocated to the Investment Manager in the Investment Management Agreement.  Under the Sub-Advisory Agreement, the Investment Manager will pay the Sub-Adviser a monthly fee equal to 10% of any Investment Management Fee received by the Investment Manager from FEG Directional Access Fund pursuant to the Investment Management Agreement as of the end of each calendar month.

The Investment Manager shall also enter into, make and perform any contracts, agreements, or other undertakings it may deem advisable in acting as Investment Manager of FEG Directional Access Fund, and may act for FEG Directional Access Fund in all other matters relating to its investment management duties.

The Portfolio Managers

The personnel of the Investment Manager who will initially have joint responsibility for the day-to-day management of FEG Directional Access Fund’s portfolio are Gregory M. Dowling and J. Alan Lenahan (each a “Portfolio Manager”).

Other Accounts Managed by the Portfolio Managers

The following table provides information about portfolios and accounts, other than FEG Directional Access Fund, for which each Portfolio Manager is primarily responsible for the day-to-day portfolio management as of December 31, 2015:

NAME OF PORTFOLIO MANAGER	TYPE OF ACCOUNTS	TOTAL # OF ACCOUNTS MANAGED	TOTAL ASSETS	# OF ACCOUNTS MANAGED FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE	TOTAL ASSETS FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE
Gregory M. Dowling	Private hedge fund-of-funds	2	$403 million	0	$0
J. Alan Lenahan	Private hedge fund-of-funds	2	$403 million	0	$0
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Portfolio Manager Conflicts of Interest

Portfolio Managers are responsible for managing other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, including registered and unregistered hedge funds and funds of hedge funds.  They may manage separate accounts or other pooled investment vehicles which may have materially higher or different fee arrangements than the Fund or FEG Directional Access Fund and also may be subject to performance-based fees.  The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross trading and the allocation of investment opportunities.  The Investment Manager and Sub-Adviser have a fiduciary responsibility to manage all client accounts in a fair and equitable manner.  They seek to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and timely manner.  To this end, the Investment Manager and Sub-Adviser have developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Managers

The compensation of the Portfolio Managers includes a combination of the following:  (i) fixed annual salary; and (ii) a discretionary bonus tied to the overall profitability of the Investment Manager and its affiliates, as applicable.  The Portfolio Managers each also hold equity in FEG Investors, LLC.

Portfolio Manager Ownership of FEG Directional Access Fund Securities

The Fund has not yet commenced operations.  Therefore, none of the Portfolio Managers own Units. The table below shows the dollar range of equity securities beneficially owned by each Portfolio Manager in FEG Directional Access Fund, as of December 31, 2015.  The stated ranges are as follows: A=$0; B=$1-$10,000; C=$10,001-$50,000; D=$50,001-$100,000; and E=over $100,000.

Name of Portfolio Manager	Dollar Range of Securities in FEG Directional Access Fund
Gregory M. Dowling	C
J. Alan Lenahan	D

BROKERAGE

The Fund and FEG Directional Access Fund

It is the policy of each of the Fund and FEG Directional Access Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors similar to those expected to be considered by the Investment Manager as described above.  In most instances, FEG Directional Access Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by FEG Directional Access Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund and FEG Directional Access Fund contemplate that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund and FEG Directional Access Fund may be conducted through affiliates of the Investment Manager.
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Portfolio Funds

The Portfolio Funds incur transaction expenses in the management of their portfolios, which will decrease the value of FEG Directional Access Fund’s and the Fund’s (through its investment in FEG Directional Access Fund (via the Offshore Fund)) investment in the Portfolio Funds. In view of the fact that the investment program of certain of the Portfolio Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Portfolio Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Portfolio Funds may not be transparent to the Investment Manager. Each Portfolio Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Investment Manager will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Portfolio Funds. The Investment Manager expects that each Portfolio Fund will generally select broker-dealers to effect transactions on the Portfolio Fund’s behalf substantially in the manner set forth below.

In selecting brokers and dealers to execute transactions on behalf of a Portfolio Fund, the Investment Manager expects each Portfolio Fund Manager will generally seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm’s risk in positioning a block of securities. Although it is expected that each Portfolio Fund Manager generally will seek reasonably competitive commission rates, a Portfolio Fund Manager may not necessarily pay the lowest commission available on each transaction. The Portfolio Fund Managers may typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Brokerage practices adopted by Portfolio Fund Managers with respect to Portfolio Funds may vary and will be governed by each Portfolio Fund’s organizational documents.

Consistent with the principle of seeking best price and execution, a Portfolio Fund Manager may place orders for a Portfolio Fund with brokers that provide the Portfolio Fund Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Portfolio Fund Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Fund Managers or their affiliates in providing services to clients other than the Portfolio Funds they manage. In addition, not all of the supplemental information is necessarily used by a Portfolio Fund Manager in connection with the Portfolio Fund it manages. Conversely, the information provided to a Portfolio Fund by brokers and dealers through which other clients of the Portfolio Fund Manager or its affiliates effect securities transactions may be useful to the Portfolio Fund Manager in providing services to the Portfolio Fund.

No guarantee or assurance can be made that a Portfolio Fund’s brokerage transaction practices will be transparent or that the Portfolio Fund will establish, adhere to, or comply with its stated practices. However, as the Portfolio Funds may not be investment companies registered under the Investment Company Act, they may select brokers on a basis other than as outlined above and may receive benefits other than research or that benefit the Portfolio Fund’s investment adviser or its affiliates rather than the Portfolio Fund.  FEG Directional Access Fund and the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)) will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Portfolio Funds.

Portfolio Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

CONFLICTS OF INTEREST

The following inherent and potential conflicts of interest exist in respect of FEG Directional Access Fund and the Fund (through its investment in FEG Directional Access Fund (via the Offshore Fund)).
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Other Activities

The Investment Manager, Sub-Adviser, their members, and their personnel are required to devote so much of their time to the activities of FEG Directional Access Fund and the Fund as may be reasonably required to further the business affairs and activities of FEG Directional Access Fund and the Fund.  The Investment Manager, Sub-Adviser, their members, and their personnel are involved in other business ventures and may organize or become involved in other business ventures in the future.  Neither FEG Directional Access Fund, the Fund nor any of their members will share in the risks or rewards of the Investment Manager, Sub-Adviser, their members, and their personnel deriving from such other ventures.  However, such other ventures will compete for the time and attention of such persons and might create other conflicts of interest.  Neither the Operating Agreement nor the FEG Directional Access Fund Operating Agreement require the Investment Manager, Sub-Adviser, their members, and their personnel to devote any particular amount of time to FEG Directional Access Fund or the Fund.

Management of Other Accounts

Portfolio Fund Managers trade for accounts other than FEG Directional Access Fund and may have an incentive to favor those accounts over FEG Directional Access Fund as they may have investments in those accounts or receive greater compensation for managing them than they do for managing FEG Directional Access Fund’s investment.  Similarly, the Investment Manager’s and Sub-Adviser’s members currently manage other accounts and may have an incentive to favor those accounts over FEG Directional Access Fund as the Investment Manager or Sub-Adviser or their members may have investments in those accounts or receive greater compensation for managing them than they do for managing FEG Directional Access Fund.

Allocation of Investment Opportunities

The Investment Manager, Sub-Adviser or their members may operate now or organize in the future investment vehicles similar to FEG Directional Access Fund or the Fund which may invest in similar or different investments.   The Investment Manager or Sub-Adviser may select many of the same Portfolio Funds for FEG Directional Access Fund and the other investment vehicles it manages. However, certain Portfolio Funds may not accept investments from both FEG Directional Access Fund and the other investment vehicles. In such event, the Investment Manager and Sub-Adviser intend to give priority to investment vehicles that have already allocated assets to such Portfolio Funds. If no investment vehicle managed by the Investment Manager or Sub-Adviser has allocated assets to such Portfolio Funds, the Investment Manager or Sub-Adviser will determine in its discretion which investment vehicles, including FEG Directional Access Fund, will invest with such Portfolio Funds.  In selecting Portfolio Funds for certain investment vehicles, the Investment Manager or Sub-Adviser may have an incentive to favor one investment vehicle over the others, including the Fund or FEG Directional Access Fund, based on a variety of factors, including differences in the size of the different investment vehicles, differences in target strategy allocations, and the timing of contributions and withdrawals. The Investment Manager and Sub-Adviser anticipate that there will be differences in the Portfolio Fund line-ups and allocations among the investment vehicles, including FEG Directional Access Fund. The ultimate decision as to which Portfolio Funds to use for which investment vehicles, including FEG Directional Access Fund, and the allocations among them will be determined in the Investment Manager’s and Sub-Adviser’s discretion.

Proprietary Trading by the Investment Manager, the Sub-Adviser, the Portfolio Fund Managers, their Principals and their Employees

The Investment Manager, Sub-Adviser, Portfolio Fund Managers and their respective members, principals and employees may trade securities and commodity interests for their own accounts.  Such proprietary trading may be in competition with FEG Directional Access Fund and may be conducted at brokerage commission rates substantially lower than rates charged FEG Directional Access Fund or Portfolio Funds or other accounts managed by Portfolio Fund Managers.  Members will not be permitted to inspect the proprietary trading records of the Investment Manager, Sub-Adviser, Portfolio Fund Managers or their respective principals or employees.

Selection of Brokers

The Portfolio Fund Managers generally select brokers and dealers to effect transactions on behalf of FEG Directional Access Fund.  The Portfolio Fund Managers are not required to obtain the lowest brokerage commission rates or combine or arrange orders to obtain the lowest brokerage commission rates on FEG Directional Access Fund brokerage business.  In placing brokerage business, the Portfolio Fund Managers may, as a general matter, consider the full range and quality of the services provided by the broker including, among other things, the value of any research and other services provided (whether directly or through a third party and regardless of whether FEG Directional Access Fund is the direct or indirect beneficiary of such research or other services) as well as execution capabilities, commission rates, financial responsibility and responsiveness.  See “BROKERAGE,” above.
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Selling Agent Compensation

The Investment Manager, Sub-Adviser and/or their affiliates may make payments to selected affiliated or unaffiliated third parties from time to time in connection with the distribution of FEG Directional Access Fund Units or Fund Units, and/or the servicing of FEG Directional Access Fund members or Fund Members, and/or FEG Directional Access Fund or the Fund. These payments will be made out of the Investment Manager’s, Sub-Adviser’s and/or affiliates’ own assets and will not represent an additional charge to FEG Directional Access Fund or the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of FEG Directional Access Fund Units or Fund Units over other investment options.  Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

Promoting the Investment Manager’s and Sub-Adviser’s Interests

Prospective Members must realize that FEG Directional Access Fund and the Fund have each been organized, in part, to provide an allocation opportunity to existing advisory clients of the Investment Manager’s and Sub-Adviser’s members.  Accordingly, the Investment Manager and Sub-Adviser and their members will have a conflict of interest in recommending an allocation to FEG Directional Access Fund or the Fund upon which the Investment Manager and Sub-Adviser (and, indirectly, their members) will earn fees.

Members’ Acknowledgment of Conflicts

The Investment Manager and Sub-Adviser will discuss the above conflicts of interest with any prospective or existing investor upon request.  These activities and conflicts of interest are explicitly acknowledged and consented to by each Member in the Subscription Agreement and Power of Attorney as a necessary condition to the Member’s admission to the Fund.  Consent to the foregoing is an integral part of the consideration of each Member being admitted to the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

Ernst & Young LLP, 1900 Scripps Center, 312 Walnut Street, Cincinnati, Ohio  45202, will serve as the independent registered public accounting firm for the Fund and FEG Directional Access Fund.

Drinker Biddle & Reath LLP, located at One Logan Square, Suite 2000, Philadelphia, Pennsylvania, 19103-6996, serves as counsel to the Fund and FEG Directional Access Fund.

Maples and Calder, PO Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands, acts as Cayman Islands legal counsel to the Offshore Fund.

CUSTODIAN AND ADMINISTRATOR

UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the assets of the Fund and FEG Directional Access Fund, and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with Section 17(f) of the Investment Company Act.  Assets of the Fund, FEG Directional Access Fund and Portfolio Funds are not held by the Investment Manager, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, Missouri 64106.  The Custodian is an affiliate of the Fund’s and FEG Directional Access Fund’s Administrator.
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Each of the Fund and FEG Directional Access Fund has retained UMB Fund Services, Inc. (the “Administrator”), whose principal business is at 1400 North Providence Road, Suite 200, Media, Pennsylvania 19063, to provide administrative services to the Fund and FEG Directional Access Fund, including but not limited to the keeping of financial accounting books member records.  The Administrator will provide such services to the Fund pursuant to an administration agreement between the Fund and the Administrator, and to FEG Directional Access Fund pursuant to an administration agreement between FEG Directional Access Fund and the Administrator (each such agreement, an “Administration Agreement,” and together, the “Administration Agreements”).  In consideration for these services, the Fund will pay the Administrator a monthly fee of up to 0.08% on an annualized basis (subject to a minimum of up to $2,000 per month) as of each month-end (the “Fund Administration Fee”)  In addition, FEG Directional Access Fund will pay the Administrator a monthly administration fee of up to 0.08% on an annualized basis of the net assets of FEG Directional Access Fund (subject to a minimum of up to $5,000 per month) (prior to reduction for any Investment Management Fee) as of each month-end (the “FEG Directional Access Fund Administration Fee,” and together with the Fund Administration Fee, the “Administration Fees”).  The Fund will bear a proportionate share of the FEG Directional Access Fund Administration Fee as a result of the Fund’s investment in FEG Directional Access Fund (through the Offshore Fund).  Each Administration Fee will be paid to the Administrator out of the assets of the Fund or FEG Directional Access Fund, as applicable, and therefore will decrease the net profits or increase the net losses of the Fund.  The Fund or FEG Directional Access Fund, as applicable, will also reimburse and pay the Administrator for certain out-of-pocket expenses provided to such fund, and pay the Administrator a fee for transfer agency and regulatory administration services. The Administrator may from time to time delegate its responsibilities under the Administration Agreements to one or more parties selected by the Administrator, including its affiliates.

The Administration Agreements each provide that, in the absence of its fraud, willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard of its obligations and duties to the Fund or FEG Directional Access Fund, the Administrator will not be liable to the applicable fund for any error of judgment, for any mistakes of law, or for any loss suffered in connection with matters to which the Administration Agreements relate in connection with the performance of administration services for the Fund or FEG Directional Access Fund.  The Administration Agreements also provide for indemnification by the Fund and FEG Directional Access Fund of the Administrator, or its employees, agents, officers, directors, affiliates and nominees against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund or FEG Directional Access Fund, so long as the liability or expense is not incurred by reason of the person’s fraud, willful misfeasance, bad faith, negligence, or reckless disregard of its obligations to the Fund or FEG Directional Access Fund.

VOTING

Each Member will have the right to cast at any meeting of Members a number of votes equivalent to such Member’s Membership Percentage (as defined in this paragraph) as of the record date for such meeting.  A Member’s “Membership Percentage” means a percentage established for each Member on the Fund’s books as of the first day of each Fiscal Period.  The Membership Percentage of a Member for a Fiscal Period shall be determined by dividing the number of Units owned by a Member as of the beginning of such period by the total number of Units owned by all Members as of the beginning of such period.  The sum of the Membership Percentages of all Members shall equal 100%.  Meetings of Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date, and place as the Board shall determine.  The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine the eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes each member will be entitled to cast at the meeting.  Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The voting rights of members of FEG Directional Access Fund will be substantially similar to those of the Members of the Fund.  Whenever the Fund, as a member of the FEG Directional Access Fund, is requested to vote on matters pertaining to FEG Directional Access Fund, the Fund will seek voting instructions from Members and will vote its FEG Directional Access Fund Units for or against such matters proportionately to the instructions to vote for or against such matters received from Members.  In the event that the Fund does not receive voting instructions from Members, the portion of the Fund’s FEG Directional Access Fund Units allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.
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ANTI-MONEY LAUNDERING

If the Fund, FEG Directional Access Fund, the Investment Manager, or any governmental agency believes that the Fund or FEG Directional Access Fund has sold units to, or is otherwise holding the assets of, any person or entity that is acting, directly or indirectly, in violation of federal, international, or other anti-money laundering laws, rules, regulations, treaties, or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficking, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, FEG Directional Access Fund, the Investment Manager, or such governmental agency may freeze the assets of such person or entity invested in the Fund or FEG Directional Access Fund.  The Fund or FEG Directional Access Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

PROXY VOTING POLICIES AND PROCEDURES

The Investment Manager will vote proxies in accordance with the proxy voting policy attached as Appendix A. The Fund and FEG Directional Access Fund will be required to file Form N-PX, with their complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. Once filed, the Fund’s and FEG Directional Access Fund’s Forms N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1-888-268-0333 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS

The Fund has not yet commenced operations.  Therefore, no person was a record or beneficial owner of 5% or more of the Fund’s Units.

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APPENDIX A

FEG INVESTORS, LLC

PROXY VOTING POLICY AND PROCEDURES

Policy

The Firm will accept discretionary authority over a client’s proxy if the Firm has discretionary authority over the client’s advisory account and the advisory contract does not expressly state that the Firm will not be voting proxies or the client does not retain voting authority.

The Firm may utilize a third party service provider for proxy voting matters.  Designated supervisor(s) (“voting officer(s)”) have been delegated the authority for monitoring proxy actions, making voting decisions in accordance with these policies, and ensuring that proxies are submitted in a timely manner.  The applicable voting officer will also be responsible for ensuring that clients’ requests for these proxy voting policies and procedures and/or their voting information is responded to effectively within a prompt time period.

In voting proxies, the Firm will vote strictly in accordance with the best interests of the beneficiaries and in light of the purposes for which each individual account was created. The Firm will generally support the management nominees of the issuer, because the company knows the individuals best to lead it. In addition, proxies will generally be voted along management's guidelines as indicated on the proxy. The review of long-term and short-term advantages will be weighed when making these decisions.

Support will be given for proposals that support shareholder rights and increase management accountability to the shareholders without sacrificing management’s flexibility.

In some situations, the Firm expects that proxies could request the Firm to vote in favor of measures that reduce the rights, powers and authority, and/or increase the duties and obligations, associated with the security in question. However, the Firm still anticipates voting proxies in favor of management despite any reduction in rights, powers and authority, and/or increase the duties and obligations if (a) the Firm reasonably believes that continuing to hold such security has a reasonable probability of conferring client benefits outweighs the adverse affect on the client of such proxy request; and (b) the approval of such proxy would not result in the Firm violating applicable investment objectives, policies or restrictions.

Unless a proxy is passed on to an authorized voter, the Firm will record the date proxies are voted, and those not voted will be specified with the underlying reason. Each item to be voted on should be voted separately and individually, not voted in blank. The proxy must be dated and signed in the Firm’s name and the capacity in which it serves should be on the proxy, plus the voting officer's name and title. The applicable voting officer is responsible for ensuring that the following proxy records are maintained for five (5) years, the first two in an appropriate office of the Firm:

1.	Records of proxy statements received regarding client securities;

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2.	Records of each vote cast by the Firm on behalf of a client;
3	Copies of any document created by the Firm that was material to making a decision on voting clients’ securities;
4.	Records of all communications received and internal documents created that were material to the voting decision; and
5.	Each written client request for proxy voting information and the Firm’s written response to such client request (written or oral) for proxy voting information.
6.	Documentation noting the rationale behind each proxy vote decision made.

If the Firm utilizes a third–party, service provider for proxy voting, the Firm will rely on the provider to maintain proxy statements and records of proxy votes cast. The Firm will obtain an undertaking from the third party to provide a copy of the documents promptly upon request.

The applicable voting officer shall be responsible for determining whether a proxy raises a conflict of interest with respect to the Firm. The voting officer will determine, based on a review of the issues raised by the conflict of interest, the nature of the potential conflict and, most importantly, given the Firm’s commitment to vote proxies in the best interests of client accounts, how the proxy will be handled.

The Firm is aware of the following potential conflicts that could exist:

•	The Firm receives increased compensation as a result of the proxy vote due to increased or additional fees or other charges to be paid by the client.

•	The Firm retains an institutional client, or is in the process of retaining an institutional client that is affiliated with an issuer subject to a proxy. This type of relationship may influence the Firm to vote with management on proxies to gain favor with management.

•	The Firm retains a client or investor, or is in the process of retaining a client or investor that is an officer or director of an issuer that is held in a client’s portfolio. The similar conflicts of interest exist in this relationship as discussed above.

•	The Firm’s employees maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers. For example, the spouse of a Firm employee may be a high-level executive of an issuer that is held in a client’s portfolio. The spouse could attempt to influence the Firm to vote in favor of management.

•	The Firm or an employee personally owns a significant number of an issuer’s securities that are also held in a client’s portfolio. For any number of reasons, an employee may seek to vote proxies in a different direction for his/her personal holdings than would otherwise be warranted by the proxy voting policy. The employee could oppose voting the proxies according to the policy and successfully influence the Firm to vote proxies in contradiction to the policy.
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The Firm realizes that due to the difficulty of predicting and identifying all material conflicts, it must rely on its employees to notify the Firm’s Chief Compliance Officer and applicable voting officer of any material conflict that may impair the Firm’s ability to vote proxies in an objective manner.

The applicable voting officer will perform one of the following duties as a result:

1.	Vote the proxy in accordance with the Firm’s proxy policies;
2.	Disclose the conflict to the client(s), providing sufficient information regarding the matter and the nature of the Firm’s conflict, and obtaining consent before voting;
3.	Employ an outside service provider to advise in the voting of the proxy;
4.	Employ an outside service provider to vote the proxy on behalf of the Firm and its clients; or
5.	Decline to vote the proxy because the cost of addressing the potential conflict of interest is greater than the benefit to the clients of voting the proxy.

The applicable voting officer will document all instances where a proxy involved a conflict of interest, including the nature and the circumstances of the conflict, the steps taken by the Firm to resolve the conflict of interest, and the vote(s) as a result.
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PART C:
OTHER INFORMATION

FEG Directional Access TEI Fund LLC (the “Registrant”)

Item 25.  Financial Statements and Exhibits

(1)	Financial Statements:

Not applicable.

(2)	Exhibits

(a)(1)	Limited Liability Company Operating Agreement incorporated by reference to Exhibit (a)(1) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(a)(2)	Certificate of Limited Liability Company incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1).

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Not applicable.

(i)	Not applicable.

(j)(1)	Form of Custody Agreement is incorporated by reference to Exhibit (j)(1) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(j)(2)	Form of Supplement to Custody Agreement is incorporated by reference to Exhibit (j)(2) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(k)(1)	Form of Administration Agreement is incorporated by reference to Exhibit (k)(1) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

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(k)(2)	Form of Escrow Agreement is incorporated by reference to Exhibit (k)(2) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is incorporated by reference to Exhibit (r)(1) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(r)(2)	Code of Ethics of FEG Investors, LLC is incorporated by reference to Exhibit (r)(2) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

(r)(3)	Code of Ethics of InterOcean Capital, LLC is incorporated by reference to Exhibit (r)(3) of the Registrant’s Registration Statement as previously filed on February 24, 2016.

Item 26.  Marketing Arrangements

Not applicable.

Item 27.  Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$100,000
Printing fees	$5,000
Blue Sky fees	$5,000
Accounting fees	$60,000
Transfer Agent fees	$10,000
Total	$180,000
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Item 28.  Persons Controlled by or Under Common Control With Registrant

The Board of Directors of FEG Directional Access Fund LLC (“FEG Directional Access Fund”) is identical to the board of directors of the Registrant.  In addition, the officers of FEG Directional Access Fund and the Registrant are substantially identical.  Nonetheless, FEG Directional Access Fund takes the position that it is not under common control with the Registrant since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.  Number of Holders of Securities

Title of Class	Number of Record Holders*
Limited Liability Company Interests	0

*	As of March 31, 2016.

Item 30.  Indemnification

Section 3.7 of the Registrant’s Limited Liability Company Operating Agreement states as follows:

a)	To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Investment Manager, and the Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Investment Manager and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Investment Manager or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) (each, an “indemnitee”) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, the Investment Manager, or the Tax Matters Member, as the case may be, of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any director of the Company appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Director” for purposes of this Section 3.7.

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b)	Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

c)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

d)	The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

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Item 31.  Business and Other Connections of Investment Manager

Information as to the directors and officers of FEG Directional Access Fund’s investment manager, FEG Investors, LLC (the “Investment Manager”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each director, executive officer, managing member or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No.801-68915), and is incorporated herein by reference.

Information as to the directors and officers of FEG Directional Access Fund’s sub-adviser, InterOcean Capital, LLC (the “Sub-Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Sub-Adviser, and each director, executive officer, managing member or partner of the Sub-Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in the Sub-Adviser’s Form ADV as filed with the Securities and Exchange Commission (File No. 801-64666), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (i) the Registrant and/or (ii) the Registrant’s Administrator.  The address of each is as follows:

1.	FEG Directional Access TEI Fund LLC c/o FEG Investors, LLC 201 E. Fifth St. Suite 1600 Cincinnati, OH 45202

2.	UMB Fund Services, Inc. 1400 North Providence Road Suite 200 Media, PA 19063

Item 33.  Management Services

Not applicable.

Item 34.  Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati in the state of Ohio on the 31st day of March, 2016.

FEG Directional Access TEI Fund LLC

By:	/s/ J. Alan Lenahan
Name: J. Alan Lenahan
Title: President

By:	/s/ Mary T. Bascom
Name: Mary T. Bascom
Title: Treasurer

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